                                                Filed Pursuant to Rule 424(b)(2)
                                        Registration No. 333-13307 and 333-28649
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 2, 1997

                                  $195,809,000

                                     [LOGO]

                               Northwest Airlines

                           1997-1 Pass Through Trusts

                    Pass Through Certificates, Series 1997-1
                                 -------------

Each Pass Through Certificate (collectively, the " Certificates") will represent a fractional undivided interest in one of the three Northwest Airlines 1997-1
 Pass Through Trusts (the "Class A Trust", the "Class B Trust" and the "Class C Trust" and, collectively, the "Trusts") to be formed pursuant to a pass through trust agreement (the "Basic Agreement ") and three separate supplements thereto (each a "Trust Supplement" and, together with the
   Basic Agreement, collectively, the "Pass Through Trust Agreements") by and among Northwest Airlines, Inc. ("Northwest" or the "Company"), Northwest Airlines Corporation ("NWA Corp.") and State Street Bank and Trust Company (the "Trustee"), as trustee under each Trust.
       Northwest is an indirect wholly owned subsidiary of NWA Corp.
       Pursuant to the Intercreditor Agreement (as defined herein), (i)
       the Certificates of the Class B Trust will be subordinated in right of payment to the Certificates of the Class A Trust and
        (ii) the Certificates of the Class C Trust will be subordinated in right of payment to the Certificates of the Class B Trust.
        Payments of interest on the Certificates to be issued by each
        Trust will be supported by a separate liquidity facility for the benefit of the holders of such Certificates, each such
          facility to be provided by Royal Bank of Canada, in an
          amount sufficient to pay      interest thereon at the
           applicable interest rate for such Trust on three
                         successive distribution dates.

The property of the Trusts will include, among other things, equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with 12 separate leveraged lease transactions to finance a portion of the purchase price paid or to be paid by such Owner Trustee in connection with the purchase of 12 British Aerospace Avro RJ85 aircraft (collectively, the "Aircraft") which are or are to be leased to Northwest. The Equipment
     Notes in respect of each Aircraft will be issued in three series (the "Series A Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes"). Each Trust will purchase one series of
       Equipment Notes issued with respect to all of the Aircraft such that all of the Equipment Notes held in each Trust will have an interest rate corresponding to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates issued by such Trust. Except as provided below, the Equipment Notes issued with respect to each Aircraft will be secured by a security

                                               (continued on the following page)

For a discussion of certain factors that should be considered in connection with an investment in the

        Certificates, see "Risk Factors" commencing on page S-26 hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Pass Through                     Principal                        Final Expected        Price to
                  Certificates                       Amount      Interest Rate    Distribution Date     Public(1)(2)
                ----------------                  ------------  ---------------  --------------------  ---------------
1997--1A........................................  $125,914,000       7.068  %      January 2, 2016          100%
1997--1B........................................  $46,433,000        7.248  %      January 2, 2013          100%
1997--1C........................................  $23,462,000        7.039  %      January 2, 2007          100%
                                                  ------------
Total...........................................  $195,809,000

(1) Plus accrued interest from September 25, 1997.

(2) Total fees payable to the Underwriters vary by Trust and aggregate $1,762,281, which constitutes 0.90% of the principal amount of the Certificates offered hereby. The total fees, and certain other expenses estimated at approximately $1,560,000, will be paid by the Owner Trustees, the Owner Participants (as defined herein) or Northwest. All proceeds of the Certificates will be used by the Trusts to purchase the Equipment Notes from the Owner Trustees.

    The Certificates are offered by the several Underwriters when, as and if issued by the Trusts, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company on or about September 25, 1997, against payment in immediately available funds.

Credit Suisse First Boston

            Lehman Brothers

                         Morgan Stanley Dean Witter

                 Prospectus Supplement dated September 16, 1997

(CONTINUED FROM COVER PAGE)

interest in such Aircraft and an assignment of certain rights under the lease relating thereto (each, a "LEASE"), including the right to receive rentals payable with respect to such Aircraft by Northwest. During the period between the date of issuance of the Equipment Notes by the Owner Trustee for six of the Owner Trusts and the date of sale to an Owner Trustee (the "DATE OF SALE") of the related Aircraft (such Aircraft, the "PREFUNDED AIRCRAFT"), which is expected to occur from October 1997 through May 1998, such Equipment Notes will not be secured by such Aircraft or the related Lease, but will be secured by the related Prefunding Collateral Account (as herein defined). Pursuant to the related Indenture, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Notes into the related Prefunding Collateral Account for the benefit of the indenture trustee (the "LOAN TRUSTEE"). Sums deposited in the Prefunding Collateral Accounts will be invested in: (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group ("STANDARD & POOR'S") and Moody's Investors Service, Inc. ("MOODY'S" and, together with Standard and Poor's, the "RATING AGENCIES"), respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any United States ("U.S.") branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than eight months following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the U.S. or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million. Northwest will pay to the Loan Trustee on demand any losses on such investments. On the Date of Sale of each Prefunded Aircraft related to an Owner Trust, upon satisfaction or waiver of the conditions to the Loan Trustee's release of amounts in the related Prefunding Collateral Account, the Loan Trustee will release such amounts. Such amounts will be applied by the Loan Trustee in accordance with the related Participation Agreement to pay Northwest for a portion of the purchase price for such Prefunded Aircraft. Northwest will pay to the Loan Trustee on such Date of Sale the excess if any of amounts required to be paid by the Loan Trustee over the amounts released from the related Prefunding Collateral Account.

    The proceeds of the issuance of Equipment Notes on deposit in a Prefunding Collateral Account may only (i) be applied to purchase the related Prefunded Aircraft from Northwest, (ii) be paid to Northwest in connection with an assumption by Northwest of such Equipment Notes or (iii) be applied to the redemption of such Equipment Notes. If a Prefunded Aircraft is delivered to Northwest but not sold to the related Owner Trust for any reason on or prior to the earlier (the "CUT-OFF DATE") of (i) August 31, 1998 or June 15, 1998 with respect to two Prefunded Aircraft scheduled to be delivered in October and November 1997 (the "PREPAYMENT DATE") and (ii) the 90th day after the last day of the calendar month in which such Prefunded Aircraft is delivered to Northwest, Northwest will assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be an Owned Aircraft as described in the Prospectus) and will be Owned Aircraft Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such Aircraft. If (i) the manufacturer has failed to deliver a Prefunded Aircraft to Northwest on or prior to the Prepayment Date or (ii) following the delivery of any Prefunded Aircraft, the conditions precedent to Northwest's assumption of Equipment Notes relating to such Prefunded Aircraft are not met on or prior to the thirtieth day after the Cut-Off Date (but in no event later than the

Prepayment Date), then the Equipment Notes issued under the related Indenture will be prepaid in full on or before the fifteenth day after (x) the Prepayment Date, in the case of clause (i) or (y) the date specified in clause (ii) in the case of clause (ii), as the case may be, and the Loan Trustee will apply amounts in the related Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such Equipment Notes, together with accrued and unpaid interest thereon. In addition, if a Triggering Event occurs prior to the Prepayment Date, then the amounts on deposit in any Prefunding Collateral Account will be applied, together with the amounts required to be paid by Northwest, to prepay in full the aggregate principal amount of the Equipment Notes relating to such Prefunding Collateral Account, together with accrued and unpaid interest thereon, on or before the fifteenth day after the occurrence of such Triggering Event.

    Although neither the Certificates nor the Leased Aircraft Notes are obligations of, or guaranteed by, Northwest (other than in respect of its obligations during the "PREFUNDING PERIOD", as defined herein) the amounts unconditionally payable by Northwest for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes secured by such Aircraft. The Prefunding Period means the period between (i) the date of issuance of the Equipment Notes relating to any Prefunded Aircraft and (ii) the earliest to occur of (A) the Date of Sale for such Prefunded Aircraft, (B) the date of assumption by Northwest of such Equipment Notes or (C) the Prepayment Date. NWA Corp. will fully and unconditionally guarantee Northwest's payments under the Leases. Equipment Notes assumed by Northwest as described above will be direct obligations of Northwest and such obligations will be fully and unconditionally guaranteed by NWA Corp.

    All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on January 2 and July 2 of each year, commencing on January 2, 1998. Such interest will be passed through to Certificateholders (as defined herein) of such Trust on each such date, in each case subject to the Intercreditor Agreement. See "Description of the Certificates -- General" and "-- Payments and Distributions".

    Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2 or July 2 or both in certain years in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors" and "Description of the Equipment Notes -- Principal and Interest Payments", in each case subject to the Intercreditor Agreement.

    Under each Pass Through Trust Agreement, an Event of Default will occur if the Trustee fails to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance (as defined herein) of the applicable Class of Certificates on the Final Legal Distribution Date (as defined herein) for such Class or (ii) interest due on such Certificates on any distribution date (unless, in the case of the Class A, B or C Certificates, the Subordination Agent (as defined herein) shall have made an Interest Drawing (as defined herein) in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING".

    It is expected that delivery of the Certificates will be made against payment therefor on or about that date specified in the last paragraph of the cover page of this Prospectus Supplement, which is the seventh business day following the date hereof (the "Closing Date") (such settlement cycle being herein referred to as "T+ 7"). Purchasers of Certificates should note that trading of the Certificates prior to the third business day before the Closing Date may be affected by the T+ 7 settlement. See "Underwriting".

                             FOR FLORIDA RESIDENTS:

    The Company does not conduct business with the government of Cuba or any person or affiliate located in Cuba, except that Northwest aircraft conduct Cuban overflights for which Northwest makes monthly payments through a clearing house of Cubana de Aviacion pursuant to a specific license from the Office of Foreign Assets Control, United States Department of the Treasury.

    The information set forth above is accurate as of the date hereof. Current information concerning the Company's business dealings with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, The Capital, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF CERTAIN DEFINED TERMS" APPEARING AS APPENDIX I HERETO, AND ALL CROSS REFERENCES HEREIN REFER TO SECTIONS OF THIS PROSPECTUS SUPPLEMENT.

                        SUMMARY OF TERMS OF CERTIFICATES

                                                 CLASS A                 CLASS B                 CLASS C
                                               CERTIFICATES            CERTIFICATES            CERTIFICATES
                                          ----------------------  ----------------------  ----------------------
Aggregate Face Amount...................  $    125,914,000        $     46,433,000        $     23,462,000
Ratings:
  Moody's...............................            A3                     Baa2                    Baa3
  Standard & Poor's.....................            A                      BBB                     BBB-
Initial Loan to Aircraft Value
  (cumulative)(1).......................          42.72%                  58.37%                  66.45%
Expected Principal Distribution Window
  (in years)............................       .77 to 18.27            .27 to 15.27            1.27 to 9.27
Initial Average Life (in years).........          12.51                   10.74                    5.96
Regular Distribution Dates..............        January 2               January 2               January 2
                                                and July 2              and July 2              and July 2
Final Expected Distribution Date........     January 2, 2016         January 2, 2013         January 2, 2007
Final Legal Distribution Date...........       July 2, 2017            July 2, 2014            July 2, 2008
Section 1110 Protection(2)..............           Yes                     Yes                     Yes
Liquidity Facility Coverage(3)..........  3 successive interest   3 successive interest   3 successive interest
                                                 payments                payments                payments
Initial Liquidity Facility Amount(3)....  $     13,349,402        $     5,048,196         $     2,477,235

------------------------

(1) The Loan to Aircraft Values have been determined as of July 2, 1998 and assume all Aircraft are delivered prior to such date. The Loan to Aircraft Values as of such date are based upon the initial aggregate appraised Aircraft Value of $294,680,000 and certain assumed depreciation thereof as described in "Summary of Terms -- Loan to Aircraft Value Ratios".

(2) Following the grant of a lien on the related Aircraft, the benefits of
    Section 1110 of the Bankruptcy Code ("SECTION 1110") are available to the related Loan Trustee.

(3) For each Class of Certificates, the initial amount of the Liquidity Facility will cover interest payments for three successive interest payment dates or, in the case of the initial period, the 18 month period following the extension of such facility (without regard to any future payments of principal on such Certificates). In aggregate, the initial amount of the Liquidity Facility for the Class A Certificates, Class B Certificates and Class C Certificates will be $20,874,833. See "Description of the Liquidity Facilities."

                        EQUIPMENT NOTES AND THE AIRCRAFT

    Set forth below is certain information about the Equipment Notes to be held in the Trusts and the Aircraft securing such Equipment Notes (assuming the delivery of the Prefunded Aircraft).

                                                 DELIVERY          LATEST       PRINCIPAL
                           MANUFACTURER'S        DATE OR          EQUIPMENT     AMOUNT OF
  AIRCRAFT    REGISTRATION     SERIAL            EXPECTED       NOTE MATURITY   EQUIPMENT    APPRAISED
    TYPE        NUMBER         NUMBER        DELIVERY DATE(1)      DATE(2)      NOTES(2)       VALUE
------------  -----------  ---------------  ------------------  -------------  -----------  -----------
                                                                               (DOLLARS IN  (DOLLARS IN
                                                                                MILLIONS)    MILLIONS)
Avro RJ85...      N501XJ          E2208         April 1997      Jan. 2, 2015    $   16.80    $   24.25
Avro RJ85...      N502XJ          E2307          May 1997       Jan. 2, 2015        16.80        24.30
Avro RJ85...      N503XJ          E2310         June 1997       Jan. 2, 2015        16.80        24.35
Avro RJ85...      N504XJ          E2311         July 1997       Jan. 2, 2015        16.80        24.40
Avro RJ85...      N505XJ          E2313        August 1997      Jan. 2, 2015        16.80        24.45
Avro RJ85...      N506XJ          E2314       September 1997    Jan. 2, 2015        16.80        24.50
Avro RJ85...      N507XJ          E2316        October 1997     Jan. 2, 2016        15.50        24.55
Avro RJ85...      N508XJ          E2318       November 1997     Jan. 2, 2016        15.45        24.60
Avro RJ85...      N509XJ          E2321       February 1998     Jan. 2, 2016        16.08        24.75
Avro RJ85...      N510XJ          E2325         March 1998      Jan. 2, 2016        16.03        24.80
Avro RJ85...      N511XJ          E2326         April 1998      Jan. 2, 2016        15.99        24.85
Avro RJ85...      N512XJ          E2348          May 1998       Jan. 2, 2016        15.95        24.88

------------------------

(1) The dates under this column reflect the scheduled delivery month under Northwest's purchase agreement with the manufacturer. The actual delivery date for any Aircraft may be subject to delay.

(2) Differences between the dollar amounts under the column "Principal Amount of Equipment Notes" and the actual outstanding balance are due to rounding.

    The appraised value of each Aircraft set forth above is based upon the lesser of the average or median value of such Aircraft as appraised by the following three independent appraisal and consulting firms as of the dates indicated: Aircraft Information Services, Inc. ("AISI") as of August 15, 1997, BK Associates, Inc. ("BK") as of September 3, 1997 and Morten Beyer and Agnew, Inc. ("MBA") as of August 26, 1997 (AISI, BK and MBA being collectively referred to herein as the "APPRAISERS").

    An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

    For a discussion of the assumptions and methodologies used in preparing the appraisals, see "Risk Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

                         LOAN TO AIRCRAFT VALUE RATIOS

    The following table sets forth Loan to Aircraft Value ratios ("LTVS") for each Class of Certificates as of the expected date of the consummation of the offering of the Certificates and the Regular Distribution Dates specified therein. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such

Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "ASSUMED AGGREGATE AIRCRAFT VALUE") on such Regular Distribution Date based on the assumptions set forth below.

    The table below contains forward-looking information that is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date included in the table above depreciates by 3% per year until the tenth year after the year of delivery of such Aircraft, by 4% per year thereafter until the fifteenth year after the year of such delivery and by 5.0% per year thereafter, commencing on July 2, 1998 for all Aircraft delivered to Northwest prior to October 2, 1997, commencing on January 2, 1999 for all Aircraft delivered to Northwest from October 2, 1997 to but excluding April 2, 1998 and commencing on July 2, 1999 for all Aircraft delivered to Northwest on or after April 2, 1998. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft". Although the table is compiled on an aggregate basis, it should be noted that, because the Equipment Notes are not cross-collateralized with respect to the Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for additional information regarding LTVs for the Equipment Notes issued in respect of each Aircraft which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. In addition, the initial appraised value of each Aircraft was based upon the lesser of the average and the median value of each Aircraft as appraised by the Appraisers, are of the respective date of their appraisals and are projected as of the scheduled delivery month of each such Aircraft.

                        ASSUMED         CLASS A                        CLASS B                        CLASS C
                       AGGREGATE      CERTIFICATES      CLASS A      CERTIFICATES      CLASS B      CERTIFICATES      CLASS C
                        AIRCRAFT          POOL       CERTIFICATES        POOL       CERTIFICATES        POOL       CERTIFICATES
DATE                    VALUE(2)       BALANCE(1)       LTV(1)        BALANCE(1)       LTV(1)        BALANCE(1)       LTV(1)
-------------------  --------------  --------------  -------------  --------------  -------------  --------------  -------------
September 25,
  1997.............  $  294,680,000   $125,914,000         42.73%    $ 46,433,000         58.49%    $ 23,462,000         66.45%
July 2, 1998.......     290,292,500    124,027,375         42.72       45,404,750         58.37       23,462,000         66.45
July 2, 1999.......     281,452,100    121,024,403         43.00       44,264,000         58.73       22,916,177         66.87
July 2, 2000.......     272,611,700    117,223,031         43.00       43,123,250         58.82       22,640,408         67.12
July 2, 2001.......     263,771,300    113,421,659         43.00       41,982,500         58.92       22,212,085         67.34
July 2, 2002.......     254,930,900    109,620,287         43.00       40,260,673         58.79       17,981,365         65.85
July 2, 2003.......     246,090,500    105,818,915         43.00       40,260,673         59.36       13,567,779         64.87
July 2, 2004.......     237,250,100    102,017,543         43.00       40,260,673         59.97        7,063,913         62.95
July 2, 2005.......     228,409,700     98,216,171         43.00       40,095,988         60.55        2,317,137         61.57
July 2, 2006.......     219,569,300     94,414,799         43.00       35,864,151         59.33          127,099         59.39
July 2, 2007.......     210,728,900     90,613,427         43.00       33,470,344         58.88                0          0.00
July 2, 2008.......     200,426,000     86,183,180         43.00       29,465,993         57.70                0          0.00
July 2, 2009.......     188,638,800     81,114,684         43.00       24,051,149         55.75                0          0.00
July 2, 2010.......     176,851,600     76,046,188         43.00       17,096,387         52.67                0          0.00
July 2, 2011.......     165,064,400     70,977,692         43.00        7,575,069         47.59                0          0.00
July 2, 2012.......     153,277,200     61,083,582         39.85        1,250,469         40.67                0          0.00
July 2, 2013.......     140,027,500     44,915,039         32.08                0          0.00                0          0.00
July 2, 2014.......     125,293,500     26,220,831         20.93                0          0.00                0          0.00
July 2, 2015.......     110,559,500      9,333,666          8.44                0          0.00                0          0.00

------------------------

(1) The Assumed Aggregate Aircraft Value set forth opposite September 25, 1997 (but not the Assumed Aggregate Aircraft Values for subsequent dates) was determined based upon the lesser of the average or median value of all Aircraft as appraised by the Appraisers as of the respective dates of their appraisals and projected as of the delivery date of such Aircraft (see "Description of the Aircraft and the Appraisals"). No assurance can be given that such value represents the realizable value of any Aircraft. This amount includes the value of all 12 Aircraft; however six of such Aircraft are expected to be delivered after the closing date of the offering of the Certificates. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

                                [LOGO]

                                  THE OFFERING

Trusts:               Each of the Class A Trust, the Class B Trust and the Class C Trust is
                        to be formed pursuant to one of the three separate Pass Through
                        Trust Agreements to be entered into among the Company, NWA Corp.
                        and State Street Bank and Trust Company, as trustee under each
                        Trust. Each Trust will be a separate entity.

Certificates
  Offered:            The Certificates are pass through certificates to be issued by each
                        Trust, representing fractional undivided interests in such Trust.
                        The Certificates to be issued by the Class A Trust, the Class B
                        Trust and the Class C Trust are referred to herein as "CLASS A
                        CERTIFICATES", "CLASS B CERTIFICATES" and "CLASS C CERTIFICATES",
                        respectively.

Use of Proceeds:      The proceeds from the sale of the Certificates will be used by the
                        Trustees to purchase at par all of the Equipment Notes to be issued by the related Owner Trustee for each of 12 separate Owner Trusts under separate Indentures. For each of the Aircraft, the proceeds from the sale of the related Equipment Notes are expected to be used to finance a portion of the purchase price to be paid by the related Owner Trustee on behalf of the related Owner Trust (or, in certain circumstances, by Northwest) for such Aircraft. If (i) the manufacturer has failed to deliver a Prefunded Aircraft to
                        Northwest on or prior to the Prepayment Date or (ii) following the delivery of any Prefunded Aircraft, the conditions precedent to
                        Northwest's assumption of Equipment Notes relating to such
                        Prefunded Aircraft are not met on or prior to thirtieth day after the Cut-Off Date (but in no event later than the Prepayment Date), then the Equipment Notes issued under the related Indenture will be prepaid in full on or before the fifteenth day after (x) the
                        Prepayment Date, in the case of clause (i) or (y) the date specified in clause (ii), in the case of clause (ii), as the case may be, and the Loan Trustee will apply amounts in the related
                        Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such
                        Equipment Notes, together with accrued and unpaid interest thereon.
                        In addition, if a Triggering Event occurs prior to the Prepayment
                        Date, then the amounts on deposit on any Prefunding Collateral
                        Account will be applied, together with the amounts required to be paid by Northwest, to prepay in full the aggregate principal amount of the Equipment Notes relating to such Prefunding Collateral
                        Account, together with accrued and unpaid interest thereon on or before the fifteenth day after the occurrence of such Triggering
                        Event. See "Use of Proceeds".

Subordination Agent:  State Street Bank and Trust Company of Connecticut, National
                        Association, as subordination agent under the Intercreditor
                        Agreement (in such capacity, the "SUBORDINATION AGENT").

Initial Liquidity
  Provider:           Royal Bank of Canada (the "BANK" or the "LIQUIDITY PROVIDER" as the
                        context requires) initially will provide three separate liquidity facilities for the benefit

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                        of the holders of Class A Certificates, Class B Certificates and
                        Class C Certificates, respectively.

Trust Property:       The property of the Trusts (the "TRUST PROPERTY") will consist of (i)
                        Equipment Notes issued on a nonrecourse basis by each of 12 Owner
                        Trustees to finance the debt portion of the purchase price paid or to be in paid by such Owner Trustee on behalf of the related Owner
                        Trust for one of 12 British Aerospace Avro RJ85 aircraft leased, or to be leased, by such Owner Trustee to Northwest (or owned by
                        Northwest in the circumstances described below), (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The Equipment Notes with respect to each Aircraft will be issued in three series under an Indenture (each, an "INDENTURE")
                        between the applicable Owner Trustee and the Loan Trustee
                        thereunder. Each Trust will acquire, pursuant to certain
                        Participation Agreements (each, a "PARTICIPATION AGREEMENT"), those
                        Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date (the "FINAL
                        EXPECTED DISTRIBUTION DATE") applicable to the Certificates to be issued by such Trust. The aggregate original principal amount of the Equipment Notes to be held in each Trust will be the same as the aggregate original face amount of the Certificates to be issued by such Trust.

Guaranty:             The payments payable by Northwest under each Lease and each Equipment
                        Note assumed by Northwest as described below under "Description of the Certificates--Obligation to Purchase Equipment Notes" will be unconditionally guaranteed (the "GUARANTY") by NWA Corp.

Certificates;
  Denominations:      The Certificates of each Trust will be issued in a minimum denomination of $1,000 and in integral multiples thereof. See
                        "Description of the Certificates -- General".

Regular Distribution
  Dates:              January 2 and July 2.

Special Distribution
  Dates:              Any business day on which a Special Payment is to be distributed.

Record Dates:         The fifteenth day preceding a Regular Distribution Date or a Special
                        Distribution Date.

Distributions:        All payments of principal, Make-Whole Premium if any and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the
                        Certificates (the "CERTIFICATEHOLDERS") of such Trust on the
                        Regular Distribution Dates referred to above, subject to the provisions of the Intercreditor Agreement. Assuming payments on the
                        Equipment Notes are made when due, the Final Expected Distribution
                        Date for each Class of Certificates will be as set forth on the cover page of this

                        Prospectus Supplement. Principal payments on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust, with respect to the Series A
                        Equipment Notes, commencing on July 2, 1998, with respect to the
                        Series B Equipment Notes, commencing on January 2, 1998 and, with respect to the Series C Equipment Notes, commencing on January 2,
                        1999. Payments of principal, Make-Whole Premium if any and interest resulting from the early redemption or purchase if any of the
                        Equipment Notes held in any Trust will be distributed on a Special
                        Distribution Date after not less than 10 days' notice from the
                        Trustee to the Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions upon an Indenture Default, see "Description of the
                        Certificates -- Indenture Defaults and Certain Rights Upon an
                        Indenture Default".

Events of Default:    Events of Default under each Pass Through Trust Agreement (each, a
                        "PTC EVENT OF DEFAULT") are the failure to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal
                        Distribution Date for such Class or (ii) interest due on such
                        Certificates on any distribution date (unless the Subordination
                        Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have
                        distributed such amount to the Certificateholders entitled thereto). The "FINAL LEGAL DISTRIBUTION DATE" for each of the Class
                        A, B and C Certificates is July 2, 2017, July 2, 2014 and July 2,
                        2008, respectively. Any failure to make expected principal distributions on any Class of Certificates on any Regular
                        Distribution Date (other than the Final Legal Distribution Date)
                        will not constitute a PTC Event of Default with respect to such
                        Certificates.

Purchase Rights of
 Certificateholders:  Upon the occurrence and during the continuation of a Triggering Event
                        (as defined below), (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A
                        Certificates and (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and B
                        Certificates, in each case at a purchase price equal to the Pool
                        Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without
                        Make-Whole Premium but including any other amounts due to the
                        Certificateholders of such Class or Classes.

                      "TRIGGERING EVENT" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding,
                        (y) the acceleration of all of the outstanding Equipment Notes or
                        (z) certain bankruptcy or insolvency events involving Northwest.

Equipment Notes
  (a) Interest:       The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this Prospectus Supplement, payable on January 2 and July 2 of each year, commencing January 2, 1998, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final distribution

                        date for such Certificates, in each case subject to the
                        Intercreditor Agreement. Interest is calculated on the basis of a
                        360-day year consisting of twelve 30-day months. See "Description of the Certificates -- General" and "-- Payments and
                        Distributions".

  (b) Principal:      Scheduled principal payments on the Equipment Notes held in each
                        Trust will be passed through to the Certificateholders of each such
                        Trust on January 2 or July 2, or both, in certain years, in accordance with the principal repayment schedule specified under
                        "Description of the Certificates -- Pool Factors", subject to the
                        Intercreditor Agreement.

  (c) Redemption and
    Purchase:         (i) The Equipment Notes issued with respect to an Aircraft will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by
                          Northwest under the related Lease, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, but without any Make-Whole Premium.

                      (ii) All of the Equipment Notes issued with respect to any Aircraft may be redeemed prior to maturity at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole
                           Premium. See "Description of the Equipment Notes -- Redemption"
                           for a description of the manner of computing such Make-Whole
                           Premium and the circumstances under which the Equipment Notes may be so redeemed. Such Make-Whole Premium, if any, with
                           respect to each Series of Equipment Notes, will be payable only if the date of redemption occurs prior to the dates set forth below.

                                            SERIES                                    DATE
                                            ---------------------------------  ------------------
                                            Series A.........................  July 2, 2010
                                            Series B.........................  July 2, 2008
                                            Series C.........................  October 2, 2003

                      (iii) If, with respect to an Aircraft, (x) one or more Lease Events of Default shall have occurred and be continuing, (y) the Loan
                            Trustee with respect to the related Equipment Notes shall take action or notify the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease or (z) the Leased
                            Aircraft Notes with respect to such Aircraft shall have been accelerated, then in each case the Leased Aircraft Notes issued with respect to such Aircraft may be purchased by the related
                            Owner Trustee or the beneficial owner of such Aircraft (the
                            "OWNER PARTICIPANT"), at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest
                            thereon to, but not including, the purchase date, but without any Make- Whole Premium (provided that a Make-Whole Premium shall be payable if such Leased Aircraft Notes are to be
                            purchased pursuant to clause (x) above when a Lease Event of
                            Default shall have occurred and be continuing for less than 180 days).

                      (iv) If (i) the manufacturer has failed to deliver a Prefunded
                      Aircraft to Northwest on or prior to the Prepayment Date or (ii)
                           following the delivery

                           of any Prefunded Aircraft, the conditions precedent to
                           Northwest's assumption of Equipment Notes relating to such
                           Prefunded Aircraft are not met on or prior to thirtieth day after the Cut-Off Date (but in no event later than the
                           Prepayment Date), then the Equipment Notes issued under the related Indenture will be prepaid in full on or before the fifteenth day after (x) the Prepayment Date, in the case of clause (i) or (y) the date specified in clause (ii), in the case of clause (ii), as the case may be, and the Loan Trustee will apply amounts in the related Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such Equipment Notes, together with accrued and unpaid interest thereon. In addition, if a Triggering Event occurs prior to the Prepayment Date, then the amounts on deposit in any Prefunding Collateral Account will be applied, together with the amounts required to be paid by
                           Northwest, to prepay in full the aggregate principal amount of the Equipment Notes relating to such Prefunding Collateral
                           Account, together with accrued and unpaid interest thereon, on or before the fifteenth day after the occurrence of such
                           Triggering Event.

                      (v) The Series C Equipment Notes relating to the Prefunded Aircraft may also be subject to prepayment in part, no later than 20 days after the related Date of Sale of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms)
                          negotiated with the Owner Participant.

  (d) Security:       Except as provided below, the Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such
                        Aircraft and an assignment to the related Loan Trustee of certain of the related Owner Trustee's rights under the Lease (and the related Guaranty) with respect to such Aircraft, including the right to receive payments of rent thereunder, with certain exceptions. See "Description of the Equipment Notes--The Guar-
                        anty."

                      In the case of the Indentures subject to the Predelivery Funding described below, the principal amount of the Equipment Notes issued by the related Owner Trustee under such Indentures will be secured prior to delivery of the related Prefunded Aircraft by the related
                        Prefunding Collateral Account, which will be funded by the proceeds of the sale of such Equipment Notes. Funds deposited in the related
                        Prefunding Collateral Account will be invested in obligations of, or guaranteed by, the United States of America and in certain other
                        Specified Investments described herein.

                      Northwest will pay to the Loan Trustee any losses on the Specified
                        Investments and earnings on such Prefunding Collateral Account will be paid to Northwest on the related Date of Sale. Northwest will pay (i) interest due on the related Equipment Notes on each Regular
                        Distribution Date during the related Prefunding Period and (ii)
                        interest due on the first Regular Distribution Date after the related Date of Sale for the period from the preceding Regular
                        Distribution Date (or, if none, the date of issuance of the
                        Equipment Notes) to the related Date of Sale.

                      If a Prefunded Aircraft is not sold to the related Owner Trust on or prior to the Cut-off Date for any reason, Northwest will, unless the manufacturer has failed to deliver such Aircraft to Northwest on or prior to such date, assume, subject to certain conditions, on a full recourse basis all of the obligations of

                        the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such
                        Equipment Notes will be secured by a lien on the related Prefunded
                        Aircraft (which will be an Owned Aircraft as described in the
                        Prospectus) and will be Owned Aircraft Notes (as described in the
                        Prospectus).

                      There will be no cross-collateralization provisions in the Indentures and, consequently, the Equipment Notes issued in respect of any one
                        Aircraft will not be secured by any other Aircraft or the Lease related thereto. There will be no cross-default provisions in the
                        Indentures and, consequently, events resulting it an Indenture
                        Event of Default under one Indenture may not result in an Indenture
                        Event of Default occurring under any other Indenture. If the
                        Equipment Notes issued in respect of any one Aircraft are in default, the Equipment Notes issued in respect of the other
                        Aircraft may not be in default and, if not in default, no remedies will be exercisable under the Indenture with respect to such other
                        Aircraft. See "Description of the Equipment Certifi-
                        cates--Security" in the Prospectus and "Description of Equipment
                        Notes-- Indenture Events of Default, Notice and Waiver" in this
                        Prospectus Supplement.

                      Although the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest (other than in respect of its obligations during and ending with the Prefunding Period), the amounts unconditionally payable by Northwest for lease of the Aircraft, will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment
                        Notes -- General". Amounts payable by Northwest under each Lease and under each Equipment Note assumed by Northwest (as described above) will be unconditionally guaranteed by NWA Corp.

  (e) Section 1110
    Protection:       Cadwalader, Wickersham & Taft, special leveraged lease counsel to
                        Northwest, has advised the Loan Trustees that the Owner Trustee, as lessor under the Lease relating to each Aircraft, and the related
                        Loan Trustee, as assignee of such Owner Trustee's rights under such
                        Lease pursuant to the related Indenture, are entitled to the benefits of 11 U.S.C. Section 1110 with respect to the airframe and engines comprising the related Aircraft. See "Description of the
                        Equipment Notes -- Remedies" for a description of that opinion and certain assumptions contained therein.

  (f) Ranking:        Series B Equipment Notes issued in respect of any Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; and Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to Series A and B Equipment Notes issued in respect of such
                        Aircraft. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any
                        Aircraft will be made prior to payments of interest and principal due on Series B and C Equipment Notes issued in respect of such
                        Aircraft and (ii) payments of interest and principal due on such
                        Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft.

Predelivery Funding:  For six of the Indentures, the Aircraft related thereto (the
                        "PREFUNDED AIRCRAFT") will not have been purchased by the related
                        Owner Trustee on the date of the issuance of the related Equipment
                        Notes. Each of the Aircraft related to the other six Indentures
                        (the "DELIVERED AIRCRAFT") will have been delivered. The Prefunded
                        Aircraft are expected to be purchased by the related Owner Trustees between October 1997 and May 1998. Prior to the purchase thereof by the Owner Trustee from Northwest, such Prefunded Aircraft will be purchased by Northwest from the manufacturer. Northwest will hold the beneficial interest under each of the Trust Agreements relating to each such Prefunded Aircraft until the Date of Sale. Northwest will transfer to such Owner Participant on such date Northwest's beneficial interest under the Trust Agreement. The proceeds of the sale of the Equipment Notes issued under the Indentures relating to the Prefunded Aircraft may only be (i) applied by the Owner Trustee to the purchase of such Aircraft from Northwest, (ii) paid to
                        Northwest in connection with an assumption of the related Equipment
                        Notes as described below or (iii) applied to the redemption of such related Equipment Notes as described below. Northwest is not permitted to apply such funds to the initial purchase by it from the manufacturer of a Prefunded Aircraft. If a Prefunded Aircraft
                        is not sold to the related Owner Trust on or prior to the Cut-off
                        Date for any reason, Northwest will, unless the manufacturer has failed to deliver such Aircraft to Northwest on or prior to such date, assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related
                        Equipment Notes pursuant to an indenture containing terms
                        substantially identical to those contained in the Leases and
                        Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be an Owned
                        Aircraft as described in the Prospectus) and will be Owned Aircraft
                        Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the
                        Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such
                        Aircraft. If (i) the manufacturer has failed to deliver a Prefunded
                        Aircraft to Northwest on or prior to the Prepayment Date or (ii)
                        following delivery of any Prefunded Aircraft, the conditions precedent to Northwest's assumption of Equipment Notes relating to such Prefunded Aircraft are not met on or prior to the thirtieth day after the Cut-Off Date (but in no event later than the
                        Prepayment Date), then the Equipment Notes issued under the related
                        Indenture will be prepaid in full on or before the fifteenth day after (x) the Prepayment Date, in the case of clause (i) or (y) the date specified in clause (ii), in the case of clause (ii), as the case may be, and the Loan Trustee will apply the amounts in the related Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such Equipment Notes, together with accrued and unpaid interest thereon. In addition, if a Triggering Event occurs prior to the Prepayment Date, then the amounts on deposit on any
                        Prefunding Collateral Account will be applied, together with the amounts required to be paid by Northwest, to prepay in full the aggregate principal amount of the Equipment Notes relating to such
                        Prefunding Collateral Account, together with accrued and unpaid interest thereon, on or before the fifteenth day after the occurrence of such Triggering Event. See "Description of the
                        Certificates -- Obligation to Purchase of Equipment Notes",
                        "Description of the Equipment Notes--Prefunding Period" and
                        "--Redemption.


Liquidity
  Facilities:         The Subordination Agent and the Liquidity Provider will enter into a revolving credit agreement (each, a "LIQUIDITY FACILITY") with respect to each Trust. Except as provided below, under each of the
                        Liquidity Facilities, the Liquidity Provider will, if necessary, make advances ("INTEREST DRAWINGS") in an aggregate amount (the
                        "REQUIRED AMOUNT") sufficient to pay interest on the Class A, B or
                        C Certificates, as the case may be, on up to three successive
                        Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates
                        (without any penalty or default margin) on such Certificates (the
                        "STATED INTEREST RATES"). The initial amount available under the
                        Liquidity Facilities for the Class A Certificates, the Class B
                        Certificates and the Class C Certificates will be $13,349,402,
                        $5,048,196 and $2,477,235, respectively. An Interest Drawing under the relevant Liquidity Facility will be made promptly after any
                        Regular Distribution Date if, after giving effect to the
                        subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class of Certificates; PROVIDED, HOWEVER, that on any date the maximum amount available under such Liquidity Facility to fund any shortfall in interest due on such Certificates will not exceed the Required Amount. The Liquidity Facility for any Class of
                        Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Premium on the Certificates of such
                        Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or principal of or interest or
                        Make-Whole Premium on the Certificates of any other Class. Further, the Liquidity Facilities do not provide for drawings thereunder to pay for interest on the Certificates supported by Equipment Notes issued in respect of the Prefunded Aircraft for which the Date of
                        Sale has not occurred and which are not Owned Aircraft Notes.

                      Upon each Interest Drawing under any Liquidity Facility, the
                        Subordination Agent will be obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the
                        Liquidity Provider for the amount of such drawing. Such
                        reimbursement obligation and any other amounts owing to the
                        Liquidity Provider under each Liquidity Facility or certain other agreements (the "LIQUIDITY OBLIGATIONS") will rank PARI PASSU with the Liquidity Obligations relating to all other Liquidity
                        Facilities and will rank senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings (but not other Drawings), together with any accrued interest thereon, under any Liquidity Facility, the amount available under such
                        Liquidity Facility will be reinstated to the then Required Amount of such Liquidity Facility; PROVIDED that the amount will not be reinstated at any time after (i) the acceleration of all of the outstanding Equipment Notes or (ii) (A) a Triggering Event shall have occurred and (B) less than 65% of the then aggregate
                        outstanding principal amount of all Equipment Notes are Performing
                        Equipment Notes.

                      "NON-PERFORMING EQUIPMENT NOTES" are Equipment Notes other than
                        Performing Equipment Notes.

                      "PERFORMING EQUIPMENT NOTES" are Equipment Notes with respect to which there is no payment default (without giving effect to any acceleration thereof); provided that in the event of a bankruptcy proceeding involving Northwest under Title 11 of the U.S. Code (the
                        "BANKRUPTCY CODE"), (i) any payment

                        default existing during a 60-day period under Section 1110(a)(1)(A)
                        of the Bankruptcy Code (or such longer period as may apply under
                        Section 1110(b) of the Bankruptcy Code) (the "SECTION 1110 PERIOD")
                        shall not be taken into consideration, unless during the Section
                        1110 Period the trustee in such proceeding or Northwest refuses to assume or agree to perform its obligations under the Lease related to such Equipment Notes and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under
                        Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the
                        Section 1110 Period.

                      "PERFORMING NOTE DEFICIENCY" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                      If at any time the short-term unsecured debt rating of the Liquidity
                        Provider issued by either of the Rating Agencies is lower than the
                        Threshold Rating or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard &
                        Poor's, the long-term unsecured debt rating of any Liquidity
                        Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for the related Class of Certificates or the Subordination Agent may arrange for another similar facility to be provided by a financial institution having unsecured short-term debt ratings or, in the event a selected financial institution's short-term unsecured debt is not rated by Moody's or Standard & Poor's, long-term unsecured debt ratings, issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. If such Liquidity
                        Facility is not replaced within the period specified in the
                        Intercreditor Agreement after notice of the downgrading, such
                        Liquidity Facility will be drawn in full (the "DOWNGRADE DRAWING")
                        and the proceeds will be deposited into the Cash Collateral Account
                        (as defined in the Intercreditor Agreement) for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used.

                      The initial Liquidity Facility for each Class of Certificates is scheduled to expire on the fifth anniversary of the closing of the offering of the Certificates. The Intercreditor Agreement will provide for the replacement or extension of each such Liquidity
                        Facility. If such Liquidity Facility or any replacement Liquidity
                        Facility is scheduled to expire prior to the date which is fifteen days after the Final Legal Distribution Date for the related Class of Certificates and such Liquidity Facility cannot be replaced or extended by the date that is 25 days prior to the scheduled expiration date of such Liquidity Facility, such Liquidity Facility will be drawn in full (the "NON-EXTENSION DRAWING") on such scheduled expiration date and the proceeds will be deposited in the
                        Cash Collateral Account for the related Class of Certificates and used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility.

                      The Subordination Agent, in consultation with Northwest (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not to), may, subject to certain
                        limitations, arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after a Downgrade Drawing or

                        Non-Extension Drawing for such Liquidity Facility, the funds on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced.

                      Notwithstanding the subordination provisions of the Intercreditor
                        Agreement, the Liquidity Facility for any Class of Certificates
                        does not provide for drawings thereunder to pay principal of or interest or Make-Whole Premium on the Certificates of any other
                        Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.
                        See "Description of the Liquidity Facilities".

Intercreditor Agree-
  ment

  (a) Subordination:  The Trusts, the Liquidity Provider and the Subordination Agent will enter into an agreement (the "INTERCREDITOR AGREEMENT") which will provide as follows:

                      (i) All payments made in respect of the Equipment Notes and certain other payments will be made to the Subordination Agent which will distribute such payments in accordance with the provisions of paragraphs (ii) and (iii) below.

                      (ii) On any Regular Distribution Date or Special Distribution Date
                      (each, a "DISTRIBUTION DATE"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (1) payment of the Liquidity Obligations; (2) payment of
                           Expected Distributions to the holders of Class A Certificates;
                           (3) payment of Expected Distributions to the holders of Class B
                           Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Trustee.

                      "EXPECTED DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Distribution Date (the "CURRENT DISTRIBUTION
                        DATE"), the sum of (x) accrued, due and unpaid interest on such
                        Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current
                        Distribution Date, calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due
                        (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any
                        Equipment Note formerly held in such Trust that has been sold pursuant to the Intercreditor Agreement has been paid in full and such payment has been distributed to the holders of such
                        Certificate. In certain circumstances, the Make-Whole Premium will be included as part of Expected Distributions.

                      (iii) Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (1) to reimburse the
                            Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of

                            Administration Expenses (as defined herein); (2) to the
                            Liquidity Provider in payment of Liquidity Expenses, Liquidity
                            Obligations and, so long as no Performing Note Deficiency
                            exists, to replenish Cash Collateral Accounts; (3) to reimburse the Subordination Agent, each Trustee and each Certifi-
                            cateholder, as the case may be, for the payment of Certain
                            Taxes and Fees (as defined herein); (4) to pay Adjusted
                            Expected Distributions to the holders of Class A Certificates;
                            (5) to pay Adjusted Expected Distributions to the holders of
                            Class B Certificates; (6) to pay Adjusted Expected
                            Distributions to the holders of Class C Certificates; (7) the balance shall be held in the Collection Account until the next
                            Distribution Date or, if all Classes of Certificates have been paid in full, shall be distributed to the Owner Trustees to the extent that payments received from the Loan Trustees exceed the amounts described in clauses (1) through (6) above; and (8) the balance if any shall be distributed to the Certificateholders of the related Trust. Notwithstanding the foregoing, following the occurrence of a Triggering Event, amounts paid to the
                            Subordination Agent on account of the application of proceeds of the Prefunding Collateral Accounts (together with the
                            amounts required to be paid by Northwest) to prepay the
                            aggregate principal amount of the Equipment Notes, shall be distributed to the holders of the Certificates of the
                            corresponding Class.

                      "ADJUSTED EXPECTED DISTRIBUTIONS" means with respect to the
                        Certificates of any Class on any Current Distribution Date the sum
                        of (x) the amount of accrued and unpaid interest on such
                        Certificates plus (y) the greater of:

                      (A) the difference between (i) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (ii) the Pool
                          Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (a) the principal of the
                          Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, and (b) the principal of the Performing Equip-
                          ment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and has been distributed to the holders of such Certificates and (iii) the principal of any Equipment Note formerly held in such Trust that has been sold pursuant to the Intercreditor Agreement has been paid in full and such payment has been distributed to the holders of such Certificates; or

                      (B) the amount if any by which (i) the Pool Balance of such Class of
                      Certificates as of the immediately preceding Distribution Date (less the aggregate principal amount of the Equipment Notes relating to any Prefunded Aircraft for which the Date of Sale has not
                          occurred and which Northwest has not assumed) exceeds (ii) the
                          Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

                      PROVIDED, that until the date of the initial LTV Appraisals, clause
                        (B) above shall not be applicable.

                      "AGGREGATE LTV COLLATERAL AMOUNT" means for any Class of Certificates for any Distribution Date the sum of the applicable LTV Collateral
                        Amounts for each Aircraft minus the Pool Balance for each Class of
                        Certificates if any senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior
                        Class or Classes.

                      "APPRAISED CURRENT MARKET VALUE" of any Aircraft means the lower of the average or the median of the most recent three LTV Appraisals
                        (as defined herein) of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment
                        Note, the Subordination Agent will be required to obtain LTV
                        Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; PROVIDED that, if the
                        Controlling Party reasonably objects to any LTV Appraisals, the
                        Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

                      "LTV APPRAISAL" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by an Appraiser or any other nationally recognized appraiser on the basis of an
                        arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of all relevant facts.

                      "LTV COLLATERAL AMOUNT" of any Aircraft for any Class of Certificates
                        for any Distribution Date means the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current
                        Market Value of such Aircraft and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                      "LTV RATIO" means for the Class A Certificates 43%, for the Class B
                        Certificates 61% and for the Class C Certificates 68.9%.

  (b) Intercreditor
    Rights:           Pursuant to the Intercreditor Agreement, the Trustees and the
                        Liquidity Provider shall agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder, by the holders of at least a majority of the outstanding principal amount of the
                        Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment
                        Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes) so long as no
                        Indenture Default shall have occurred and be continuing thereunder and (b) after the occurrence and during the continuance of an
                        Indenture Default thereunder, subject to certain conditions, in exercising remedies thereunder (including acceleration of such
                        Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

                      "CONTROLLING PARTY" with respect to any Indenture means: (x) the
                        Trustee for the Class A Trust; (y) upon payment of Final
                        Distributions to the holders of Class A Certificates, the Trustee for the Class B Trust and (z) upon payment of Final Distributions to the holders of Class B Certificates, the Trustee for the Class C
                        Trust. See "Description of the Certificates -- Indenture Defaults
                        and Certain Rights Upon an Indenture Default" for a description of the rights of

                        the Certificateholders of each Trust to direct the respective
                        Trustee. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to elect to become the Controlling Party at any time after 18 months from the acceleration of the Equipment Notes, if at the time of such election the Liquidity Obligations have not been paid in full;
                        PROVIDED that if there is more than one Liquidity Provider, the
                        Liquidity Provider with the greatest amount of unreimbursed
                        Liquidity Obligations shall have such right.

                      "FINAL DISTRIBUTIONS" means, with respect to the Certificates of any
                        Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the
                        Pool Balance of such Certificates as of the immediately preceding
                        Distribution Date.

                      (i) Upon the occurrence and during the continuation of any Indenture
                      Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph (ii) below. The proceeds of such sale will be
                          distributed pursuant to the provisions of the Intercreditor
                          Agreement.

                      (ii) So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of
                           Northwest, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment
                           Notes, and (b) the amount and payment dates of rentals payable by Northwest under the Lease for such Aircraft may not be
                           adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the
                           Equipment Notes outstanding under such Indenture as the discount rate.

                      "MINIMUM SALE PRICE" means, with respect to any Aircraft or the
                        Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such
                        Aircraft and (2) the aggregate outstanding principal amount of such
                        Equipment Notes, plus accrued and unpaid interest thereon.

Trustee:              State Street Bank and Trust Company will act as Trustee and as paying agent and registrar for the Certificates of each Trust. It will also act as Loan Trustee for each issue of Equipment Notes. State
                        Street Bank and Trust Company of Connecticut, National Association,
                        an affiliate of State Street Bank and Trust Company, will act as
                        Subordination Agent under the Intercreditor Agreement. The obligations of State Street Bank and Trust Company of Connecticut,
                        National Association, as Subordination Agent, will be guaranteed by
                        State Street Bank and Trust Company.

Federal Income
  Tax Consequences:   Each Trust should be classified as a grantor trust for federal income tax purposes, and therefore each Certificate Owner should be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and

                        any other property held by such Trust. Each Certificate Owner should report on its federal income tax return its pro rata share of income from such Equipment Notes and other property held by such
                        Trust in accordance with such Certificate Owner's method of accounting. The Equipment Notes will not be issued with original issue discount for U.S. federal income tax purposes. See "Certain
                        United States Federal Income Tax Consequences".

ERISA
  Considerations:     In general, employee benefit plans subject to Title I of the Employee
                        Retirement Income Security Act of 1974, as amended ("ERISA") or an individual retirement account or employee benefit plan subject to
                        Section 4975 of the Internal Revenue Code of 1986, as amended (the
                        "CODE") or entities which may be deemed to hold the assets of any such plans (collectively, "ERISA PLANS") will be eligible to purchase the Certificates, subject to certain conditions.

                      By its purchase and acceptance of a Certificate, each
                        Certificateholder will be deemed to have represented and warranted that either (i) no ERISA Plan assets have been used to purchase such Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such Certificate will not constitute a non-exempt prohibited transaction under ERISA or
                        Section 4975 of the Code.

                      Each ERISA Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on ERISA
                        Plans) should consult with its legal advisor concerning an investment in any of the Certificates. See "ERISA Considerations".

Rating of
  the Certificates:   It is a condition to the issuance of the Certificates that the
                        Certificates be rated by Moody's and Standard & Poor's as set forth below.

CERTIFICATES                         MOODY'S     STANDARD & POOR'S
---------------------------------  -----------  -------------------
Class A..........................          A3                A
Class B..........................        Baa2              BBB
Class C..........................        Baa3             BBB-

                      A rating is not a recommendation to purchase, hold or sell
                        Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating
                        Agency if, in the opinion of such Rating Agency, circumstances
                        (including the downgrading of Northwest or the Liquidity Provider)
                        so warrant. See 'Risk Factors -- Factors Relating to the
                        Certificates and the Offering -- Ratings of the Certificates".

                                                                        MOODY'S     STANDARD & POOR'S
                                                                      -----------  -------------------
Rating of the Initial
Liquidity Provider:
                                   Short-term.......................         P-1             A-1+
                                   Long-term........................         Aa2              AA-

Threshold Rating:
                                   Short-term.......................         P-1              A-1

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

    The following table presents summary consolidated financial data and operating statistics of NWA Corp. The annual historical financial data were derived from NWA Corp. audited consolidated financial statements and the notes thereto incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction herewith. The consolidated financial data for the interim periods ended June 30, 1997 and 1996 were derived from unaudited consolidated financial statements of NWA Corp. and may not be indicative of results for the year as a whole. See "Incorporation of Certain Documents by Reference" in the Prospectus accompanying this Prospectus Supplement.

                                                          SIX MONTHS ENDED
                                                              JUNE 30,            YEAR ENDED DECEMBER 31,
                                                        --------------------  -------------------------------
                                                          1997       1996       1996       1995       1994
                                                        ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA (IN
  MILLIONS, EXCEPT PER SHARE DATA):
  Operating revenues
    Passenger.........................................  $ 4,268.9  $ 4,163.9  $ 8,598.3  $ 7,762.0  $ 7,010.1
    Cargo.............................................      366.6      356.3      745.8      751.2      755.8
    Other.............................................      297.6      285.0      536.4      571.7      559.0
                                                        ---------  ---------  ---------  ---------  ---------
                                                          4,933.1    4,805.2    9,880.5    9,084.9    8,324.9
  Operating expenses(1)...............................    4,507.0    4,296.1    8,826.7    8,171.5    7,485.3
                                                        ---------  ---------  ---------  ---------  ---------
  Operating income....................................      426.1      509.1    1,053.8      913.4      839.6
  Amounts before 1995 extraordinary item(2):
    Income............................................  $   200.8  $   256.2  $   536.1  $   342.1  $   295.5
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------
    Earnings per common share:
      Primary.........................................  $    1.84  $    2.32  $    4.93(3) $    3.02(3) $    2.92
      Fully diluted...................................       1.67       2.10       4.48(3)      2.85(3)      2.87
OTHER DATA:
  Ratio of earnings to fixed charges..................      2.34x      2.65x      2.74x      1.90x      1.88x
OPERATING STATISTICS(4):
  Scheduled service:
    Available seat miles (millions)(5)................   47,279.8   45,645.6   93,913.7   87,472.0   85,015.6
    Revenue passenger miles (millions)(6).............   34,734.5   33,138.0   68,639.1   62,515.2   57,873.2
    Passenger load factor(%)(7).......................       73.5       72.6       73.1       71.5       68.1
    Revenue passengers (millions).....................       26.5       25.6       52.7       49.3       45.5
    Revenue yield per passenger mile
      (cents)(8)......................................      12.18      12.57      12.53      12.42      12.11
    Passenger revenue per scheduled ASM (cents).......       8.95       9.12       9.16       8.87       8.25
  Operating revenue per total ASM (cents)(9)..........       9.66       9.82       9.85       9.58       8.93
  Operating expense per total ASM (cents)(9)..........       8.82       8.76       8.78       8.66       8.08
  Cargo ton miles (millions)(10)......................    1,046.4    1,042.3    2,215.8    2,246.3    2,322.3
  Cargo revenue per ton mile (cents)..................       35.0       34.2       33.7       33.4       32.5
  Fuel gallons consumed (millions)....................      966.2      943.8    1,945.1    1,846.2    1,792.8
  Average fuel cost per gallon (cents)................      68.60      62.62      67.21      55.66      56.23
  Number of operating aircraft at end of
    period............................................        399        397        399        380        361
  Full-time equivalent employees at end
    of period.........................................     48,197     46,863     47,536     45,124     43,673

                                                                                             AT           AT
                                                                                          JUNE 30,   DECEMBER 31,
                                                                                            1997         1996
                                                                                          ---------  ------------
BALANCE SHEET DATA (IN MILLIONS):
  Cash, cash equivalents & unrestricted short-term investments..........................  $   959.7   $    752.1
  Total assets..........................................................................    9,038.9      8,511.7
  Long-term debt, including current maturities..........................................    2,259.6      2,060.4
  Mandatorily redeemable preferred security of subsidiary...............................      553.9        549.2
  Redeemable preferred stock............................................................      588.8        602.6
  Common stockholders' equity...........................................................      309.7         92.9

------------------------

(1) Effective January 1, 1996, NWA Corp. reports gains (losses) relating to the disposition of assets as operating expenses instead of other income (expense). This change had no impact on net income and gains (losses) on the disposition of assets are excluded from unit cost calculations. Reclassifications increased operating income $11.2 million and $9.2 million for 1995 and 1994, respectively.

(2) The 1995 extraordinary item was $49.9 million ($.53 per primary share and $.49 per fully diluted share).

(3) Excludes the effects of the 1996 preferred stock transaction ($.74 per primary share and $.67 per fully diluted share) and the 1995 preferred stock transaction ($.62 per primary share and $.58 per fully diluted share).

(4) All statistics exclude Express Airlines I, Inc.

(5) "AVAILABLE SEAT MILES" ("ASMS") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(6) "REVENUE PASSENGER MILES" represents the number of miles flown by revenue passengers in scheduled service.

(7) "PASSENGER LOAD FACTOR" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(8) "REVENUE YIELD PER PASSENGER MILE" represents the average revenue received from each mile a passenger is flown in scheduled service.

(9) Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of eight 747 freighter aircraft and MLT Inc.

(10) "CARGO TON MILES" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

COMPANY RELATED RISKS

    INDEBTEDNESS

    As of June 30, 1997, NWA Corp. had long-term debt (47% of which bears interest at floating rates) and capital lease obligations of $2.7 billion (excluding current maturities of $289 million). Maturities of long-term debt as of June 30, 1997 were $110 million in 1997, $161 million in 1998 and $184 million in 1999. As of December 31, 1996, future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms of more than one year were $572 million in 1997 and $566 million in 1998 and $528 million in 1999. These amounts do not include, as of June 30, 1997, (i) NWA Corp.'s mandatory redemption obligation in an aggregate amount equal to $339.5 million in respect of its Series C Preferred Stock beginning in 2003,
(ii) the nonrecourse mandatorily redeemable preferred security of NWA Corp.'s subsidiary in an amount equal to $553.9 million and (iii) approximately $1.37 billion to (a) acquire all NWA Corp. common stock currently held by KLM Royal Dutch Airlines ("KLM") and (b) acquire all NWA Corp. Series A and B Preferred Stock. See "The Company -- Recent Developments".

    NEGATIVE NET WORTH

    NWA Corp. had common stockholders' equity as of June 30, 1997 of $309.7 million. Common stockholders' equity will become negative upon the execution of definitive documentation providing for the repurchase by NWA Corp. of all of its common stock currently held by KLM. As a result, there may be investors and lenders who have policies that limit or preclude their investment in or lending to companies with a common stockholders' equity deficit, and therefore NWA Corp.'s potential common stockholders' equity deficit may affect its ability to obtain additional financing in the future. See "The Company -- Recent Developments".

    POSSIBLE LIMITATION ON NOL CARRYFORWARDS

    NWA Corp. utilized net operating loss carryforwards ("NOLS") of approximately $121.8 million and $684.4 million in 1996 and 1995, respectively, and alternative minimum tax net operating loss carryforwards ("AMTNOLS") of $105.1 million in 1995. Sections 382 and 383 of the Code and the regulations thereunder impose limitations on the carryforward amounts of NOLS, AMTNOLs and credits that can be used to offset taxable income (or used as a credit) in any single tax year if the corporation experiences more than a 50% ownership change, as defined therein, over a three-year testing period ending on any testing date. In general, if such an "ownership change" occurs, Section 382 limits the amount of NOLs, AMTNOLs and credits which may be carried forward from pre-ownership change years that can be used in any one post-change year to an amount equal to the product of the value of the corporation's stock for tax purposes immediately before the change multiplied by the "long-term tax-exempt rate" as determined by the Internal Revenue Service (the "IRS") for the month of the change. NWA Corp. believes that an offering of outstanding common stock by existing stockholders in November 1995 triggered an ownership change but that no ownership change occurred prior to such offering. If such an ownership change in fact occurred as a result of the November 1995 offering, NWA Corp. believes that, even as limited by Sections 382 and 383 of the Code, the NOLs, AMTNOLs and credits would be used significantly earlier than their expiration, and the annual limitations would not have an adverse impact on NWA Corp. However, if the IRS were to successfully assert that an ownership change had occurred on any prior date, including August 1, 1993 (the date of NWA Corp.'s labor cost savings agreements), the impairment of NWA Corp.'s ability to use its NOLs, AMTNOLs and credit carryforwards would be significant because the value of NWA Corp.'s stock on certain prior testing dates (which adversely affects the annual limitation described above) was relatively low.

    OTHER TAX MATTERS

    In November 1995, the IRS issued proposed adjustments to the tax returns of NWA Corp. for the 1988 through 1991 tax years. Certain of these proposed adjustments result from a disagreement between NWA Corp. and the IRS as to the timing of the recognition of approximately $385 million of taxable income. The IRS also proposed that NWA Corp. recognize additional taxable income of approximately $375 million. NWA Corp. disagrees with the IRS' proposals. NWA Corp. is vigorously contesting all of the proposed adjustments and believes its positions are correct. To the extent the IRS were to prevail on any of these issues, NWA Corp. would recognize taxable income and utilize net operating loss carryforwards sooner than otherwise scheduled. For financial reporting purposes, any adjustments to taxable income would largely be accounted for as temporary differences and would not result in a material charge to NWA Corp.'s income tax expense.

    FOREIGN CURRENCY EXPOSURE

    A significant portion of NWA Corp.'s and its subsidiaries operations is conducted in foreign countries. Consequently, NWA Corp. has operating revenues and (to a lesser extent) operating expenses, as well as assets and liabilities, denominated in foreign currencies, particularly in Japanese yen. Its operating performance can therefore be significantly affected by fluctuations in those currencies. From time to time, the Company uses a forward exchange and collar option strategy to hedge its anticipated yen-denominated net cash flows. As of June 30, 1997, the Company had entered into forward exchange and collar option contracts to hedge approximately 90% of its remaining 1997 anticipated yen-denominated net cash flows.

INDUSTRY RELATED RISKS

    INDUSTRY CONDITIONS AND COMPETITION

    The airline industry is highly competitive and susceptible to price discounting. Airline profit levels are highly sensitive to, and from 1990 to 1992 were severely impacted by, adverse changes in fuel costs, average yield (fare levels) and passenger demand. Passenger demand and yields were adversely affected during this period by, among other things, the general state of the economy, the Persian Gulf War and actions taken by carriers with respect to fares. As a result of this adverse operating environment, from 1990 to 1992 the domestic airlines industry, including NWA Corp., incurred unprecedented losses.

    The emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major U.S. airlines. In some cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be available to start-up carriers. The commencement of service by new carriers on Northwest's routes could negatively impact Northwest's operating results. In addition, certain existing U.S. domestic carriers compete primarily by offering low-cost air service on route networks that do not employ hub and spoke systems. These discount air carriers could affect the yields of major domestic carriers such as Northwest.

    Although the domestic airline industry has at present abandoned deeply discounted general pricing structures, and fare levels have continued to increase from 1992 levels, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major U.S. airline would result in lower yields for the entire industry and could have a material adverse effect on NWA Corp.'s operating results.

    AIRCRAFT FUEL

    Because fuel costs are a significant portion of NWA Corp.'s operating costs (approximately 14.8% for 1996), significant changes in fuel costs would materially affect NWA Corp.'s operating results. Fuel prices continue to be susceptible to, among other factors, political events, and NWA Corp. cannot control near or longer-term fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result. A one cent change in the cost per gallon of fuel (based on 1996 consumption) would impact operating expense by approximately $1.6 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet.

    REGULATORY MATTERS

    In the last several years, the Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspection requirements. Northwest and, indirectly NWA Corp., expect to continue to incur expenditures for the purpose of complying with the FAA's noise and aging aircraft regulations.

    Additional laws and regulations have been proposed from time to time which could significantly increase the cost of airline operations by, for instance, imposing additional requirements or restrictions on operations. Laws and regulations also have been considered from time to time that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the award of international routes to U.S. carriers (and their retention) is regulated by treaties and related agreements between the U.S. and foreign governments which are amended from time to time. NWA Corp. cannot predict what laws and regulations will be adopted or what changes to international air transportation treaties will be effected, if any, or how they will affect Northwest.

FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

    APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

    The appraised value of each Aircraft is based upon the lesser of the average or median value of such Aircraft as appraised by the Appraisers (the "APPRAISALS"). The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to the summaries of the Appraiser's reports with respect to the Appraisals, copies of which are included in Appendix II hereto. Appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Description of the Aircraft and the Appraisals".

    The Equipment Notes are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Notes related to such Aircraft will not be available to cover losses if any on any other Equipment Notes.

    MAINTENANCE

    Northwest is responsible for the maintenance, service, repair and overhaul of the Aircraft, but only to the extent described in the Leases. The failure of Northwest (or any Sublessee) to adequately maintain, service, repair or overhaul an Aircraft may adversely affect the value of such Aircraft and thus, upon a liquidation of the Aircraft, may affect the proceeds available to repay the holders of the Equipment Notes. Under the Leases, the applicable maintenance standards will vary depending upon the jurisdiction in which an Aircraft is registered and if an Aircraft is subleased. Notwithstanding compliance by Northwest (or any Sublessee) with its obligations under the Lease to adequately maintain, service, repair or overhaul the Aircraft, the value of the Aircraft may deteriorate. Such a deterioration in the value of the Aircraft would not, in and of itself, constitute a breach by Northwest of its obligations under the Leases. See "Description of the Equipment Notes -- The Leases".

    INSURANCE

    Northwest is responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the Aircraft to the extent described in the Leases. The failure of Northwest to adequately insure the Aircraft, or the retention of self-insurance amounts, will affect the proceeds which could be obtained upon an Event of Loss and, thus, may affect the proceeds available to repay the holders of the Equipment Notes.

    With respect to any insurance required, Northwest may maintain such deductibles or self-insurance amounts as Northwest customarily maintains with respect to other aircraft owned or leased, and operated, by Northwest; PROVIDED, HOWEVER, that, in the case of required all-risk aircraft hull insurance, such deductibles and self-insurance are subject to certain maximum amounts. See "Description of the Equipment Notes -- The Leases -- Insurance".

    REPOSSESSION

    The Leases do not contain any general geographic restriction on Northwest's (or any Sublessee's) ability to operate the Aircraft. Although Northwest has no current intention to do so, Northwest is also permitted, upon compliance with the Leases, to register the Aircraft in foreign jurisdictions. In addition, Northwest is permitted to and currently intends to sublease the Aircraft, in accordance with the terms of the Leases, to Mesaba Aviation, Inc. ("MESABA"). See "Description of the Equipment Notes -- The Leases -- Registration, Subleasing and Possession." While the Loan Trustees' rights and remedies in the event of a default under the Leases include the right to terminate the Leases and repossess the Aircraft, it may be difficult, expensive and time-consuming to obtain possession of the Aircraft, particularly when an Aircraft located outside the U.S. has been registered in a foreign jurisdiction or is subleased to a foreign operator. Any such exercise of the right to repossess the Aircraft may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or reexport of the Aircraft, which may be subject to delays and to political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

    Furthermore, certain jurisdictions may accord higher priority to certain other liens or other third-party rights over the Aircraft. These factors could limit the benefits of the security interest in the Aircraft.

    As permitted under the Leases, an Airframe subject to a Lease may not be equipped with Engines subject to the same Lease and Engines subject to a Lease may not be on an Airframe subject to that Lease. As a result, notwithstanding Northwest's agreement in the Leases to transfer title to engines not owned by the applicable Owner Trustee that are attached to repossessed Aircraft, at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and the Engines subject to the same Lease.

    PRIORITY OF DISTRIBUTIONS; SUBORDINATION

    Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order: (1) payment of the Liquidity Expenses and Liquidity Obligations to the Liquidity Provider; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Trustee.

    In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of Administration Expenses; (2) to the Liquidity Provider in payment of Liquidity Expenses, Liquidity Obligations and, so long as no Performing Note Deficiency Exists, to replenish Cash Collateral Accounts; (3) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Certain Taxes and Fees; (4) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (5) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (6) to pay Adjusted Expected Distributions to the holders of Class C Certificates; (7) the balance shall be held in the Collection Account until the next Distribution Date or, if all Classes of Certificates have been paid in full, shall be distributed to the Owner Trustees to the extent that payments received from the Loan Trustees exceed the amounts described in clauses (1) through (6) above; and (8) the balance if any shall be distributed to the Certificateholders of the related Trust. Notwithstanding the foregoing, following the occurrence of a Triggering Event, amounts paid to the Subordination Agent on account of the application of proceeds of the Prefunding Collateral Accounts (together with the amounts required to be paid by Northwest) to prepay the aggregate principal amount of the Equipment Notes, shall be distributed to the holders of the Certificates of the corresponding Class.

    The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full.

    CONTROL OVER COLLATERAL; SALE OF COLLATERAL

    Pursuant to the Intercreditor Agreement, the Trustee and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing by the Controlling Party. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, subject to certain limitations, the Liquidity Provider shall have the right to direct such Loan Trustee at any time after 18 months from the acceleration of the Equipment Notes under such Indenture, if at the time of such election the Liquidity Obligations have not been paid in full. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party.

    Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Northwest under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

    OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

    In connection with the purchase of Prefunded Aircraft, the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner trust related thereto so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in this Prospectus Supplement.

    Notwithstanding the foregoing, the terms of such agreements are required to
(i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Northwest is obligated (i) to certify to the Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates.

    The Owner Participant will have the right to sell, assign or otherwise transfer its interests as Owner Participant in any leveraged lease, subject to the terms and conditions of the relevant Participation Agreement and related documents.

    PREFUNDING COLLATERAL ACCOUNT

    During the Prefunding Period, Northwest will hold the beneficial interest under the Trust Agreement relating to each Prefunded Aircraft until the Date of Sale (which date may be up to 120 days after the delivery date of such Prefunded Aircraft to Northwest) (each trust, the beneficial interest in which is held by Northwest, a "NORTHWEST TRUST"). Northwest will transfer to such Owner Participant on such date Northwest's beneficial interest under the Trust Agreement. The proceeds of the sale of the Equipment Notes issued under the Indentures relating to the Prefunded Aircraft will be secured prior to delivery of the related Prefunded Aircraft by the related Prefunding Collateral Account, which will be funded by the proceeds of the sale of such Equipment Notes. Funds deposited in the related Prefunding Collateral Account will be invested in obligations of, or guaranteed by, the United States of America and in certain other Specified Investments described herein. In the event Northwest becomes subject to insolvency proceedings, each Northwest Trust, the related Prefunding Collateral Account and the obligation to make payments on the related Equipment Notes might also become subject to such insolvency proceedings. In such event delays of distributions on such Equipment Notes, possible reductions in the amount of payments of principal of and interest on such Equipment Notes and limitations (including a stay) on the exercise of remedies under the related Indentures could occur.

    RATINGS OF THE CERTIFICATES

    It is a condition to the issuance of the Certificates that the Class A Certificates be rated A3 by Moody's and A by Standard & Poor's, the Class B Certificates be rated Baa2 by Moody's and BBB by Standard & Poor's and the Class C Certificates be rated Baa3 by Moody's and BBB- by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Northwest or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facility for the holders of the Certificates, the collateral value provided by the Aircraft and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates and of the Class C Certificates to the Class B Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of a PTC Event of Default or an Indenture Default or other circumstances (such as an Event of Loss) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date.

    The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Event of Default.

    ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

    Prior to the offering of the Certificates, there has been no public market for the Certificates and neither Northwest nor any Trust intends to apply for listing of the Certificates on any securities exchange or for quotation of the Certificates on The Nasdaq Stock Market's National Market or otherwise. Northwest has been advised by the Underwriters that one or more of them presently intend to make a market in the Certificates, as permitted by applicable laws and regulations, after consummation of the offering contemplated hereby. None of the Underwriters is obligated, however, to make a market in the Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                  THE COMPANY

    NWA Corp. was incorporated in February 1989 under the laws of the State of Delaware. Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1996 revenue passenger miles ("RPMS")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of its domestic hubs at Detroit, Minneapolis/St. Paul and Memphis, an extensive Pacific route system with hubs at Tokyo and Osaka, and a transatlantic alliance with KLM, which operates through a hub in Amsterdam. Northwest began operations in 1926.

    Northwest operates substantial domestic and international route networks and as of December 31, 1996, directly served more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 52 million enplanements and flew over 68 billion RPMs in 1996.

RECENT DEVELOPMENTS

    In July 1997, the Company and KLM reached agreement in principle on a long-term commercial and operational alliance. The agreement in principle is subject to the execution of definitive documentation, the approval of the board of KLM, the consent of NWA Corp.'s other Series B Preferred stockholder,

NWA Corp.'s and KLM's conclusion that U.S. Department of Transportation (the "DOT") approval is not necessary or, if such approval is required, the receipt of such approval, and certain other conditions. The agreement in principle provides for a minimum term of 10 years for the alliance and includes the acquisition by NWA Corp. of all its common and preferred stock currently held by KLM and options held by KLM to purchase additional common stock of NWA Corp.

    NWA Corp. will repurchase the stock from KLM in four tranches, the first of which will include 6.8 million NWA Corp. common shares and the preferred shares held by KLM. The purchase price for the first tranche of common stock is $40 per common share. The purchase price for the second, third and fourth tranches, which will include 4.9 million, 3.22 million and 10.05 million common shares, respectively, will accrete an amount presently set at approximately seven percent per year from $40 per common share, subject to adjustment for certain change in control or equity issuance transactions.

    The financial accounting implications of the arrangement to acquire common stock will be to reduce common stockholders' equity by approximately $1.1 billion when the agreement is executed and to reduce the average outstanding common shares used in the EPS denominator over time as the common shares are actually acquired by NWA Corp. In connection with the KLM share repurchases, NWA Corp. also expects to repurchase all other outstanding shares of Series B Preferred Stock.

DOMESTIC SYSTEM

    Operating revenues from Northwest's domestic operations were $6.26 billion in 1996, $5.64 billion in 1995 and $5.23 billion in 1994. Northwest's domestic route authority from the DOT permits it to engage in the interstate and overseas transportation of passengers, freight and mail between all points in the U.S. and its territories and possessions. The domestic system serves 43 states, the District of Columbia, Mexico, Canada and the Caribbean. Northwest operates its domestic system based on the hub-and-spoke strategy. Northwest's hubs at Detroit, Minneapolis/St. Paul and Memphis provide point-to-point and connecting service and feed traffic into Northwest's gateway cities for international service. Northwest operates international flights from its Detroit and Minneapolis/St. Paul hubs as well as from Boston, Seattle, San Francisco, Los Angeles, Honolulu, Chicago, Washington D.C. and New York.

    DETROIT. Northwest and its Northwest Airlink regional partners ("NORTHWEST AIRLINK") together serve over 115 cities from Detroit. In 1996, Northwest enplaned approximately 68% of originating jet passengers from this hub, while the next largest competitor enplaned approximately 7%. Detroit, which is the seventh largest origination/destination hub in the U.S., is Northwest's largest international gateway from the continental U.S., offering non-stop flights to 15 foreign cities, including 17 non-stop flights to Japan per week.

    MINNEAPOLIS/ST. PAUL. Northwest and Northwest Airlink together serve over 130 cities from Minneapolis/St. Paul. In 1996, Northwest enplaned approximately 77% of originating jet passengers from this hub, while the next largest competitor enplaned approximately 4%. Minneapolis/St. Paul is the tenth largest origination/destination hub in the U.S.

    MEMPHIS. Northwest and Northwest Airlink together serve over 85 cities from Memphis. In 1996, Northwest enplaned approximately 59% of originating jet passengers from this hub, while the next largest competitor enplaned approximately 17%.

    MEXICAN/CARIBBEAN/CANADIAN ROUTES. Northwest, together with Northwest Airlink, currently operates service to six cities in Mexico, 14 cities in Canada and five cities in the Caribbean.

INTERNATIONAL SYSTEM

    Operating revenues from foreign operations were approximately $3.39 billion in 1996, $3.17 billion in 1995 and $2.83 billion in 1994. Northwest operates its international routes pursuant to route certificates issued by the DOT. A substantial portion of Northwest's Pacific route certificates are permanent and do not require renewal by the DOT. Certain other international route certificates are temporary and subject to periodic renewal by the DOT. Northwest requests extensions of these certificates when and as appropriate. The DOT typically renews temporary authorities on routes where the authorized carrier is providing a reasonable level of service.

    PACIFIC. Northwest has served the Pacific market since 1947 and has one of the world's largest Pacific route networks, with over 450 weekly flights. Northwest's Pacific operations are concentrated at its Tokyo hub.

    Northwest provides passenger service between various points in the U.S. and Japan and operates flights between Japan and Korea, Taiwan, Hong Kong, the Philippines, Thailand, Singapore, China and Northern Mariana Islands. Northwest also operates direct flights from Detroit to Seoul, Korea and from Seattle to Hong Kong. At the end of 1996, Northwest was providing seven flights each week to China, including three non-stop flights between Detroit and Beijing, the only regularly scheduled non-stop service from the U.S. to China's capital operated by a U.S. carrier. Northwest also provides extensive service to Osaka and currently operates 42 weekly departures from Osaka.

    Northwest's Japan presence results from the 1952 U.S.-Japan bilateral aviation agreement, which establishes route rights to carry traffic between Japan and as many as 16 U.S. gateway cities and extensive "fifth freedom" rights between Japan and other Asian destinations. Northwest has the largest slot portfolio of any non-Japanese airline at Tokyo's slot-constrained Narita International Airport, with 316 weekly takeoff and landing slots. Northwest uses its route certificate and slot portfolio to operate a network linking eight U.S. gateways and ten Asian and Micronesian destinations via Tokyo. Northwest and United Air Lines, Inc. are the only U.S. passenger carriers that have fifth freedom rights for Japan.

    ATLANTIC. Northwest and KLM presently operate their transatlantic flights pursuant to a joint venture alliance. Through this alliance, Northwest has expanded its presence in the transatlantic market by operating joint service between 11 U.S. cities and Amsterdam, KLM's hub airport. In September 1992, the U.S. and The Netherlands entered into an "open-skies" bilateral aviation treaty which authorizes the airlines of each country to provide international air transportation between any U.S.-The Netherlands city pair and to operate connecting service to destinations in other countries. Based primarily on the open-entry market created by this treaty and the limited competitive overlap between route systems, Northwest and KLM petitioned the DOT for joint immunity from the U.S. antitrust laws and were granted such immunity in January 1993. Code-sharing has been implemented on flights to 31 European, eight Middle Eastern, five African and 180 U.S. cities. Northwest and KLM also coordinate pricing, scheduling, product development and marketing. See "-- Recent Developments."

OTHER OPERATIONS

    CARGO. Northwest is the world's tenth largest cargo air carrier (based on 1996 freight ton miles) and the only U.S. passenger airline to operate its own dedicated Boeing 747 all-cargo freighter fleet. Cargo accounts for almost 8% of Northwest's operating revenues, and the majority of its cargo revenues are of Asian origination or destination. Through its Tokyo cargo hub, Northwest serves most major air freight markets between the U.S. and the Pacific market.

    AIRLINK AND OTHER PARTNERSHIPS. Northwest has marketing agreements with two regional carriers: Mesaba and Express Airlines I, Inc. Pursuant to these agreements, the regional carriers operate their flights under the Northwest "NW" code. The primary purpose of these marketing agreements is to provide increased feed traffic at Detroit, Minneapolis/St. Paul and Memphis. On April 1, 1997, NWA Inc., a wholly owned subsidiary of the NWA Corp., purchased all of the outstanding stock of Express Airlines I, Inc. and an affiliate.

    Northwest has additional marketing agreements with Horizon Air, Trans States Airlines, Inc., America West Airlines, Inc. and Alaska Airlines for code-sharing on some of these carriers' routes in the western U.S. The Company also has code-sharing agreements with Mahalo Air, Hawaiian Airlines, Asiana Airlines and Pacific Island Aviation. The primary purpose of the arrangements with these airlines (which operate their routes under their own names) is to feed Northwest's Pacific route network and maintain a presence in certain markets that Northwest does not directly serve. Northwest also has marketing agreements with Business Express Airlines for code-sharing in the Boston area to feed its domestic and transatlantic route network and with Eurowings and Air UK, which further enhance Northwest's service to Europe.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Certificates will be used by the Trustee to purchase at par all of the Equipment Notes to be issued by the related Owner Trustee for each of twelve separate Owner Trusts under a separate Indenture.

    For each of the Aircraft, the proceeds from the sale of the related Equipment Notes are expected to be used to finance a portion of the purchase price to be paid by the related Owner Trustee on behalf of the related Owner Trust (or, in certain circumstances, by Northwest) for such Aircraft. The Delivered Aircraft were, and the Prefunded Aircraft will be, delivered by the manufacturer to Northwest and were or will be sold to the related Owner Trust and leased back to Northwest (or will be Owned Aircraft).

    For six Indentures, the Aircraft related thereto will not have been delivered on the date of the issuance of the related Equipment Notes. The Dates of Sale of such Prefunded Aircraft are expected to occur between October 1997 and May 1998. If a Prefunded Aircraft is delivered to Northwest but not sold to the related Owner Trust on or prior to the Cut-off Date for any reason, Northwest will, unless the manufacturer has failed to deliver such Aircraft to Northwest on or prior to such date, assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be an Owned Aircraft as described in the Prospectus) and will be Owned Aircraft Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such Aircraft. If (i) the manufacturer has failed to deliver a Prefunded Aircraft to Northwest on or prior to the Prepayment Date or (ii) following the delivery of any Prefunded Aircraft, the conditions precedent to Northwest's assumption of Equipment Notes relating to such Prefunded Aircraft are not met on or prior to the thirtieth day after the Cut-Off Date (but in no event later than the Prepayment Date), then the Equipment Notes issued under the related Indenture will be prepaid in full on or before the fifteenth day after (x) the Prepayment Date, in the case of clause
(i) or (y) the date specified in clause (ii), in the case of clause (ii) as the case may be, and the Loan Trustee will apply the amounts in the related Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such Equipment Notes, together with accrued and unpaid interest thereon. In addition, if a Triggering Event occurs prior to the Prepayment Date, then the amount on deposit on any Prefunding Collateral Account will be applied, together with the amounts required to be paid by Northwest, to prepay in full the aggregate principal amount of the Equipment Notes relating to such Prefunding Collateral Account together with accrued and unpaid interest thereon, on or before the fifteenth day after the occurrence of such Triggering Event.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates offered hereby will be issued pursuant to three separate Trust Supplements to be entered into among Northwest, NWA Corp. and the Trustee pursuant to the terms of the Basic Agreement. The following summary of the particular terms of the Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates set forth in the accompanying Prospectus under the caption "Description of the Certificates". The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying Prospectus is a part, and to all of the provisions of the Trust Supplements which, together with the forms of the related Participation Agreements, Indentures, Leases, Trust Agreements, Liquidity Facilities and Intercreditor Agreement, will be filed by Northwest with the Commission as exhibits to a Current Report on Form 8-K. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the Final Expected Distribution Date applicable to each Trust will differ. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

GENERAL

    The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book Entry; Delivery and Form." Each Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Trust Property will consist of (i) the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. Certificates will represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued only in minimum denominations of $1,000 and integral multiples thereof. (Section 3.01)

    The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.08) The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

OWNED AIRCRAFT NOTES

    For six of the Indentures, the Prefunded Aircraft related thereto will not have been purchased by the related Owner Trustee on the date of the issuance of the related Equipment Notes. The proceeds of the sale of the Equipment Notes issued under the Indentures relating to the Prefunded Aircraft will be deposited in the Prefunding Collateral Accounts and may only be (i) applied by the Owner Trustee to the purchase of such Aircraft from Northwest, (ii) paid to Northwest in connection with an assumption of the related Equipment Notes as described below or (iii) applied to the redemption of such related Equipment Notes. Northwest is not permitted to apply such funds to the initial purchase by it of a Prefunded Aircraft. If a Prefunded Aircraft is delivered to Northwest but not sold to the related Owner Trust on or prior to the Cut-off Date for any reason, Northwest will assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be an Owned Aircraft as described in the Prospectus) and will be Owned Aircraft Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such Aircraft. The Participation Agreement contains certain conditions to the assumption of such Equipment Notes by Northwest, including, without limitation, obtaining a certificate of airworthiness with respect to such Aircraft, the Loan Trustee receiving a legal opinion of counsel to Northwest regarding the Loan Trustee's entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft and filings of certain documents with the FAA.

SUBORDINATION

    Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order: (1) payment of the Liquidity Obligations to the Liquidity Provider; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Trustee.

    Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order: (1) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and each Certificateholder, as the case may be, for the payment of Administration Expenses; (2) to the Liquidity Provider in payment of Liquidity Expenses, Liquidity Obligations and, so long as no Performing Note Deficiency Exists, to replenish Cash Collateral Accounts; (3) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Certain Taxes and Fees; (4) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (5) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (6) to pay Adjusted Expected Distributions to the holders of Class C Certificates; (7) the balance shall be held in the Collection Account until the next Distribution Date or, if all Classes of Certificates have been paid in full, shall be distributed to the Owner Trustees to the extent that payments received from the Loan Trustees exceed the amounts described in clauses (1) through (6) above; and (8) the balance if any shall be distributed to the Certificateholders of the related Trust. Notwithstanding the foregoing, following the occurrence of a Triggering Event, amounts paid to the Subordination Agent on account of the application of proceeds of the Prefunding Collateral Accounts (together with the amounts required to be paid by Northwest) to prepay the aggregate principal amount of the Equipment Notes, shall be distributed to the holders of the Certificates of the corresponding Class.

    The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

    Payments of principal, Make-Whole Premium if any and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

    The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this Prospectus Supplement, payable on January 2 and July 2 of each year commencing on January 2, 1998, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest on the Certificates to be issued by each Trust will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. "Description of the Liquidity Facilities".

    Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2 or July 2, or both, in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing January 2, 1998, in each case subject to the Intercreditor Agreement. Specifically, principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust, (i) with respect to the Series A Equipment Notes, commencing on July 2, 1998, (ii) with respect to the Series B Equipment Notes, commencing on January 2, 1998 and
(iii) with respect to the Series C Equipment Notes, commencing on July 2, 1998. Scheduled payments of interest and principal on the Equipment Notes are herein referred to as "SCHEDULED PAYMENTS", and January 2 and July 2 of each year are herein referred to as "REGULAR DISTRIBUTION DATES". See "Description of the Equipment Notes -- Principal and Interest Payments". The Final Expected Distribution Date for each Class of Certificates is set forth on the cover page of this Prospectus Supplement.

    The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

    Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture (other than a Scheduled Payment) (each, a "SPECIAL PAYMENT") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a business day), and otherwise on the business day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement. The Trustee will mail notice to the Certificateholders of the applicable Trust not less than ten days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

    Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (each, a "CERTIFICATE ACCOUNT") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (each, a "SPECIAL PAYMENTS ACCOUNT") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

    Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "-- Termination of the Trusts". Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

    If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding business day without additional interest.

POOL FACTORS

    Unless there has been an early redemption, purchase, or a default in the payment of principal or interest, in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption", the Pool Factor with respect to each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described below in "Description of the Equipment Notes -- General". In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

    The "POOL BALANCE" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    The "POOL FACTOR" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

    As of the date of sale by the Trustee of the Certificates and assuming that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes shall occur, the Scheduled Payments of principal on the Equipment Notes held in the Class A Trust, the Class B Trust and the Class C Trust, and the resulting Pool Factors for such Trusts after taking into account each Scheduled Payment, are set forth below:

                                  POOL FACTORS

                             CLASS A TRUST       CLASS A      CLASS B TRUST       CLASS B      CLASS C TRUST       CLASS C
                            EQUIPMENT NOTES       TRUST      EQUIPMENT NOTES       TRUST      EQUIPMENT NOTES       TRUST
                           SCHEDULED PAYMENTS   EXPECTED    SCHEDULED PAYMENTS   EXPECTED    SCHEDULED PAYMENTS   EXPECTED
DATES                         OF PRINCIPAL     POOL FACTOR     OF PRINCIPAL     POOL FACTOR     OF PRINCIPAL     POOL FACTOR
-------------------------  ------------------  -----------  ------------------  -----------  ------------------  -----------
September 25, 1997.......     $       0.00      1.0000000      $       0.00      1.0000000      $       0.00      1.0000000
January 2, 1998..........             0.00      1.0000000        368,270.76      0.9920688              0.00      1.0000000
July 2, 1998.............     1,886,625.00      0.9850166        659,979.24      0.9778552              0.00      1.0000000
January 2, 1999..........     1,116,347.00      0.9761506              0.00      0.9778552        545,822.78      0.9767359
July 2, 1999.............     1,886,625.00      0.9611672      1,140,750.00      0.9532875              0.00      0.9767359
January 2, 2000..........     1,914,747.00      0.9459604              0.00      0.9532875        275,769.00      0.9649820
July 2, 2000.............     1,886,625.00      0.9309769      1,140,750.00      0.9287199              0.00      0.9649820
January 2, 2001..........     1,914,747.00      0.9157702      1,140,750.00      0.9041522        428,323.02      0.9467260
July 2, 2001.............     1,886,625.00      0.9007867              0.00      0.9041522              0.00      0.9467260
January 2, 2002..........     1,914,747.00      0.8855799      1,721,827.32      0.8670702      3,430,384.10      0.8005158
July 2, 2002.............     1,886,625.00      0.8705965              0.00      0.8670702        800,335.74      0.7664038
January 2, 2003..........     3,605,603.43      0.8419610              0.00      0.8670702      4,413,586.16      0.5782874
July 2, 2003.............       195,768.57      0.8404063              0.00      0.8670702              0.00      0.5782874
January 2, 2004..........     1,273,230.00      0.8302944              0.00      0.8670702      5,319,923.93      0.3515410
July 2, 2004.............     2,528,142.00      0.8102160              0.00      0.8670702      1,183,942.32      0.3010789
January 2, 2005..........     1,273,230.00      0.8001041        115,783.30      0.8645767      4,176,681.87      0.1230599
July 2, 2005.............     2,528,142.00      0.7800258         48,901.86      0.8635235        570,094.19      0.0987613
January 2, 2006..........     1,273,230.00      0.7699139      4,211,713.10      0.7728183      2,086,736.55      0.0098201
July 2, 2006.............     2,528,142.00      0.7498356         20,123.59      0.7723850        103,301.50      0.0054172
January 2, 2007..........     3,159,855.00      0.7247403      1,745,769.95      0.7347873        127,098.84      0.0000000
July 2, 2007.............       641,517.00      0.7196454        648,036.92      0.7208310              0.00      0.0000000
January 2, 2008..........     3,788,730.00      0.6895555      3,715,892.14      0.6408040              0.00      0.0000000
July 2, 2008.............       641,517.00      0.6844607        288,459.27      0.6345916              0.00      0.0000000
January 2, 2009..........     4,950,537.48      0.6451438      5,414,843.67      0.5179753              0.00      0.0000000
July 2, 2009.............       117,958.52      0.6442070              0.00      0.5179753              0.00      0.0000000
January 2, 2010..........     5,068,496.00      0.6039534      6,954,761.79      0.3681948              0.00      0.0000000
July 2, 2010.............             0.00      0.6039534              0.00      0.3681948              0.00      0.0000000
January 2, 2011..........     5,068,496.00      0.5636998      9,521,318.12      0.1631398              0.00      0.0000000
July 2, 2011.............             0.00      0.5636998              0.00      0.1631398              0.00      0.0000000
January 2, 2012..........     9,894,109.59      0.4851215      6,324,600.14      0.0269306              0.00      0.0000000
July 2, 2012.............             0.00      0.4851215              0.00      0.0269306              0.00      0.0000000
January 2, 2013..........    16,168,543.46      0.3567120      1,250,468.83      0.0000000              0.00      0.0000000
July 2, 2013.............             0.00      0.3567120              0.00      0.0000000              0.00      0.0000000
January 2, 2014..........    18,632,788.43      0.2087318              0.00      0.0000000              0.00      0.0000000
July 2, 2014.............        61,419.90      0.2082440              0.00      0.0000000              0.00      0.0000000
January 2, 2015..........    16,887,164.55      0.0741273              0.00      0.0000000              0.00      0.0000000
July 2, 2015.............             0.00      0.0741273              0.00      0.0000000              0.00      0.0000000
January 2, 2016..........     9,333,666.07      0.0000000              0.00      0.0000000              0.00      0.0000000

    Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

    The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above as a result of
(i) any reoptimization negotiated with the Owner Participant or (ii) the partial prepayment of Series C Equipment Notes upon the occurrence of any Date of Sale. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption". In the event of (i) any such change in the repayment schedule with respect to any Prefunded Aircraft or the prepayment of Series C Equipment Notes or (ii) any such redemption, purchase or default, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Cut-off Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

        (i) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Premium if any;

        (ii) the amount of such distribution allocable to interest; and

       (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

    With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

    In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. See "-- Book-Entry; Delivery and Form".

    With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

    An event of default under an Indenture (an "INDENTURE DEFAULT") will include an event of default under the related Lease (a "LEASE EVENT OF DEFAULT"). Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

    With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

    In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company will be the initial Trustee under each Trust.

    Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Owner Trustee, any Owner Participant, the Liquidity Provider or any Trustee.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

    Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section

4.04) Permitted Investments are defined as obligations of the U.S. or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the U.S. and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

    Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Make-Whole Premium if any or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01)

    Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Agreement at the request of such Certificateholders. (Section 7.01(e))

    In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by all such holders to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Premium if any or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

    Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class, (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC EVENT OF DEFAULT

    A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of

Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

OBLIGATION TO PURCHASE EQUIPMENT NOTES

    Northwest will hold the beneficial interest under the Trust Agreement relating to each Prefunded Aircraft until the Date of Sale (which date may be up to 90 days after the scheduled delivery date of such Prefunded Aircraft to Northwest). Northwest will transfer to such Owner Participant on such date Northwest's beneficial interest under the Trust Agreement. The proceeds of the sale of the Equipment Notes issued under the Indentures relating to the Prefunded Aircraft may only be (i) applied by the Owner Trustee to the purchase of such Aircraft from Northwest, (ii) paid to Northwest in connection with an assumption of the related Equipment Notes as described below or (iii) applied to the redemption of such related Equipment Notes as described below. Northwest is not permitted to apply such funds to the initial purchase by it of a Prefunded Aircraft. If a Prefunded Aircraft is delivered to Northwest but not sold to the related Owner Trust on or prior to the Cut-off Date for any reason, Northwest will, unless the manufacturer has failed to deliver such Aircraft to Northwest on or prior to such date, assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be Owned Aircraft as described in the Prospectus) and will be Owned Aircraft Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such Aircraft.

    In connection with the purchase of Prefunded Aircraft, the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner trust related thereto so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in this Prospectus Supplement.

    Notwithstanding the foregoing, the terms of such agreements are required to
(i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Northwest is obligated (i) to certify to the Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates.

    The "MANDATORY ECONOMIC TERMS," defined in the Participation Agreement for each such Prefunded Aircraft require, among other things, that:

        (i) with respect to each series of Equipment Notes issued with respect to these Prefunded Aircraft the schedule of principal payments may be changed but:

           (a) the final maturity may not be extended beyond January 2, 2016 for the Series A Equipment Notes, January 2, 2013 for the Series B Equipment Notes and January 2, 2007 for the Series C Equipment Notes;

           (b) the average life may not be more than 13.73 years in the case of the Series A Equipment Notes, 13.40 years in the case of the Series B Equipment Notes and in the case of the Series C Equipment Notes may not be so great as to cause the average life of the Class C Certificates to be more than 6.00 years (but in each case may be decreased by any amount); and the average life may not be more than 12.69 years in the case of the Class A Certificates,
       10.94 years in the case of the Class B Certificates and 6.00 years in the case of the Class C Certificates;

           (c) the interest rate and the January 2 and July 2 payment dates may not be changed; and

           (d) the loan to aircraft value ratio on any July 2 Distribution Date shall not exceed 43.0% in the case of the Series A Equipment Notes, 61.0% in the case of the Series B Equipment Notes and 69.0% in the case of the Series C Equipment Notes.

        (ii) basic rent (plus certain supplemental rent), stipulated loss values and termination values under the related Lease must be sufficient to pay amounts due with respect to the related Equipment Notes;

       (iii) the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance; and

        (iv) the following amounts and provisions may not be changed: (a) the past due rate in the related Indenture and the related Lease;

           (b) the Make-Whole Premium payable under the related Indenture;

           (c) the provisions relating to the prepayment and purchase of Equipment Notes in the related Indentures; and

           (d) the minimum liability insurance amount on Aircraft in the related Lease.

(Participation Agreements, Section 1(c) and Schedule IV for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

    The "MANDATORY DOCUMENT TERMS" prohibit modifications in any material adverse respect to certain specified provisions of the operative agreements. In the case of the Indentures, modifications are prohibited to:

        (i) the Granting Clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft and the Lease;

        (ii) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Notes (including the obligation to pay Make-Whole Premium in certain circumstances);

       (iii) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

        (iv) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

        (v) the provision that New York law will govern the Indentures. (Participation Agreements, Section 1(c) and Schedule V for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

    In the case of the Lease, modifications are prohibited to certain provisions regarding the obligation of Northwest to:

        (i) pay basic rent, stipulated loss value and termination value to the Loan Trustee; and

        (ii) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Loan Trustee of rights expressly granted to it under the Leases.

    (Participation Agreements, Section 1(c) and Schedule V for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

    In the case of the Participation Agreement, modifications are prohibited to:

        (i) certain conditions to the obligations of the Trustee to participate in the purchase price of these Aircraft by releasing the debt portion thereof from the Prefunding Collateral Account, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft and filings of certain documents with the FAA;

        (ii) certain provisions regarding the obligation of Northwest to record the Indenture with the FAA;

       (iii) certain provisions requiring the delivery of legal opinions;

        (iv) any indemnification of the Loan Trustee, Subordination Agent, Liquidity Providers, Pass Through Trustee and registered holders of the Equipment Notes with respect to certain taxes and expenses; and

        (v) the provision that New York law will govern the Participation Agreement. (Participation Agreements, Section 1(c) and Schedule V for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

    In the case of all of the related operative agreements, modifications are prohibited in any material adverse respect as regards the interest of the holders, the Subordination Agent, the Liquidity Providers or the Loan Trustee or in the definition of "Make-Whole Premium." Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the holders, the Subordination Agent, the Liquidity Providers, the Loan Trustee or the Certificateholders. (Participation Agreements, Section 1(c) and Schedule V for NW 1997 F, NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW
1997 L.)

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the U.S. Code, as amended, relating to aviation, (b) be a U.S. certificated air carrier and (c) expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing; and (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

    The Pass Through Trust Agreements and the Indentures will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

    Each Pass Through Trust Agreement contains provisions permitting the execution of supplemental trust agreements, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Northwest and the assumption by such corporation of Northwest's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of Northwest for the benefit of holders of such Certificates or to surrender any right or power in such Pass Through Trust Agreement conferred upon Northwest, (iii) to correct or supplement any defective or inconsistent provision of such Pass Through Trust Agreement or to modify any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake, (iv) to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (v) to provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee. In addition, each Pass Through Trust Agreement provides that the Trustee will be permitted to enter into any amendment or supplement to the Intercreditor Agreement or the Liquidity Facilities, without the consent of the holders of any Certificates, to cure any ambiguity or correct any mistake or to correct or supplement any defective or inconsistent provision thereof or to modify any other provision with respect to matters or questions arising thereunder; PROVIDED that such action shall not materially adversely affect the interests of the Certificateholders. (Section 9.01)

    Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement or (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment. (Section 9.02)

TERMINATION OF THE TRUSTS

    The obligations of Northwest if any and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEE

    The Trustee for each Trust will be State Street Bank and Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and with any Owner Trustee with the same rights they would have if they were not the Trustee. (Section 7.04)

BOOK-ENTRY; DELIVERY AND FORM

    GENERAL

    Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("CEDE"), or its nominee. No person acquiring an interest in such Certificates ("CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC was created to hold securities for its participants ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("INDIRECT PARTICIPANTS").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, Make-Whole Premium if any and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    None of Northwest, NWA Corp. or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Northwest believes to be reliable, but Northwest takes no responsibility for the accuracy thereof.

    DEFINITIVE CERTIFICATES

    Certificates will be issued in certificated form ("DEFINITIVE CERTIFICATES") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Northwest advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Northwest is unable to locate a qualified successor, (ii) Northwest, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Northwest and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09(d))

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive

Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, Make-Whole Premium if any and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

    The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical to each other except as otherwise indicated.

GENERAL

    With respect to the Certificates of each Trust, the Subordination Agent will enter into a Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for any Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on three consecutive Regular Distribution Dates (or, in the case of the initial period, the first 18 months following the extension of the Liquidity Facilities). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although the Bank is the Liquidity Provider for each Trust entitled to the benefits of a Liquidity Facility, it may be replaced by another entity with respect to one or more such Trusts under certain circumstances. Therefore, the liquidity provider for any such Trust may be different from the liquidity provider for any other Trust.

DRAWINGS

    The initial stated amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust will be $13,349,402, $5,048,196 and $2,477,235, respectively. Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount if any available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under such Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on such Certificates will not exceed the Required Amount for such Certificates. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or Make-Whole Premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate or principal of or interest or Make-Whole Premium on the Certificates of any other Trust. Further, the Liquidity Facilities do not provide for drawings thereunder to pay for interest on the Certificates supported by Equipment Notes issued in respect of the Prefunded Aircraft for which the Date of Sale has not occurred and which are not Owned Aircraft Notes. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

    Each payment by the Liquidity Provider under each Liquidity Facility reduces PRO TANTO the amount available to be drawn under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trusts, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility in respect of interest on the Certificates of such Trust shall be reinstated to the Required Amount of such Liquidity Facility; PROVIDED, HOWEVER, that such Liquidity Facility shall not be so reinstated at any time after (i) the acceleration of all of the outstanding Equipment Notes or (ii) (A) a Triggering Event shall have occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The stated amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to any future payments of principal on such Certificates) at the Stated Interest Rate for such Trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing if any is made, in an amount and on the dates specified in the Liquidity Facilities. (Liquidity Facilities, Section 2.4(a); Intercreditor Agreement, Section 3.6(j))

    If at any time the short-term unsecured debt rating of the Liquidity Provider issued by any of the Rating Agencies is lower than the Threshold Rating or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of any Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for such Trust or the Subordination Agent may arrange for a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced with a Replacement Facility within the period specified in the Intercreditor Agreement after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent shall request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.6(c); Intercreditor Agreement, Section 3.6(c))

    A "REPLACEMENT FACILITY" for any Trust will mean an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions, or, subject to certain conditions, in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings if any as a result of the downgrading of the Liquidity Provider), in a face amount equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, in the case of the initial period, the 18 month period following the extension of such facility) and issued by a person having short-term unsecured debt ratings issued by the applicable Rating Agencies or, in the event the selected person's short-term unsecured debt is not rated by Moody's or Standard & Poor's, long-term unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

    "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by either Moody's or Standard & Poor's, the long-term unsecured debt rating by Moody's and Standard & Poor's at least equal to the initial rating by each of Moody's and Standard & Poor's on the Class A Certificates. (Intercreditor Agreement, Section 1.1)

    The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) the fifth anniversary of the closing date of the offering of the Certificates for each class of Certificates; (ii) the date on which the Subordination Agent delivers a certificate certifying that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers a certificate certifying that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the date on which the Liquidity Provider makes the Final Drawing; and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility (Liquidity Facilities, Sections 1.1(a) and 2.4(b))

    The Intercreditor Agreement will provide for the extension or replacement of each initial Liquidity Facility. If such Liquidity Facility or any replacement Liquidity Facility is scheduled to expire prior to the date which is 15 days after the Final Legal Distribution Date for the related Class of Certificates and such Liquidity Facility cannot extend or replace the date that is 25 days prior to the scheduled expiration date of such Liquidity Facility, the Subordination Agent shall, prior to the expiration of such facility, request the Non-Extension Drawing in an amount equal to all available and undrawn amounts thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.6(d))

    The Subordination Agent, in consultation with Northwest (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not to), may, subject to certain limitations, arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust. If such replacement facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, all obligations owed to the Liquidity Provider being replaced shall be repaid. (Intercreditor Agreement, Section 3.6(e))

    The Intercreditor Agreement provides that the Subordination Agent shall hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "-- Liquidity Events of Default" below in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. The Intercreditor Agreement further provides that the Subordination Agent shall not fail to take any action which may be required to be taken by the Subordination Agent in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement,
Section 3.6(i))

    Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Certificates.

REIMBURSEMENT OF DRAWINGS

    Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to the applicable LIBOR plus 2.00% per annum or the applicable base rate thus 0.5%; provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor.

    The amount drawn under the Liquidity Facility for any Trust by reason of the Downgrade Drawing or Non-Extension Drawing and deposited in the Cash Collateral Account will be treated as follows: (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount for such Trust; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. The Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility will bear interest equal to the earnings if any on funds on deposit in the Cash Collateral Account maintained by the Subordination Agent under the Intercreditor Agreement. In the event of a Downgrade Drawing or Non-Extension Drawing under the Liquidity Facility, the Liquidity Provider also will charge a fee. (Liquidity Facilities, Sections 2.3(b) and 2.6)

LIQUIDITY EVENTS OF DEFAULT

    Events of Default under each Liquidity Facility (each, a "LIQUIDITY EVENT OF DEFAULT") will consist of: (i) the acceleration of all the Equipment Notes; and
(ii) the failure to pay all of the Equipment Notes at maturity. (Liquidity Facilities, Section 1.1)

    If (i) a Liquidity Event of Default shall have occurred and be continuing or
(ii) (A) a Triggering Event shall have occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, cause to be made a final drawing ("FINAL DRAWING") of all available and undrawn amounts under the Liquidity Facilities whereupon (i) the Liquidity Provider shall have no further obligation to make Drawings under the Liquidity Facility,
(ii) any Drawing remaining unreimbursed shall be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider shall automatically become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.1)

    Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

    The Liquidity Provider will be Royal Bank of Canada (the "BANK"). The Bank was established in 1869. It is chartered under the Bank Act (Canada). Compliance with the provisions of the Bank Act is monitored by the Office of the Superintendent of Financial Institutions (Canada). The Bank and its subsidiaries provide a wide range of banking and financial services in Canada and internationally. The Bank is Canada's largest financial institution with total consolidated assets of approximately Cdn. $246 billion (approximately $178 billion) as at July 31, 1997.

    The Bank has engaged in commercial banking in the United States since 1899. It has a branch in the City of New York at Financial Square. In addition, the Bank maintains agencies in Miami, Florida and Los Angeles, California and representative offices in Chicago, Illinois and Houston, Texas.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

    The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement.

INTERCREDITOR RIGHTS

    CONTROLLING PARTY

    Pursuant to the Intercreditor Agreement, each Trustee and the Liquidity Provider shall agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes), so long as no Indenture Default shall have occurred and be continuing thereunder and (b) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee.

    The Person who shall be the Controlling Party with respect to any Indenture shall be: (a) the Trustee for the Class A Trust; (b) upon payment of Final Distributions to the holders of Class A Certificates, the Trustee for the Class B Trust and (c) upon payment of Final Distributions to the holders of Class B Certificates, the Trustee for the Class C Trust (the "CONTROLLING PARTY"). Notwithstanding the foregoing, the Liquidity Provider shall have the right to elect to become the Controlling Party at any time after 18 months from the acceleration of the Equipment Notes under such Indenture, if at the time of such election the Liquidity Obligations have not been paid in full; provided that if there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have such right. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6)

    SALE OF EQUIPMENT NOTES OR AIRCRAFT

    Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Northwest under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate. (Intercreditor Agreement, Section 4.1)

    After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will be required to obtain the LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to any LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

PRIORITY OF DISTRIBUTIONS

    So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

        (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "LIQUIDITY EXPENSES") to the Liquidity Provider;

        (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

        (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations and, if applicable, to replenish each Cash Collateral Account up to the amount of interest payable on the related Class of Certificates at the Stated Interest Rate therefor on three consecutive Regular Distribution Dates (or, in the case of the initial period, the first 18 months following the Closing Date) (the "REQUIRED AMOUNT");

        (iv) to pay Expected Distributions to the holders of Class A
    Certificates;

        (v) to pay Expected Distributions to the holders of Class B
    Certificates;

        (vi) to pay Expected Distributions to the holders of Class C Certificates; and

        (vii) to pay certain fees and expenses of the Subordination Agent and the Trustee.

    Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

        (1) to reimburse (a) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Notes or any Trust Indenture Estate,
    (b) each Trustee for any amounts of the nature described in clause (i) above, and (iii) the Liquidity Provider or any Certificateholder for payments if any made by it to the Subordination Agent or any Trustee in respect of clause (i) above (collectively, the "ADMINISTRATION EXPENSES");

        (2) to the Liquidity Provider to pay all accrued and unpaid Liquidity Expenses (including fees payable in respect of any Downgrade Drawing);

        (3) to the Liquidity Provider to pay all accrued and unpaid interest on the Liquidity Obligations (other than interest in respect of any Downgrade Drawing) as provided in the Liquidity Facilities;

        (4) to the Liquidity Provider (a) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses (ii) and (iii) above) and (b) if applicable, so long as not less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, to replenish the Cash Collateral Accounts;

        (5) to reimburse or pay (a) the Subordination Agent for any tax (other than taxes imposed on compensation paid under the Intercreditor Agreement), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), (b) each Trustee for any tax (other than taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss, or any other amount payable to such Trustee under the applicable Trust Agreements, and (c) each Certificateholder for payments if any made by it in respect of amounts described in clause (i) above, distributed to the applicable Trustee for the account of such Certificateholder, in each such case PARI PASSU on the basis of all amounts described in clauses (i) through (iii) above (collectively, "CERTAIN TAXES AND FEES");

        (6) to pay Adjusted Expected Distributions to the holders of Class A Certificates;

        (7) to pay Adjusted Expected Distributions to the holders of Class B Certificates;

        (8) to pay Adjusted Expected Distributions to the holders of Class C Certificates;

        (9) the balance shall be held in the Collection Account until the next Distribution Date or, if all Classes of Certificates have been paid in full, shall be distributed to the Owner Trustee to the extent that payments received from the Loan Trustees exceed the amounts described in clauses (i) through (viii) above; and

        (10) the balance if any shall be distributed to the Certificateholders of the related Trust.

    Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider.

    Notwithstanding the foregoing, following the occurrence of a Triggering Event, amounts paid to the Subordination Agent on account of the application of proceeds of the Prefunding Collateral Accounts (together with the amounts required to be paid by Northwest) to prepay the aggregate principal amount of the Equipment Notes, shall be distributed to the holders of the Certificates of the corresponding Class.

VOTING OF EQUIPMENT NOTES

    In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note, the related Indenture, Lease, Participation Agreement (each, a "PARTICIPATION AGREEMENT") or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes. The Trustee in turn will request directions from Certificateholders of such Trust PROVIDED that the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b))

THE SUBORDINATION AGENT

    State Street Bank and Trust Company of Connecticut, National Association, will be the Subordination Agent under the Intercreditor Agreement. Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is c/o State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

    The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity

Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

    The Aircraft are comprised of twelve British Aerospace Avro RJ85 aircraft, all of which will use AlliedSignal LF-507-1F engines. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the U.S. for aircraft noise abatement. The table below sets forth certain additional information concerning the Aircraft. See the Summary of Aircraft Appraisals attached in Appendix II for a detailed description of the British Aerospace Avro RJ85 aircraft.

                           MANUFACTURER'S      DELIVERY AND             APPRAISED VALUE
  AIRCRAFT    REGISTRATION     SERIAL       EXPECTED DELIVERY   -------------------------------
    TYPE        NUMBER         NUMBER            DATE(1)          AISI        BK         MBA
------------  -----------  ---------------  ------------------  ---------  ---------  ---------
                                                                     (DOLLARS IN MILLIONS)
Avro RJ85         N501XJ          E2208         April 1997      $   25.02  $    24.0  $   24.25
Avro RJ85         N502XJ          E2307          May 1997           25.26       24.0      24.30
Avro RJ85         N503XJ          E2310         June 1997           25.51       24.0      24.35
Avro RJ85         N504XJ          E2311         July 1997           25.75       24.0      24.40
Avro RJ85         N505XJ          E2313        August 1997          25.75       24.0      24.45
Avro RJ85         N506XJ          E2314       September 1997        25.75       24.0      24.50
Avro RJ85         N507XJ          E2316        October 1997         25.75       24.0      24.55
Avro RJ85         N508XJ          E2318       November 1997         25.75       24.0      24.60
Avro RJ85         N509XJ          E2321       February 1998         25.75       24.0      24.75
Avro RJ85         N510XJ          E2325         March 1998          25.25       24.0      24.80
Avro RJ85         N511XJ          E2326         April 1998          25.75       24.0      24.85
Avro RJ85         N512XJ          E2348          May 1998           25.75       24.0      24.90

------------------------

(1) The dates under this column reflect the scheduled delivery month under Northwest's purchase agreement with the manufacturer. The actual delivery date for any Aircraft may be subject to delay.

APPRAISED VALUE

    The appraised values set forth in the foregoing chart were determined by AISI as of August 15, 1997, BK as of September 3, 1997 and MBA as of August 26, 1997. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. The Appraisers have delivered letters summarizing their respective Appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such summaries.

    An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements and the Trust Agreements. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement relating to each Delivered Aircraft. The provisions of such documents relating to any Prefunded Aircraft may be modified, subject to the Mandatory Document Terms and the Mandatory Economic Terms.

GENERAL

    The Equipment Notes will be issued in three series with respect to each Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between the applicable Owner Trustee, as trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Aircraft, and the applicable Loan Trustee. In all cases, the Loan Trustee is State Street Bank and Trust Company.

    Except as described below, the Owner Trustee leases the related Aircraft to Northwest pursuant to a separate Lease between such Owner Trustee as lessor and Northwest as lessee with respect to such Aircraft. Under each Lease, Northwest is obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Leased Aircraft Notes issued with respect to such Aircraft. The Equipment Notes are not, however, obligations of, or guaranteed by, Northwest. Northwest's rental obligations under each Lease are general obligations of Northwest. Amounts payable by Northwest under each Lease will be unconditionally guaranteed by NWA Corp.

    For six of the Indentures, the Prefunded Aircraft related thereto will not have been purchased by the related Owner Trustee on the date of the issuance of the related Equipment Notes. The Prefunded Aircraft are expected to be purchased by the related Owner Trustees between October 1997 and May 1998. Northwest will hold the beneficial interest under the Trust Agreement relating to each Prefunded Aircraft until the Date of Sale for Prefunded Aircraft (which date may be up to 120 days after the delivery date of such Prefunded Aircraft to Northwest). Northwest will transfer to such Owner Participant on such date Northwest's beneficial interest under the Trust Agreement. The proceeds of the sale of the Equipment Notes issued under the Indentures relating to the Prefunded Aircraft may only be (i) applied to the purchase of such Aircraft,
(ii) paid to Northwest in connection with an assumption of the related Equipment Notes as described below or (iii) applied to the redemption of such related Equipment Notes. Pending such acquisition, the proceeds of such Equipment Notes will be held by the Loan Trustee for such Equipment Notes in a Prefunding Collateral Account and invested in certain Specified Investments at the direction of such Loan Trustee.

    Each Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

SUBORDINATION

    Series B Equipment Notes issued in respect of any Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft, and any Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft and (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

    Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

    The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes will initially be held in each of the Trusts, are as follows:

REGISTRATION                                 CLASS A TRUST     CLASS B TRUST      CLASS C TRUST
NUMBER                                      EQUIPMENT NOTES   EQUIPMENT NOTES   EQUIPMENT NOTES(1)      TOTAL
------------------------------------------  ----------------  ----------------  ------------------  -------------
N501XJ....................................   $   10,481,250    $    4,387,500      $  1,931,250     $  16,800,000
N502XJ....................................       10,481,250         4,387,500         1,931,250        16,800,000
N503XJ....................................       10,481,250         4,387,500         1,931,250        16,800,000
N504XJ....................................       10,481,250         4,387,500         1,931,250        16,800,000
N505XJ....................................       10,481,250         4,387,500         1,931,250        16,800,000
N506XJ....................................       10,481,250         4,387,500         1,931,250        16,800,000
N507XJ....................................       10,369,024         3,169,029         1,964,000        15,502,054
N508XJ....................................       10,369,451         3,112,328         1,968,000        15,449,778
N509XJ....................................       10,560,952         3,538,462         1,980,000        16,079,415
N510XJ....................................       10,574,427         3,474,730         1,984,000        16,033,157
N511XJ....................................       10,583,770         3,419,604         1,988,000        15,991,374
N512XJ....................................       10,568,876         3,393,846         1,990,500        15,953,223

------------------------

(1) The principal amount of the Series C Equipment Notes associated with any Prefunded Aircraft may be prepaid in part in connection with any reoptimization negotiated with Owner Participants

    Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 in each year, commencing January 2, 1998. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such Series of Equipment Note will bear interest at a rate equal to 2% per annum over the applicable rate on such Series of Equipment Note.

    The principal of the Equipment Notes purchased by each Trust will be payable on the dates and in the amounts set forth in Appendix III.

    The final payment made under each Equipment Note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium if any and to the extent permitted by law, interest and any other amounts payable but unpaid.

    If any date scheduled for any payment of principal, Make-Whole Premium if any or interest with respect to the Equipment Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.

    All payments of principal amount, interest, Make-Whole Premium if any and other amounts to be made by the Owner Trustee will be payable only from the Trust Indenture Estate. In the case of each Equipment Note, each payment of principal amount, Make-Whole Premium if any and interest or other amounts due thereon will be applied in the following order: (i) to the payment of accrued interest on such

Equipment Note (as well as any interest on any overdue principal amount, Make-Whole Premium if any and any interest) to the date of such payment; (ii) to the payment of the principal amount of such Equipment Note then due; (iii) to the payment of the Make-Whole Premium if any and any other amount due under the Indenture or such Equipment Note; and (iv) the balance if any to the payment of the principal amount of such Equipment Note remaining unpaid (applied to the installments of principal amount in the inverse order of their normal maturity). (Indentures, Section 2.05)

PREFUNDING PERIOD

    During the period between the date of issuance of the related Equipment Notes and the related Date of Sale of six Prefunded Aircraft, the related Equipment Notes will not be secured by such Aircraft or the related Lease, but will be secured by the related Prefunding Collateral Account. Pursuant to the related Indentures, the Owner Trustee will deposit the proceeds from the sale of the related Equipment Notes into the related Prefunding Collateral Account for the benefit of the Loan Trustee. Funds deposited in each Prefunding Collateral Account will be invested in Specified Investments. (Participation Agreements,
Section 18 for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

    If a Prefunded Aircraft is delivered to Northwest but not sold to the related Owner Trust on or prior to the Cut-off Date for any reason, Northwest will, unless the manufacturer has failed to deliver such Aircraft to Northwest on or prior to such date, assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be Owned Aircraft as described in the Prospectus) and will be Owned Aircraft Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such Aircraft. If (i) the manufacturer has failed to deliver a Prefunded Aircraft to Northwest on or prior to the Prepayment Date or (ii) following the delivery of any Prefunded Aircraft, the conditions precedent to Northwest's assumption of Equipment Notes relating to such Prefunded Aircraft are not met on or prior to the thirtieth day after the Cut-Off Date (but in no event later than the Prepayment Date), then the Equipment Notes issued under the related Indenture will be prepaid in full on or before the fifteenth day after (x) the Prepayment Date, in the case of clause
(i) or (y) the date specified in clause (ii), in the case of clause (ii) as the case may be, and the Loan Trustee will apply the amounts in the related Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such Equipment Notes, together with accrued and unpaid interest thereon. In addition, if a Triggering Event occurs prior to the Prepayment Date, then the amounts on deposit on any Prefunding Collateral Account will be applied, together with the amounts required to be paid by Northwest, to prepay in full the aggregate principal amount of the Equipment Notes relating to such Prefunding Collateral Account, together with accrued and unpaid interest thereon, on or before the fifteenth day after the occurrence of such Triggering Event. (Participation Agreements, Sections 1(e) and 18 for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

REDEMPTION

    The Equipment Notes issued with respect to any Aircraft will be redeemed, in whole, at a price equal to the aggregate unpaid principal amount together with accrued interest to, but not including, the date of redemption, but without Make-Whole Premium, upon the occurrence of an Event of Loss to such Aircraft if such Aircraft is not replaced. (Indentures, Section 2.10(a))

    The Leased Aircraft Notes relating to an Aircraft may be redeemed, in whole, on a Special Distribution Date, in connection with Northwest's exercise of its right to terminate the related Lease or to purchase the Aircraft subject to such Lease. In connection with any such termination or purchase, the amount to be paid by Northwest under such Lease will be at least equal to the aggregate unpaid principal amount of the related Equipment Notes, together with accrued interest thereon to, but not including, the date of redemption, plus the Make-Whole Premium thereon, PROVIDED that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Northwest may elect to assume all of the obligations of the relevant Owner Trustee under the related Indenture pursuant to Section 2.13 of the Indenture and Section 8(x) of the relevant Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Leased Aircraft Notes, Northwest shall enter into a supplemental indenture satisfactory to the relevant Loan Trustee which contains provisions regarding permitted liens, registration and maintenance, subleases, replacement of parts, alteration and modification to the Aircraft, events of loss and insurance which are substantially similar to the provisions contained in the related Lease. In addition, in connection with any such assumption, NWA Corp. shall deliver a guaranty of the Leased Aircraft Notes substantially in the form of the Guaranty and Northwest shall deliver an opinion of counsel that such assumption has been duly and validly effected. See "Description of the Equipment Notes--The Guaranty." Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Indentures, Sections 2.10(b) and 2.13; Participation Agreements, Section 8(x); Leases, Sections 9 and 19(d)) See "-- The Leases -- Lease Termination" and "-- The Leases -- Renewal and Purchase Options".

    All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity as part of a refunding or refinancing plan upon at least 30 days revocable prior written notice to the Loan Trustee and the holders of the Equipment Notes, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest to, but not including, the date of redemption, plus a Make-Whole Premium, if any. (Indentures, Section 2.11)

    If notice of such redemption is given in connection with a termination of the Lease, such notice is revocable and is deemed revoked in the event that the Lease does not in fact terminate on the specified termination date. If notice of such redemption is given in connection with a refinancing, it is revocable not later than three days prior to the redemption date. (Indentures, Section 2.12(b))

    Either the Owner Trustee or the Owner Participant may purchase all of the outstanding Equipment Notes issued under the related Indentures for the aggregate unpaid principal amount, plus accrued and unpaid interest to the date of purchase. This option may be exercised upon (i) the declaration by the Loan Trustee that the Equipment Notes have become due and payable following an Indenture Default or notification by the Loan Trustee to the Owner Trustee that it intends to take actions to foreclose the lien or otherwise commence the exercise of any significant remedy under the Indenture or Lease (each, a "Loan Trustee Event"), or (ii) a continuing Lease Event of Default. If the option is exercised in connection with a Lease Event of Default continuing for less than 180 days, then the Make-Whole Premium will be added to the purchase price. (Indentures, Section 2.14)

    "MAKE-WHOLE PREMIUM" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Northwest and reasonably acceptable to the Loan Trustee and related Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds
(b) the outstanding principal amount of such Equipment Note plus accrued interest. Such Make-Whole Premium, if any, with respect to each Series of Equipment Notes, will be payable prior to the dates set forth below.

SERIES                                                         DATE
------------------------------------------------------  ------------------
Series A..............................................        July 2, 2010
Series B..............................................        July 2, 2008
Series C..............................................     October 2, 2003

    For purposes of determining the Make-Whole Premium, "TREASURY YIELD" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of U.S. Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for U.S. Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent
H.15 (519) or, if a weekly average yield to maturity for U.S. Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third business day prior to the applicable redemption date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the third business day prior to the applicable redemption date.

    "AVERAGE LIFE DATE" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Equipment Note. "REMAINING WEIGHTED AVERAGE LIFE" on a given date with respect to any Equipment Note is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such redemption date to but excluding the date on which payment of principal is scheduled to be made; by (b) the then outstanding principal amount of such Equipment Note.

    In the case of each Indenture related to the six Prefunded Aircraft, if the manufacturer has not delivered the related Aircraft to Northwest by the Prepayment Date, then the Equipment Notes issued under such Indenture will be prepaid in full on or before the fifteenth day after the Cut-off Date. On such date, the Loan Trustee will apply the amounts in the related Prefunding Collateral Account together with the amounts required to be paid by Northwest to pay the aggregate principal amount of such Equipment Notes, together with accrued and unpaid interest thereon. (Indentures, Sections 2.10(c) and 2.12 for NW 1997 F, NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L.)

    The Series C Equipment Notes relating to the Prefunded Aircraft may also be subject to prepayment in part, no later than 20 days after the related Date of Sale of such Aircraft, in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with the Owner Participant.

PREFUNDING COLLATERAL ACCOUNT; INVESTMENTS

    The proceeds from the sale of the Equipment Notes related to a Prefunded Aircraft will be deposited in an Eligible Deposit Account (as defined below) held in the name of the related Loan Trustee (each, a "PREFUNDING COLLATERAL ACCOUNT"). Such proceeds will (i) be applied to purchase the related Prefunded Aircraft from Northwest, (ii) be paid to Northwest in connection with an assumption by Northwest of such Equipment Notes or (iii) be applied to the redemption of such Equipment Notes. An "ELIGIBLE DEPOSIT ACCOUNT" is either (a) a segregated account with an Eligible Institution (as defined below) or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch. An "ELIGIBLE INSTITUTION" is a depository institution organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the FDIC.

    Amounts on deposit in each Prefunding Collateral Account may be invested from time to time by the Loan Trustee at the direction of Northwest in Specified Investments. "SPECIFIED INVESTMENTS" mean any of the following:

        (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America;

        (b) commercial paper rated A-1/P-1 by Standard & Poor's and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the U.S. equal to the highest rating assigned by such rating organization;

        (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the U.S. or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than eight months following the date of such investment;

        (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or

        (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the U.S. or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

    Northwest will pay to the Loan Trustee any losses on such Specified Investments. Such Specified Investments must mature no later than the scheduled delivery date for the related Prefunded Aircraft. If Specified Investments are not available on any day on which funds are to be invested, the Loan Trustee may leave such funds in the related Prefunding Collateral Account until the earliest of (i) the date on which an appropriate Specified Investment becomes available,
(ii) the Date of Sale and (iii) the Cut-off Date. If the Date of Sale is postponed, the proceeds of such investments maturing prior to such postponed delivery date will be invested in Specified Investments and any such Specified Investments must mature no later than 14 days after the rescheduled Date of Sale or, if no notice of rescheduled Date of Sale has been given, no later than 14 days after the Cut-off Date. (Indentures, Section 2.17 for NW 1997 G, NW 1997 H, NW 1997 I, NW 1997 J, NW 1997 K and NW 1997 L. )

    Funds (other than funds in the related Prefunding Collateral Account) if any held from time to time by the Loan Trustee with respect to any Aircraft will be invested, except under certain circumstances, upon the written instructions of Northwest in direct obligations of, or obligations fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances, time deposits or deposit accounts with certain banks, trust companies or national banking associations; or commercial paper rated A-1/P-1 by Standard & Poor's and Moody's, respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the U.S. equal to the highest rating assigned by such rating organization. Northwest will be responsible for any loss realized upon maturity, sale or other disposition of any such investment. (Indentures, Section 5.09; Leases, Section 22(a))

SECURITY

    Except as described below, the Equipment Notes issued with respect to each Aircraft are or will be secured by a first priority security interest in the Aircraft, the related Lease and all rent thereunder, as well as the related Guaranty all rents, profits and other income of such Aircraft, all insurance and similar proceeds with respect to such Aircraft, all rights of the related Owner Trustee to amounts paid or payable by Northwest under the related Participation Agreement, all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. Unless an Indenture Default with respect to an Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by Northwest for certain matters, insurance proceeds payable to the Owner Trustee in its individual capacity and to the Owner Participant under liability insurance maintained by Northwest under the Lease or by the Owner Trustee or such Owner Participant, insurance proceeds payable to the Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by the Owner Trustee or the Owner Participant under the Lease and certain reimbursement payments made by Northwest to the Owner Trustee. (Indenture, Granting Clause).

    The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft, replacement aircraft (as described in the "Leases--Events of Loss") or the Leases related thereto. There are no cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

    Although the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest (other than in respect of its obligations during and ending with the Prefunding Period), the amounts unconditionally payable by Northwest for lease of the Aircraft, will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes -- General". Amounts payable by Northwest under each Lease will be unconditionally guaranteed by NWA Corp.

    The principal amount of the Equipment Notes issued by the related Owner Trustee under the Indentures related to the Prefunded Aircraft will be secured prior to delivery of the related Prefunded Aircraft by the related Prefunding Collateral Account, which will be funded by the proceeds of the sale of such Equipment Notes. Funds deposited in the related Prefunding Collateral Account will be invested in obligations of, or guaranteed by, the United States of America and in certain other Specified Investments described herein. Northwest will pay to the Loan Trustee any losses on the Specified Investments and earnings on such Prefunding Collateral Account will be paid to Northwest on the related Date of Sale. Northwest will pay (i) interest due on the related Equipment Notes on each Regular Distribution Date during the related Prefunding Period and (ii) interest due on the first Regular Distribution Date after the related Date of Sale for the period from the preceding Regular Distribution Date (or, if none, the date of issuance of the Equipment Notes) to the related Date of Sale. If a Prefunded Aircraft is delivered to Northwest but not sold to the related Owner Trust on or prior to the Cut-off Date for any reason, Northwest will, unless the manufacturer has failed to deliver such Aircraft to Northwest on or prior to such date, assume, subject to certain conditions, on a full recourse basis all of the obligations of the Owner Trustee under the related Equipment Notes pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. Such Equipment Notes will be secured by a lien on the related Prefunded Aircraft (which will be an Owned Aircraft as described in the Prospectus) and will be Owned Aircraft Notes (as described in the Prospectus). In connection with such assumption, the Loan Trustee will release the amounts in the Prefunding Collateral Account to Northwest to reimburse Northwest for a portion of the purchase price previously paid by it for such Aircraft. Northwest's obligations in respect of such assumed Equipment Notes will be unconditionally guaranteed by NWA Corp.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

    The following tables set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the dates specified and was obtained by dividing (i) the outstanding balance of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed value (the "ASSUMED AIRCRAFT Value") of the Aircraft securing such Equipment Notes. The table assumes that (i) the Prefunded Aircraft were delivered prior to the respective expected date of delivery, (ii) no reoptimization will be negotiated with the Owner Participant,
(iii) no prepayments of interest or principal on the Equipment Notes will occur and (iv) no payment defaults shall have occurred and be continuing with respect to the Equipment Notes. Upon the occurrence of the Date of Sale with respect to any Prefunded Aircraft, the related Equipment Notes may be reoptimized (subject to the Mandatory Economic Terms) and the related Series C Equipment Notes may be partially prepaid, resulting in adjustments to principal repayment schedules contained in Appendix IV hereto.

    The tables contain forward-looking information that is based on the assumption that the value of each Aircraft included in the Assumed Aircraft Value opposite the initial Regular Distribution Date included in the table depreciates by 3% per year until the tenth year after the year of delivery of such Aircraft, by 4% per year thereafter until the fifteenth year after the year of such delivery and by 5% per year thereafter. Other rates or methods of depreciation would result in materially different loan-to-value ratios and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                      AIRCRAFT REGISTRATION                 AIRCRAFT REGISTRATION
                                                          NUMBER N501XJ                         NUMBER N502XJ
                                               -----------------------------------  -------------------------------------
                                                EQUIPMENT                            EQUIPMENT
                                                  NOTE        ASSUMED                  NOTE        ASSUMED
                                               OUTSTANDING   AIRCRAFT      LOAN     OUTSTANDING   AIRCRAFT      LOAN TO
                                                 BALANCE       VALUE       VALUE      BALANCE       VALUE        VALUE
DATE                                           (MILLIONS)   (MILLIONS)     RATIO    (MILLIONS)   (MILLIONS)      RATIO
---------------------------------------------  -----------  -----------  ---------  -----------  -----------  -----------
July 2, 1998.................................   $  16.314    $  23.523       69.36%  $  16.314    $  23.571        69.21%
July 2, 1999.................................      15.810       22.795       69.36      15.810       22.842        69.21
July 2, 2000.................................      15.305       22.068       69.36      15.305       22.113        69.21
July 2, 2001.................................      14.801       21.340       69.36      14.801       21.384        69.21
July 2, 2002.................................      13.593       20.613       65.95      13.593       20.655        65.81
July 2, 2003.................................      12.704       19.885       63.89      12.704       19.926        63.76
July 2, 2004.................................      11.873       19.158       61.98      11.873       19.197        61.85
July 2, 2005.................................      11.300       18.430       61.31      11.300       18.468        61.19
July 2, 2006.................................      10.320       17.703       58.30      10.320       17.739        58.18
July 2, 2007.................................       9.770       16.975       57.56       9.770       17.010        57.44
July 2, 2008.................................       9.103       16.005       56.88       9.103       16.038        56.76
July 2, 2009.................................       8.155       15.035       54.24       8.155       15.066        54.13
July 2, 2010.................................       6.952       14.065       49.43       6.952       14.094        49.33
July 2, 2011.................................       5.660       13.095       43.22       5.660       13.122        43.13
July 2, 2012.................................       4.273       12.125       35.24       4.273       12.150        35.17
July 2, 2013.................................       2.784       10.913       25.51       2.784       10.935        25.46
July 2, 2014.................................       1.186        9.700       12.22       1.186        9.720        12.20
July 2, 2015.................................       0.000        0.000        0.00       0.000        0.000         0.00

                                                      AIRCRAFT REGISTRATION                  AIRCRAFT REGISTRATION
                                                          NUMBER N503XJ                          NUMBER N504XJ
                                              -------------------------------------  -------------------------------------
                                               EQUIPMENT                              EQUIPMENT
                                                 NOTE        ASSUMED                    NOTE        ASSUMED
                                              OUTSTANDING   AIRCRAFT      LOAN TO    OUTSTANDING   AIRCRAFT      LOAN TO
                                                BALANCE       VALUE        VALUE       BALANCE       VALUE        VALUE
DATE                                          (MILLIONS)   (MILLIONS)      RATIO     (MILLIONS)   (MILLIONS)      RATIO
--------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
July 2, 1998................................   $  16.314    $  23.620        69.07%   $  16.314    $  23.668        68.93%
July 2, 1999................................      15.810       22.889        69.07       15.810       22.936        68.93
July 2, 2000................................      15.305       22.159        69.07       15.305       22.204        68.93
July 2, 2001................................      14.801       21.428        69.07       14.801       21.472        68.93
July 2, 2002................................      13.593       20.698        65.67       13.593       20.740        65.54
July 2, 2003................................      12.704       19.967        63.63       12.704       20.008        63.49
July 2, 2004................................      11.873       19.237        61.72       11.873       19.276        61.59
July 2, 2005................................      11.300       18.506        61.06       11.300       18.544        60.94
July 2, 2006................................      10.320       17.776        58.06       10.320       17.812        57.94
July 2, 2007................................       9.770       17.045        57.32        9.770       17.080        57.20
July 2, 2008................................       9.103       16.071        56.64        9.103       16.104        56.53
July 2, 2009................................       8.155       15.097        54.01        8.155       15.128        53.90
July 2, 2010................................       6.952       14.123        49.23        6.952       14.152        49.12
July 2, 2011................................       5.660       13.149        43.04        5.660       13.176        42.96
July 2, 2012................................       4.273       12.175        35.10        4.273       12.200        35.02
July 2, 2013................................       2.784       10.958        25.40        2.784       10.980        25.35
July 2, 2014................................       1.186        9.740        12.17        1.186        9.760        12.15
July 2, 2015................................       0.000        0.000         0.00        0.000        0.000         0.00

                                                               AIRCRAFT REGISTRATION                  AIRCRAFT REGISTRATION
                                                                   NUMBER N505XJ                          NUMBER N506XJ
                                                       -------------------------------------  -------------------------------------
                                                        EQUIPMENT                              EQUIPMENT
                                                          NOTE        ASSUMED                    NOTE        ASSUMED
                                                       OUTSTANDING   AIRCRAFT      LOAN TO    OUTSTANDING   AIRCRAFT      LOAN TO
                                                         BALANCE       VALUE        VALUE       BALANCE       VALUE        VALUE
DATE                                                   (MILLIONS)   (MILLIONS)      RATIO     (MILLIONS)   (MILLIONS)      RATIO
-----------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
July 2, 1998.........................................   $  16.314    $  23.717        68.79%   $  16.314    $  23.765        68.65%
July 2, 1999.........................................      15.810       22.983        68.79       15.810       23.030        68.65
July 2, 2000.........................................      15.305       22.250        68.79       15.305       22.295        68.65
July 2, 2001.........................................      14.801       21.516        68.79       14.801       21.560        68.65
July 2, 2002.........................................      13.593       20.783        65.41       13.593       20.825        65.27
July 2, 2003.........................................      12.704       20.049        63.36       12.704       20.090        63.24
July 2, 2004.........................................      11.873       19.316        61.47       11.873       19.355        61.34
July 2, 2005.........................................      11.300       18.582        60.81       11.300       18.620        60.69
July 2, 2006.........................................      10.320       17.849        57.82       10.320       17.885        57.70
July 2, 2007.........................................       9.770       17.115        57.09        9.770       17.150        56.97
July 2, 2008.........................................       9.103       16.137        56.41        9.103       16.170        56.30
July 2, 2009.........................................       8.155       15.159        53.79        8.155       15.190        53.68
July 2, 2010.........................................       6.952       14.181        49.02        6.952       14.210        48.92
July 2, 2011.........................................       5.660       13.203        42.87        5.660       13.230        42.78
July 2, 2012.........................................       4.273       12.225        34.95        4.273       12.250        34.88
July 2, 2013.........................................       2.784       11.003        25.30        2.784       11.025        25.25
July 2, 2014.........................................       1.186        9.780        12.12        1.186        9.800        12.10
July 2, 2015.........................................       0.000        0.000         0.00        0.000        0.000         0.00

                                                               AIRCRAFT REGISTRATION                  AIRCRAFT REGISTRATION
                                                                   NUMBER N507XJ                          NUMBER N508XJ
                                                       -------------------------------------  -------------------------------------
                                                        EQUIPMENT                              EQUIPMENT
                                                          NOTE        ASSUMED                    NOTE        ASSUMED
                                                       OUTSTANDING   AIRCRAFT      LOAN TO    OUTSTANDING   AIRCRAFT      LOAN TO
                                                         BALANCE       VALUE        VALUE       BALANCE       VALUE        VALUE
DATE                                                   (MILLIONS)   (MILLIONS)      RATIO     (MILLIONS)   (MILLIONS)      RATIO
-----------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
July 2, 1998.........................................   $  15.502    $  24.550        63.14%   $  15.450    $  24.600        62.80%
July 2, 1999.........................................      15.144       23.814        63.60       15.091       23.862        63.24
July 2, 2000.........................................      14.763       23.077        63.97       14.707       23.124        63.60
July 2, 2001.........................................      14.354       22.341        64.25       14.296       22.386        63.86
July 2, 2002.........................................      13.916       21.604        64.41       13.857       21.648        64.01
July 2, 2003.........................................      13.447       20.868        64.44       13.386       20.910        64.02
July 2, 2004.........................................      12.946       20.131        64.31       12.882       20.172        63.86
July 2, 2005.........................................      11.838       19.395        61.04       12.342       19.434        63.51
July 2, 2006.........................................      11.192       18.658        59.98       11.152       18.696        59.65
July 2, 2007.........................................      10.419       17.922        58.14       10.834       17.958        60.33
July 2, 2008.........................................       9.710       17.185        56.51        9.747       17.220        56.60
July 2, 2009.........................................       9.028       16.203        55.72        9.068       16.236        55.85
July 2, 2010.........................................       8.076       15.221        53.06        8.120       15.252        53.24
July 2, 2011.........................................       7.057       14.239        49.56        7.130       14.268        49.97
July 2, 2012.........................................       5.728       13.257        43.21        5.809       13.284        43.73
July 2, 2013.........................................       4.301       12.275        35.04        4.391       12.300        35.70
July 2, 2014.........................................       2.770       11.048        25.07        2.869       11.070        25.92
July 2, 2015.........................................       1.126        9.820        11.47        1.235        9.840        12.56

                                                               AIRCRAFT REGISTRATION                  AIRCRAFT REGISTRATION
                                                                   NUMBER N509XJ                          NUMBER N510XJ
                                                       -------------------------------------  -------------------------------------
                                                        EQUIPMENT                              EQUIPMENT
                                                          NOTE        ASSUMED                    NOTE        ASSUMED
                                                       OUTSTANDING   AIRCRAFT      LOAN TO    OUTSTANDING   AIRCRAFT      LOAN TO
                                                         BALANCE       VALUE        VALUE       BALANCE       VALUE        VALUE
DATE                                                   (MILLIONS)   (MILLIONS)      RATIO     (MILLIONS)   (MILLIONS)      RATIO
-----------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
July 2, 1998.........................................   $  16.079    $  24.750        64.97%   $  16.033    $  24.800        64.65%
July 2, 1999.........................................      15.809       24.008        65.85       15.788       24.056        65.63
July 2, 2000.........................................      15.454       23.265        66.43       15.434       23.312        66.21
July 2, 2001.........................................      15.074       22.523        66.93       15.056       22.568        66.71
July 2, 2002.........................................      14.667       21.780        67.34       14.650       21.824        67.13
July 2, 2003.........................................      14.232       21.038        67.65       14.216       21.080        67.44
July 2, 2004.........................................      12.767       20.295        62.91       12.758       20.336        62.74
July 2, 2005.........................................      12.174       19.553        62.26       12.168       19.592        62.11
July 2, 2006.........................................      11.541       18.810        61.35       11.537       18.848        61.21
July 2, 2007.........................................      11.021       18.068        61.00       11.043       18.104        61.00
July 2, 2008.........................................      10.167       17.325        58.69       10.190       17.360        58.70
July 2, 2009.........................................       9.486       16.335        58.07        9.509       16.368        58.10
July 2, 2010.........................................       8.781       15.345        57.22        8.807       15.376        57.28
July 2, 2011.........................................       7.609       14.355        53.01        7.594       14.384        52.79
July 2, 2012.........................................       6.296       13.365        47.11        6.283       13.392        46.92
July 2, 2013.........................................       4.885       12.375        39.48        4.875       12.400        39.32
July 2, 2014.........................................       3.370       11.138        30.26        3.364       11.160        30.14
July 2, 2015.........................................       1.745        9.900        17.62        1.741        9.920        17.55

                                                               AIRCRAFT REGISTRATION                  AIRCRAFT REGISTRATION
                                                                   NUMBER N511XJ                          NUMBER N512XJ
                                                       -------------------------------------  -------------------------------------
                                                        EQUIPMENT                              EQUIPMENT
                                                          NOTE        ASSUMED                    NOTE        ASSUMED
                                                       OUTSTANDING   AIRCRAFT      LOAN TO    OUTSTANDING   AIRCRAFT      LOAN TO
                                                         BALANCE       VALUE        VALUE       BALANCE       VALUE        VALUE
DATE                                                   (MILLIONS)   (MILLIONS)      RATIO     (MILLIONS)   (MILLIONS)      RATIO
-----------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
July 2, 1998.........................................   $  15.991    $  24.850        64.35%   $  15.953    $  24.880        64.12%
July 2, 1999.........................................      15.763       24.105        65.40       15.751       24.134        65.27
July 2, 2000.........................................      15.405       23.359        65.95       15.394       23.387        65.82
July 2, 2001.........................................      15.022       22.614        66.43       15.012       22.641        66.30
July 2, 2002.........................................      14.612       21.868        66.82       14.603       21.894        66.70
July 2, 2003.........................................      14.010       21.123        66.33       14.132       21.148        66.82
July 2, 2004.........................................      13.378       20.377        65.65       13.374       20.402        65.55
July 2, 2005.........................................      12.150       19.632        61.89       12.155       19.655        61.84
July 2, 2006.........................................      11.532       18.886        61.06       11.534       18.909        61.00
July 2, 2007.........................................      11.066       18.141        61.00       11.079       18.162        61.00
July 2, 2008.........................................      10.611       17.395        61.00       10.604       17.416        60.89
July 2, 2009.........................................       9.560       16.401        58.29        9.587       16.421        58.38
July 2, 2010.........................................       8.828       15.407        57.30        8.818       15.426        57.16
July 2, 2011.........................................       7.607       14.413        52.78        7.598       14.430        52.65
July 2, 2012.........................................       6.294       13.419        46.90        6.286       13.435        46.79
July 2, 2013.........................................       4.883       12.425        39.30        4.877       12.440        39.21
July 2, 2014.........................................       3.369       11.183        30.13        3.365       11.196        30.06
July 2, 2015.........................................       1.744        9.940        17.55        1.742        9.952        17.50

LIMITATION OF LIABILITY

    Except with respect to the Owned Aircraft Notes if any, which will be direct obligations of Northwest and will be guaranteed by NWA Corp., the Equipment Notes will not be obligations of, or guaranteed by, Northwest, NWA Corp., the Owner Participants or the Owner Trustees in their individual capacity. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, Make-Whole Premium if any and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchases of Equipment Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the Lease with respect to such Aircraft or NWA Corp.'s Guaranty thereof). See "Description of the Equipment Notes--The Guaranty."

    Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity is not answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct, gross negligence, negligence with respect to the distribution of funds, or the falsity of a representation or warranty when made. None of the Owner Participants has any duty or responsibility under any of the Indentures or the Equipment Notes to the Loan Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

    Indenture Defaults under each Indenture include: (a) the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure will constitute an Indenture Default), (b) the failure by the Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) to pay any interest or principal or Make-Whole Premium if any when due, under such Indenture or under any Equipment Note issued thereunder continued for more than ten business days after notice, (c) the failure by the Owner Participant or the Owner Trustee to discharge certain liens, continued after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect when made and continuing to be material and remaining unremedied after notice and specified cure periods, (e) failure by the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant not being a citizen of the U.S. and such circumstances continue for 60 days, or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant. There are no cross-default provisions in the Indentures or the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. (Indentures, Section 4.02)

    The Loan Trustee will give the holders of the Equipment Notes, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, if the Indenture Default results from a Lease Event of Default, it will give the holders of the Equipment Notes, the Owner Trustee and the Owner Participant not less than ten business days prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in "-- Remedies" below.

    If Northwest fails to make any semi-annual basic rental payment due under any Lease, within a specified period after notice from the Loan Trustee of such failure the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the Equipment Notes, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding three consecutive payment defaults or six total payment defaults with respect to Basic Rent. (Indentures, Section 4.03)

    The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Indenture Defaults not resulting from the nonpayment of Basic Rent.

    If an Owner Trustee or Owner Participant pays the amount due on the Equipment Notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of the Rent which was overdue at the time of such payment, as well as interest payable by Northwest on account of its being overdue, and thereafter the Owner Trustee or the Owner Participant, as the case may be, will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee; PROVIDED, HOWEVER, that
(i) if the principal amount and interest on the Equipment Notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Premium if any and all other amounts due with respect to all Equipment Notes has been paid in full, be subordinate to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of such payment of overdue Rent and interest and (ii) the Owner Trustee will not be entitled to recover any such payment except pursuant to the foregoing right of subrogation, by demand or suit for damages.

    The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, interest on, or Make-Whole Premium if any on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 4.08)

REMEDIES

    Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture shall, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and potential Indenture Defaults under such Indenture have been cured or waived. (Indentures, Section 4.04(b))

    Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Event of Default shall have occurred and be continuing under the corresponding Lease, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Aircraft; PROVIDED that the requirement to exercise such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (plus an additional period if any resulting from (i) Northwest or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court, (ii) such Loan Trustee's consent to an extension of such 60-day period or (iii) such Loan Trustee's failure to give any requisite notice). See "-- The Leases -- Lease Events of Default". Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Northwest, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Northwest under the Lease with respect to such Aircraft. (Indentures, Section 4.04; Leases, Section 15)

    If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

    Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of petition under Chapter 11 of the Bankruptcy Code by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the U.S. (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo".

    Cadwalader, Wickersham & Taft, special leveraged lease counsel to Northwest, has advised the Loan Trustees that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that Northwest is and will continue to be a citizen of the U.S. holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "-- The Leases -- Events of Loss". The opinion of Cadwalader, Wickersham & Taft does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an Aircraft. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver".

    In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

MODIFICATION OF INDENTURES AND LEASES

    Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below. See the summary of the "Mandatory Document Terms" in "Description of the Certificates -- Obligation to Purchase Equipment Notes" for a discussion of certain sections of the operative documents which may not be modified.

    Certain provisions of any Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease, (ii) the voluntary early termination of such Lease by Northwest, and (iii) the renewal of such Lease and the option of Northwest at the end of the term of such Lease to purchase the related Aircraft. (Indentures, Section 9.01)

    Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment of or supplement to such Indenture may among other things (a) reduce the principal amount of, or Make-Whole Premium if any or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or Make-Whole Premium if any or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 9.01(b))

INDEMNIFICATION

    Northwest will be required to indemnify each Loan Trustee, each Owner Participant and each Owner Trustee for certain losses, claims and other matters. Northwest is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Aircraft. Each Owner Trustee indemnifies the Loan Trustee to the extent not reimbursed by Northwest. Prior to seeking indemnification from the Indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. If necessary, the Loan Trustee is entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by Northwest. The Loan Trustee is not indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

    Each Owner Participant is required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

THE GUARANTY

    NWA Corp. does or will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as lessee under each Lease, will fully and unconditionally guarantee the payment of all obligations of Northwest under any Owned Aircraft Notes and does or will irrevocably, fully and unconditionally guarantee the payment obligations of Northwest in respect of the Prefunding Collateral Accounts. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform any nonfinancial obligations. The Guaranty is an absolute, present and continuing guaranty of performance and payment rather than collectibility, and it is not contingent upon any attempt to collect payment from or file suit against Northwest.

THE LEASES

    Each Aircraft is or, except as discussed above, will be leased by an Owner Trustee to Northwest under the relevant Lease.

    TERMS AND RENTALS

    Each Aircraft is or will be leased separately for a term commencing on the Date of Sale of such Aircraft to the relevant Owner Trustee and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Aircraft are or will be payable semiannually on each Lease Payment Date. Such payments, together with certain other payments that Northwest is obligated to make or cause to be made under the related Lease, have been or will be assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3) The balance of any such semiannual Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Participant. (Indentures, Section 3.01) Northwest's obligations to pay rent and to make, or cause to be made, other payments under each Lease are senior unsecured obligations of Northwest and will rank PARI PASSU in right of payment with all other senior unsecured indebtedness of Northwest, but may not be senior in right of payment to any future subordinated indebtedness of Northwest. The rental obligations will also be effectively subordinated to any secured indebtedness of Northwest to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all obligations of Northwest's subsidiaries.

    NET LEASE

    Northwest's obligations in respect of each of the Aircraft under a Lease are those of a lessee under a "net lease." Accordingly, Northwest is obligated to cause the Aircraft under each Lease to be duly registered in the name of the Owner Trustee (or Northwest in connection with the re-registration of the Aircraft in certain jurisdictions), to pay all costs of operating the Aircraft and, at the expense of Northwest and to the extent set forth in such Lease, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in as good operating condition as delivered to Northwest under the Lease, ordinary wear and tear excepted, and, in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times (a) under the Federal Aviation Act except, subject to certain limitations under certain Leases, when all aircraft of the same model and type powered by engines of the same type and registered in the U.S. have been grounded by the FAA, or (b) subject to certain limitations, under the applicable laws of any other jurisdiction in which the Aircraft may be registered. Notwithstanding anything to the contrary set forth above (except with respect to certain Leases), Northwest is also required to cause the Aircraft then subject to such Leases to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, The Netherlands or the United Kingdom. In all cases Northwest will utilize, except when a sublease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by Northwest in similar circumstances and, during any period that a sublease is in effect, cause the Sublessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such Sublessee with respect to similar aircraft operated by such Sublessee in similar circumstances. (Leases, Section 7(a))

    Northwest will not (and will not permit any Sublessee to) maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Northwest (or any Sublessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, among other things specified in each Lease, does not materially adversely affect the Owner Trustee. (Leases, Section 7(a))

    Northwest must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered; PROVIDED, HOWEVER, that Northwest (or any Sublessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each Lease, does not adversely affect the Owner Trustee or the relevant Loan Trustee. Northwest (or any Sublessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Northwest (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of parts determined by Northwest (or any Sublessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not, among other things specified in each Lease, (x) materially diminish the value, utility or remaining useful life of such Airframe or Engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Lease), except that the value (but not the utility or remaining useful life) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate current value of such obsolete parts removed and not replaced shall not exceed $200,000. Title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Northwest (or any Sublessee) is permitted to remove parts which were added by Northwest (or any Sublessee) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, diminish or impair the value, utility, or remaining useful life which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Section 8)

    Except as set forth above, Northwest is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease and the lien of the related Indenture in lieu of the part replaced. (Leases, Section 8(a))

    REGISTRATION, SUBLEASING AND POSSESSION

    Although Northwest has no current intention to do so, Northwest may, under certain circumstances, register an Aircraft in certain jurisdictions outside the U.S., subject to, among other conditions specified in each Lease, the lien of the related Indenture continuing as a first priority security interest in the related Aircraft and Lease. Northwest is also permitted, subject to certain limitations, to sublease any Aircraft to any U.S. certificated air carrier or to certain foreign entities so long as the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft subject to certain exceptions. Northwest currently intends to sublease the Aircraft to Mesaba, subject to the terms and limitations of the Leases. In addition, subject to certain limitations, Northwest is permitted to transfer possession of any Airframe or any Engine other than by sublease, including transfers of possession by Northwest or any Sublessee in connection with certain interchange and pooling arrangements, transfers to the U.S. government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Northwest's (or any Sublessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Description of the Equipment Notes -- Remedies". In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the U.S. and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Leases, Section 7(b))

    In addition, at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines subject to the same Lease and, in such case, Northwest is required to deliver engines attached to such Airframe which have not less than equivalent value, utility and remaining useful life as the Engines subject to such Lease. Notwithstanding Northwest's agreement in each Lease, in the event Northwest fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Lease. See "Risk Factors -- Factors Relating to the Certificates and the Offering -- Repossession."

    LIENS

    Northwest is required to maintain each Aircraft free of any liens, other than the respective rights of the Owner Trustee as owner of the Aircraft, and Northwest as provided in the Lease, the lien of the Indenture, and any other rights existing pursuant to the Operative Documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Lease (including Sublessees), and other than certain other customary liens permitted under such documents, including liens for taxes of Northwest or any Sublessee either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may be specified in each Lease, involve any material danger of the sale, forfeiture or loss of such Airframe or any Engine or any interest therein; materialmen's, mechanics' and other similar liens arising in the ordinary course of Northwest's (or any Sublessee's) business securing obligations that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines or any interest therein; judgment liens discharged, vacated or reversed within a period of 60 days as specified in, and subject to other limitations which may be contained in, each Lease, and any other lien with respect to which Northwest (or any Sublessee) has provided a bond or other security adequate in the reasonable opinion of the relevant Owner Trustee. (Leases, Section 6)

    INSURANCE

    Subject to certain exceptions, Northwest is obligated, at its or any Sublessee's expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, if a sublease is then in effect, as the Sublessee) customarily maintains with respect to other aircraft owned or operated by Northwest (or if a Sublease is then in effect, by the Sublessee), in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Stipulated Loss Value (as defined in each Lease) of such Aircraft and the public liability and property damage insurance shall be in an amount not less than $150,000,000 per occurrence. (Leases, Sections 11(a) and 11(b))

    Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the Stipulated Loss Value for such Aircraft, to the related Loan Trustee for any loss involving proceeds in excess of $3,500,000, and the entire amount of any loss involving proceeds of $3,500,000 or less shall be paid to Northwest so long as the related Owner Trustee or the related Loan Trustee has not notified the insurers that a Lease Event of Default exists. (Leases, Sections 11(b) and 11(g))

    With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest's fleet; provided, that, the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of (a) 50% of the largest replacement value of any single aircraft in Northwest's fleet or (b) 1 1/2% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any Sublessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Leases, Section 11(d))

    In respect of each Aircraft, Northwest is required to cause the relevant Owner Trustee and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of each Lease with respect to such Aircraft. (Leases, Sections 11(a) and 11(b))

    Subject to certain customary exceptions, Northwest may not operate (or permit any Sublessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease. (Leases, Section 7(a))

    Northwest's obligation to provide any insurance required by each Lease shall be satisfied if indemnification from, or insurance provided by, the U.S. government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such Lease is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or any Sublessee), to the amount of insurance against such risks otherwise required by such Lease. (Leases, Section 11(f))

    LEASE TERMINATION

    Northwest may terminate any Lease on any Lease Payment Date occurring on or after the fifth anniversary of the lease commencement of the Aircraft subject to such Lease, if it determines that such Aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such Lease. Upon payment of termination value for such Aircraft which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium if any payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Northwest thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 9; Indentures, Sections 2.10(b), 2.12 and 2.13). See "Description of the Equipment Notes -- Redemption".

    RENEWAL AND PURCHASE OPTIONS

    At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Northwest will have certain options to renew such Lease for additional limited periods. In addition, Northwest will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

    Northwest will also have the option to purchase the Aircraft subject to each Lease on certain Lease Payment Dates occurring, with respect to the Delivered Aircraft, no earlier than 2014 and, with respect to the Prefunded Aircraft, no earlier than 2008. In the event Northwest exercises a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium if any on and interest on the related Equipment Notes in full and, upon payment thereof, Northwest shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Northwest chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 19; Indentures, Sections 2.10(b) and 2.13; Participation Agreements, Section 8(x)) See
"-- Description of the Equipment Notes -- Redemption".

    EVENTS OF LOSS

    If an Event of Loss occurs with respect to any Aircraft, Northwest is obligated either (i) to replace such Aircraft or (ii) to pay to the related Owner Trustee the applicable Stipulated Loss Value, together with certain additional amounts. If Northwest elects to replace such Aircraft, it must do so no later than the business day next succeeding the 120th day after the related Event of Loss with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life at least equal to such Aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the relevant Lease. If Northwest elects to pay the Stipulated Loss Value for such Aircraft or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the business day next succeeding 120 days after the related Event of Loss. Upon making such payment, together with all other amounts then due under the related Lease with respect to such Aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the Lease for such Aircraft shall terminate and the obligation of Northwest to make the scheduled Basic Rent payments with respect thereto shall cease. (Leases, Sections 3(d)(v) and 10(a); Indentures, Section 5.06)

    If an Event of Loss occurs with respect to an Engine alone, Northwest is required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved model (subject to certain exceptions) and having a value, utility and remaining useful life at least equal to the Engine being replaced (assuming that such Engine had been maintained in accordance with the Lease). (Leases, Section 10(b); Indentures, Section 5.06)

    An "EVENT OF LOSS" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

        (i) loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use by Northwest (or any Sublessee);

        (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

       (iii) the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property (other than a requisition for use by the U.S. government or certain other specified governments of registry of the Aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause
    (iii), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

        (iv) as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or any Sublessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such prohibition has continued for a period of three years;

        (v) the requisition for use by the U.S. government or certain other specified governments of registry of the Aircraft or any instrumentality or agency thereof that continues for 30 days beyond the term of the Lease for such Aircraft; and

        (vi) with respect to any Engine, any divestiture of title to an Engine treated as an Event of Loss pursuant to the Lease.

    An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Leases, Section 1)

    LEASE EVENTS OF DEFAULT

    Lease Events of Default include: (i) failure by Northwest to pay any payment of Basic Rent or Stipulated Loss Value under such Lease within 10 business days after the same shall have become due; (ii) failure by Northwest to pay Supplemental Rent (other than Stipulated Loss Value) within 10 business days after Northwest's receipt of written demand therefor; (iii) failure by Northwest to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or related Participation Agreement, and such failure shall have continued unremedied for a period of 30 days after Northwest shall have received written notice of such failure from the Owner Trustee or the Loan Trustee; PROVIDED, HOWEVER, that no such failure with respect to covenants in such Lease pertaining to maintenance, service repair, alteration, modification and replacement of parts shall constitute a Lease Event of Default so long as such failure is curable and Northwest is diligently proceeding to remedy such failure, and, if specified in such Lease, such failure is remedied within 270 days of receipt of such notice; (iv) any representation or warranty made by Northwest under such Lease, the related Participation Agreement or any other document or certificate furnished by Northwest in connection therewith, shall have proved to have been incorrect in any material respect when made and shall remain unremedied for a period of 30 days after notice to Northwest of such incorrectness by the Owner Trustee or the Loan Trustee; (v) the occurrence of certain events of bankruptcy, reorganization or insolvency of Northwest; and (vi) failure by Northwest to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions. No event will constitute a Lease Event of Default if such event is caused solely by reason of an event that constitutes an Event of Loss and Northwest is complying with the terms relating to an Event of Loss of the Aircraft set forth in such Lease. (Leases, Section 14)

    If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the Civil Reserve Air Fleet Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to sell or re-lease such Aircraft free and clear of Northwest's rights and retain the proceeds and to require Northwest to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of such Aircraft over either (i) the fair market sales value or fair market rental value of such Aircraft (as determined by independent appraisal) or (ii) if such Aircraft has been sold, the net sale proceeds thereof. (Leases, Section 15)

    CERTAIN DEFINED TERMS UNDER THE LEASES

    "BASIC RENT" means, for any Aircraft, the scheduled rent payable semiannually for the term for such Aircraft pursuant to the related Lease.

    "CIVIL RESERVE AIR FLEET PROGRAM" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program of the U.S. government.

    "LEASE PAYMENT DATES" means, with respect to each Lease, January 2 and July 2 of each year, so long as Equipment Notes are outstanding under the related Indenture.

    "LEASE PAYMENT DEFAULT" means a default under a Lease relating to either payments of rent or involuntary bankruptcy or similar events.

    "SUBLESSEE" means any sublessee under a Lease from time to time.

    "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which are owed by Northwest under each Lease and the agreements related thereto.

THE PARTICIPATION AGREEMENT

    INDEMNIFICATION

    Subject to certain exceptions, Northwest has agreed to indemnify, among others, each Owner Participant, each Owner Trustee, each of the Trustees and each of the Loan Trustees, but not the holders of the Certificates, for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the Aircraft. In addition, under certain circumstances Northwest is required to indemnify certain of such persons, but not the holders of the Certificates, against certain taxes, levies, duties, withholdings and for certain other matters (but excluding, among other things, income and capital gains taxes) relating to such transactions or the Aircraft.

    TRANSFER OF OWNER PARTICIPANT INTERESTS

    Subject to certain restrictions, each Owner Participant may transfer its beneficial interest in the relevant Owner Trust.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. CERTIFICATEHOLDERS") that are citizens or residents of the U.S., corporations, partnerships or other entities created or organized in or under the laws of the U.S. or any State, estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. PERSONS") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the U.S. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust.

    The summary is based upon the tax laws and practice of the U.S. as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the Internal Revenue Service will not take contrary positions. This summary supersedes the discussion in the Prospectus under the heading "United States Federal Income Tax Consequences" to the extent it is inconsistent therewith. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to Northwest, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, but rather should be classified as a grantor trust under Subpart E,
Part I of Subchapter J of the Code or, if not classified as a grantor trust, then it would be classified as a partnership. If a Trust were treated as a partnership for U.S. federal income tax purposes, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder should be treated as owning a pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust and as paying directly its share of fees and expenses paid by such Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of

Make-Whole Premium if any paid on the Equipment Notes will be treated as capital gain. With respect to Equipment Notes relating to Prefunded Aircraft, Northwest, each Owner Trustee, each Owner Participant, and each Pass Through Trustee have agreed to treat such Equipment Notes as indebtedness of Northwest maturing upon the earliest of (i) the Date of Sale for such Prefunded Aircraft, (ii) the date of assumption by Northwest of such Equipment Notes or (iii) the date of redemption of such Equipment Notes, and as indebtedness of the related Owner Trustee thereafter (or, in the case of a failure of an Owner Trust to take delivery of an Aircraft, as indebtedness of Northwest thereafter). Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. The Equipment Notes will not be issued with original issue discount for federal income tax purposes.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CLASS B AND CLASS C CERTIFICATEHOLDERS

    If any of the Class B Trust or the Class C Trust (such Trusts being the "SUBORDINATED TRUSTS" and the related Certificates being the "SUBORDINATED CERTIFICATES") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "SHORTFALL AMOUNTS") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "SUBORDINATED CERTIFICATEHOLDERS") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant senior class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest not previously reported as income, which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate less any payments of principal received and any previously recognized losses. Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset. Net long-term capital gains of individuals generally are taxed at a 28% maximum rate compared to a 39.6% maximum rate for ordinary income for property held for more than one year but not more than eighteen months, and at a 20% maximum rate for property held for more than eighteen months.

    With respect to the Certificates, an Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to the holders of interests in the related Certificates. However, if Northwest were to assume an Owner Trust's obligations under the related Equipment Notes upon a purchase of the related Aircraft by Northwest, such assumption may be treated for federal income tax purposes as a taxable exchange of the respective Equipment Notes resulting in the recognition of taxable gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's PRO RATA share of the respective Equipment Notes at such time.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                  CERTAIN MASSACHUSETTS AND CONNECTICUT TAXES

    The Trustee is a Massachusetts trust company with its corporate trust office in Massachusetts. The Subordination Agent is a national banking association with its corporate trust office in Connecticut. In the opinion of Bingham, Dana & Gould LLP, counsel to the Trustee and the Subordination Agent, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under Subpart E, Part I of Subchapter J of the Code (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or the State of Connecticut or any political subdivision of either thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Massachusetts or Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the Commonwealth of Massachusetts or the State of Connecticut or any political subdivision of either thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

    A fiduciary of an employee benefit plan subject to ERISA or an entity which is deemed to hold the assets of any such plan should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Certificates. Such fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("PROHIBITED TRANSACTIONS") involving ERISA Plans and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

    Each of the Owner Participants, the manufacturers of the Aircraft, the holders of the Equipment Trust Certificates and the NWA Corp. may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Certificates; therefore, the purchase by an ERISA Plan of the Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Certificates is or may be using the assets of, an ERISA Plan may purchase the Certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the Certificates (or a participation interest therein).

    Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the Certificates. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code.

    The United States Department of Labor (the "DOL") has issued individual administrative exemptions to certain of the Underwriters which are substantially the same as the administrative exemption issued to The First Boston Corporation, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42,597 (1989)), as amended et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548 (1990) (the "UNDERWRITER EXEMPTION")) which generally exempts from certain of the Prohibited Transaction rules the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including qualified equipment trust certificates secured by leases). The limited relief provided by the DOL in the Underwriter Exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA Plan under the Underwriter Exemption have received a rating at the time of acquisition by the ERISA Plan that is in one of the three highest rating categories from either Standard & Poor's or Moody's. Under the Underwriter Exemption, an equipment trust certificate secured by a lease will be considered qualified only under certain circumstances. The Underwriter Exemption also requires that the acquisition of certificates by an ERISA Plan be on terms (including the price for the certificate) that are at least as favorable to an ERISA Plan as they would be in an arm's length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must be not subordinated to the rights and interests evidenced by other certificates of the same trust estate.

    The DOL has issued an amendment to the Underwriter Exemption, 62 FR 39,021 (Jul. 21, 1997), which allows the assets of a pass through trust to include a prefunding account under certain circumstances. The relief provided by this amendment is subject to several conditions, including a requirement that the prefunding period end no later than the earliest to occur of: (i) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. Such restrictions on prefunding accounts may not be applicable in certain circumstances where, although certain of the equipment securing equipment trust certificates held by the trust have not been delivered on the date of the issuance of such equipment trust certificates, such equipment trust certificates otherwise constitute, at the time an ERISA Plan acquires the pass through certificates, secured credit instruments that bear interest. However, there can be no assurance that the DOL would agree that the prefunding restrictions would not apply in such a case. Moreover, even if such restrictions would not apply, no monitoring or other measures will be taken to ensure that all of the conditions of the Underwriter Exemption, as amended, will be satisfied.

    It is clear that the Underwriter Exemption will not apply to subordinated classes of certificates, such as the Class B Certificates or the Class C Certificates. It also appears that the Underwriter Exemption will not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the Underwriter Exemption will otherwise apply with respect to any particular transaction involving the Class A Certificates or the assets of the Class A Trust.

    If an ERISA Plan acquires a Certificate, the ERISA Plan's assets may include both the Certificate acquired and an undivided interest in the underlying assets of the Trust, unless the actual investment by "benefit plan investors" in the Certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Trust assets could be deemed to be "plan assets" of such ERISA Plan for the purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules and, accordingly, any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan would be considered to be a fiduciary of such ERISA Plan. The Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. If the Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such prohibited transactions, each investing ERISA Plan, by purchasing the Certificates, will be deemed to have directed the Trust to invest in the assets held in such trust. Any ERISA Plan purchasing the Certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the Certificates also applies to such ERISA Plan's indirect holding of the assets of the Trust.

    Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Certificates. Any fiduciary of such a governmental or church plan considering a purchase of the Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

    The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no ERISA Plan assets have been used to purchase such Certificate, or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such Certificate will not constitute a non-exempt Prohibited Transaction.

    EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement dated as of September 16, 1997 (the "UNDERWRITING AGREEMENT") by and among Northwest, NWA Corp. and the underwriters named below (collectively, the "UNDERWRITERS"), the Underwriters have severally but not jointly agreed to purchase from the Trustee the respective principal amounts of Certificates of each Trust, as set forth opposite its name below:

                                                                       PRINCIPAL       PRINCIPAL      PRINCIPAL
                                                                       AMOUNT OF       AMOUNT OF      AMOUNT OF
                                                                        CLASS A         CLASS B        CLASS C
                            UNDERWRITER                               CERTIFICATES   CERTIFICATES   CERTIFICATES
-------------------------------------------------------------------  --------------  -------------  -------------
Credit Suisse First Boston Corporation.............................  $   41,972,000  $  15,479,000  $   7,822,000
Lehman Brothers Inc................................................      41,971,000     15,477,000      7,820,000
Morgan Stanley & Co. Incorporated..................................      41,971,000     15,477,000      7,820,000
                                                                     --------------  -------------  -------------
  Total............................................................    $125,914,000    $46,433,000    $23,462,000
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    The Underwriters initially propose to offer all or part of the Certificates directly to the public at the public offering price per Certificate designation set forth on the cover page of this Prospectus Supplement and may offer a portion of the Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective designations of the Certificates. The Underwriters may allow, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective designations of the Certificates for certain dealers. After the initial public offering, the public offering prices and such concessions and discounts may be varied by the Underwriters.

   PASS THROUGH                                                        CONCESSION     REALLOWANCE
CERTIFICATE DESIGNATION                                                TO DEALERS     CONCESSION
--------------------------------------------------------------------  -------------  -------------
  1997-1A...........................................................        0.600%         0.250%
  1997-1B...........................................................        0.600          0.250
  1997-1C...........................................................        0.600          0.250

    Northwest does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

    It is expected that delivery of the Certificates will be made against payment therefor on or about the Closing Date which is the seventh business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on any day prior to the third business day before the Closing Date will be required, by virtue of the fact that the Certificates initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on any day prior to the third business day before the Closing Date should consult their own advisor.

    The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short position. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions.

    Northwest has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or contribute to payments which the Underwriters may be required to make in respect thereof.

    Affiliates of Credit Suisse First Boston Corporation are lenders under NWA Corp.'s principal credit agreement. In addition, the Underwriters and certain of their respective affiliates perform investment banking, commercial banking and other financial services for Northwest, NWA Corp. and certain of their affiliates in the ordinary course of business.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

    The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Trustee prepare and file a prospectus with the securities' regulatory authorities in each province where trades of Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

    Each purchaser of Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Trustee and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale of Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer of such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

    A purchaser of Certificates to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from Northwest. Only one such report must be filed in respect of Certificates acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

    Canadian purchasers of Certificates should consult their own legal and tax advisors with respect to the tax consequence of an investment in the Certificates in the particular circumstances and with respect to the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

    The validity of the Certificates offered hereby will be passed upon for NWA Corp. and Northwest by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and for the Underwriters by Shearman & Sterling, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Cadwalader, Wickersham & Taft, special tax counsel to Northwest. The respective counsel for Northwest and the Underwriters may rely upon Bingham, Dana & Gould LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the issuance of the Certificates.

                                    EXPERTS

    The consolidated financial statements and schedule of NWA Corp. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in the Prospectus accompanying this Prospectus Supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The references to AISI, BK and MBA, and to their respective appraisal reports, dated as of August 15, 1997 in the case of AISI, September 3, 1997 in the case of BK and August 26, 1997 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                   APPENDIX I--INDEX OF CERTAIN DEFINED TERMS

    The following is an index showing the page in this Prospectus Supplement and the accompanying Prospectus where certain defined terms appear.

DEFINED TERM                                                                                          PAGE
--------------------------------------------------------------------------------------------  --------------------
Adjusted Expected Distributions.............................................................                  S-20
Administration Expenses.....................................................................                  S-55
Aggregate LTV Collateral Amount.............................................................                  S-20
Aircraft....................................................................................                   S-1
AISI........................................................................................                   S-6
AMTNOLs.....................................................................................                  S-26
Appraisals..................................................................................                  S-28
Appraised Current Market Value..............................................................                  S-21
Appraisers..................................................................................                   S-6
ASMs........................................................................................                  S-25
Available seat miles........................................................................                  S-25
Assumed Aggregate Aircraft Value............................................................                   S-7
Assumed Aircraft Value......................................................................                  S-65
Average Life Date...........................................................................                  S-62
Bank........................................................................................            S-10, S-53
Bankruptcy Code.............................................................................                  S-17
Basic Agreement.............................................................................                   S-1
Basic Rent..................................................................................                  S-79
BK..........................................................................................                   S-6
Cargo ton miles.............................................................................                  S-25
Cede........................................................................................                  S-48
Certain Taxes and Fees......................................................................                  S-56
Certificate Account.........................................................................                  S-38
Certificate Owner...........................................................................                  S-48
Certificateholders..........................................................................                  S-11
Certificates................................................................................                   S-1
Civil Reserve Air Fleet Program.............................................................                  S-79
Class A Certificates........................................................................                  S-10
Class A Trust...............................................................................                   S-1
Class B Certificates'.......................................................................                  S-10
Class B Trust...............................................................................                   S-1
Class C Certificates........................................................................                  S-10
Class C Trust...............................................................................                   S-1
Closing Date................................................................................                  S-85
Code........................................................................................                  S-23
Company.....................................................................................                   S-1
Controlling Party...........................................................................            S-21, S-54
Current Distribution Date...................................................................                  S-19
Cut-off Date................................................................................                   S-2
Date of Sale................................................................................                   S-2
Definitive Certificates.....................................................................                  S-49
Delivered Aircraft..........................................................................                  S-16
Distribution Date...........................................................................                  S-19
DOL.........................................................................................                  S-83
DOT.........................................................................................                  S-33
Downgrade Drawing...........................................................................                  S-18
DTC.........................................................................................                  S-48
DTC Participants............................................................................                  S-48
Eligible Deposit Account....................................................................                  S-62
Eligible Institution........................................................................                  S-62
Equipment Notes.............................................................................                   S-1

                                     A-1-1

DEFINED TERM                                                                                          PAGE
--------------------------------------------------------------------------------------------  --------------------
ERISA.......................................................................................                  S-23
ERISA Plans.................................................................................                  S-23
Event of Loss...............................................................................                  S-78
Exchange Act................................................................................                  S-48
Expected Distributions......................................................................                  S-19
FAA.........................................................................................                  S-28
FDIC........................................................................................                  S-62
Final Distributions.........................................................................                  S-22
Final Drawing...............................................................................                  S-53
Final Expected Distribution Date............................................................                  S-11
Final Legal Distribution Date...............................................................                  S-12
Guaranty....................................................................................                  S-11
H.15 (519)..................................................................................                  S-62
Indenture...................................................................................                  S-11
Indenture Default...........................................................................                  S-42
Indirect Participants.......................................................................                  S-48
Intercreditor Agreement.....................................................................                  S-19
Interest Drawings...........................................................................                  S-17
IRS.........................................................................................                  S-26
KLM.........................................................................................                  S-26
Lease.......................................................................................                   S-2
Lease Event of Default......................................................................                  S-42
Lease Payment Dates.........................................................................                  S-79
Lease Payment Default.......................................................................                  S-79
Liquidity Event of Default..................................................................                  S-53
Liquidity Expenses..........................................................................                  S-55
Liquidity Facility..........................................................................                  S-17
Liquidity Obligations.......................................................................                  S-17
Liquidity Provider..........................................................................                  S-10
Loan Trustee................................................................................                   S-2
LTV Appraisal...............................................................................                  S-21
LTV Collateral Amount.......................................................................                  S-21
LTV Ratio...................................................................................                  S-21
LTVs........................................................................................                   S-6
Make-Whole Premium..........................................................................                  S-61
Mandatory Document Terms....................................................................                  S-45
Mandatory Economic Terms....................................................................                  S-44
MBA.........................................................................................                   S-6
Mesaba......................................................................................                  S-29
Minimum Sale Price..........................................................................                  S-22
Moody's.....................................................................................                   S-2
NOLs........................................................................................                  S-26
Non-Extension Drawing.......................................................................                  S-18
Non-Performing Equipment Notes..............................................................                  S-17
Northwest...................................................................................                   S-1
Northwest Airlink...........................................................................                  S-33
Northwest Trust.............................................................................                  S-31
NWA Corp....................................................................................                   S-1
Owner Participant...........................................................................                  S-13
Owner Trustee...............................................................................                   S-1
Participation Agreement.....................................................................            S-11, S-56
Passenger load factor.......................................................................                  S-25
Pass Through Trust Agreements...............................................................                   S-1
Performing Equipment Notes..................................................................                  S-17

                                     A-1-2

DEFINED TERM                                                                                          PAGE
--------------------------------------------------------------------------------------------  --------------------
Performing Note Deficiency..................................................................                  S-18
Pool Balance................................................................................                  S-39
Pool Factor.................................................................................                  S-39
Prefunded Aircraft..........................................................................             S-2, S-16
Prefunding Collateral Account...............................................................                  S-62
Prefunding Period...........................................................................                   S-3
Prepayment Date.............................................................................                   S-2
Prohibited Transactions.....................................................................                  S-82
PTC Event of Default........................................................................                  S-12
PTCE........................................................................................                  S-83
Rating Agencies.............................................................................                   S-2
Remaining Distribution Dates................................................................                  S-38
Remaining Weighted Average Life.............................................................                  S-62
Replacement Facility........................................................................                  S-51
Required Amount.............................................................................                  S-17
Revenue passenger miles.....................................................................                  S-25
Revenue yield per passenger mile............................................................                  S-25
RPMs........................................................................................                  S-32
Rules.......................................................................................                  S-49
Scheduled Payments..........................................................................                  S-38
Section 1110................................................................................                   S-5
Section 1110 Period.........................................................................                  S-18
Series A Equipment Notes....................................................................                   S-1
Series B Equipment Notes....................................................................                   S-1
Series C Equipment Notes....................................................................                   S-1
Shortfall Amounts...........................................................................                  S-81
Special Payment.............................................................................                  S-38
Special Payments Account....................................................................                  S-38
Specified Investments.......................................................................                  S-63
Standard & Poor's...........................................................................                   S-2
Stated Interest Rates.......................................................................                  S-17
Sublessee...................................................................................                  S-79
Subordinated Certificateholders.............................................................                  S-81
Subordinated Certificates...................................................................                  S-81
Subordinated Trusts.........................................................................                  S-81
Subordination Agent.........................................................................                  S-10
Supplemental Rent...........................................................................                  S-79
T+7.........................................................................................                   S-3
Threshold Rating............................................................................                  S-52
Treasury Yield..............................................................................                  S-62
Triggering Event............................................................................                  S-12
Trust Property..............................................................................                  S-11
Trust Supplement............................................................................                   S-1
Trustee.....................................................................................                   S-1
Trusts......................................................................................                   S-1
Underwriters................................................................................                  S-85
Underwriting Agreement......................................................................                  S-85
Underwriter Exemption.......................................................................                  S-83
U.S.........................................................................................                   S-2
U.S. Certificateholders.....................................................................                  S-80
U.S. Persons................................................................................                  S-80

                                     A-1-3

                  APPENDIX II--SUMMARY OF AIRCRAFT APPRAISALS
                            (ON THE FOLLOWING PAGES)

                                     A-2-1

              [LETTERHEAD FOR AIRCRAFT INFORMATION SERVICES, INC.]

15 August 1997

Northwest Airlines, Inc.
Department A4010
5101 Northwest Drive
St. Paul, MN 55111-3034
Attn: Mr. Christopher Chaput, Director- Corporate Finance

Subject: AISI Report No.: A7D088B85
         AISI Sight Unseen New Aircraft Current Market Value Appraisal, Twelve Avro RJ85 Aircraft

Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Northwest Airlines, Inc. our opinion of the sight unseen current market value of twelve new Avro RJ85 aircraft delivered/to be delivered from the manufacturer to Northwest Airlines between April 1997 and May 1998 as listed and defined in Table I.

1. Methodology and Definitions

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of


                                   A-2-2

15 August 1997
AISI File No. A7D088B85
Page - 2 -

airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale arms length transaction and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buyer or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by Northwest Airlines and the manufacturer and also on a review of present and past market conditions, various expert opinions (such as aircraft broker and financiers) and information contained in AISI's databases that help determine aircraft availability and price data in order to arrive at the appraised values for the new aircraft to be delivered to Northwest Airlines.

2. Market Analysis RJ85

The Avro RJ85 is a single aisle Stage III noise compliant narrowbody high wing passenger aircraft powered by four Allied Single Lycoming LF507-1F FADEC turbofan engines. The aircraft is capable of seating from approximately 70 passengers in a dual class configuration to approximately 100 single class 6 abreast passengers, positioning the aircraft flexibly at the top


                                    A-2-3

15 August 1997
AISI File No. A7D088B85
Page - 3 -

of the regional airline fleet or as the smallest of the domestic airline fleet. The RJ85 is the middle member of the Avro RJ family, with the smaller RJ70 offering 60 to 82 passenger capability and the larger RJ100 offering approximately 90 to 122 passenger capacity. All Avro RJ aircraft are similar in configuration, engines and systems, the chief differences being in fuselage length and operating weights.

The RJ85, at 93,000 pounds maximum gross takeoff weight, has a range of approximately 1,350 nautical miles, and particularly good takeoff/landing performance with low exterior noise levels, making the aircraft well suited for hot/high operations and for use in environmentally sensitive situations. The aircraft cruises at a relatively slow .73 mach, indicative of a speed disadvantage compared to other aircraft such as the Fokker 70/100 and DC-9 which cruise at .77 to .78 mach; the aircraft is in its element at ranges of less than 1,000 nautical miles.

The Avro RJ family is the successor to the similar earlier BAe 146 family of three models, the -100/200/300, which corresponded generally to the Avro RJ70/85/100 but which suffered from an unreliable ALF 502 engine and systems problems. In the process of curing these problems Avro improved the aircraft to the extent that it was decided to redesignate the family as the Avro RJ.

The three BAe 146 models were in production from 1982 to 1993. In all, 216 aircraft were produced, including cargo variants; the dominant type being the -200/QC/QT with 113 of these produced. These aircraft are now in service with 50 airlines worldwide.

The Avro RJ's were first delivered in 1992. As of 21 July 1997, 12 RJ70's are in service with 4 operators, primarily in Europe; none are presently on order. 43 RJ85's are in service with 7 operators, predominantly in western Europe (Lufthansa, Crossair, Delta Air/Sabena) but also the US (NWA/Mesaba), Indonesia and the CIS. 37 Avro RJ85's are on order, including 24 for Northwest. There are 34 RJ100's in service with 5 airlines worldwide, with 10 on order.

In 1994 BAe formed a wholly owned subsidiary, AMO, charged with marketing and remarketing the BAe 146 and Avro RJ family of aircraft, both by direct sale and as an operating lease company. AMO has been quite effective at putting idle aircraft to use, although at times it would appear likely that significant manufacturer or AMO subsidy was involved. In essence, the manufacturer has always controlled the market for these aircraft, and that situation is not likely to change in the near future.

The Avro RJ family have inherited a favorable competitive position; the primary competitor, the Fokker 70/100 family, is no longer in production, and with the bankruptcy and liquidation of Fokker as a manufacturer, it is likely that Avro stands to benefit from the 100 or so


                                    A-2-4

15 August 1997
AISI File No. A7D088B85
Page - 4 -

unfulfilled, canceled Fokker orders. The Avro RJ family, with a cabin width of 11 feet 1 inch, has a wider cabin than any competitor and permits the most flexibility in seating configurations and the best first class cabin in a dual class configuration. This is a significant advantage to regional airlines who are affiliated with larger airlines and under pressure to provide a level of service equivalent to that on larger aircraft, to fulfill the affiliated regional's chief role of capturing thin markets and providing feed to the larger partner airline. A first class cabin capability offers the regional airline a unique ability to provide a first class service at significantly higher fares and yields.

The Fokker family and the McDonnell Douglas DC-9/MD-80/90/95 both have a slightly smaller cabin width of 10 feet, 1 inch. The DC-9-10 family and the older Fokker F-28 will compete with the Avro RJ family in the used market, along with the older BAe 146 family.

There are at least three development aircraft that may provide future competition for the upper end of the Avro RJ family. BAe is now a member of the AIR consortium which includes the turboprop manufacturer ATR and who plan a new AIR low wing 80 to 120 passenger twin engined fanjet transport. However design definition is yet to be fixed and initial delivery date continues to advance and is now estimated to be beyond year 2000. Likewise the China/Singapore/Airbus coalition plans to produce an aircraft in the 100 to 130 seat class and probably contemplate a derivative model of less than 100 seats, but production deliveries before 2001 to 2002 are not likely. The MD-95 could also be shortened to produce a 100 seat aircraft, but the future of the project is in doubt due to the Boeing/McDonnel Douglas merger; we suspect Boeing will produce the 100 to 130 seat MD-95 and meet whatever demand materializes for the type, which is smaller than any competing Boeing model, but we doubt that Boeing will commit significant funds to further development of the model.

Also the stretched 70 seat version of the Canadair RJ will compete, with first deliveries due in year 2000, however with an 8 foot 10 inch wide cabin there is little chance that this aircraft can provide a dual class cabin, thus not affording access to higher yield first class fares. It is unlikely that Embraer can stretch their 50 seat EMB-145 to 70 seats as that aircraft cabin is already a long, narrow 7 foot 6 inch wide, 3 abreast economy cabin.

Given the serendipitous inheritance of a market niche advantage of the RJ85/100 for at least the next three years we expect new Avro RJ aircraft prices to be fairly firm for single orders, but probably subject to significant discounts from list price for larger or strategic orders. Orders will be primarily by airlines who either directly or by virtue of their affiliation with major airlines, place a high value on the ability of the aircraft to provide a higher level of passenger service. We expect the used aircraft market to continue to be controlled by the manufacturer in the near term and characterized by significant manufacturer support and financial assistance;


                                    A-2-5

15 August 1997
AISI File No. A7D088B85
Page - 5 -

free sales of used aircraft without manufacturer involvement would likely be limited and at lower prices.

3.   Current Market Valuation

Following is AISI's opinion of the unit current market value as of the scheduled delivery month of each aircraft. Valuations are presented in Table 1 subject to the assumptions, definitions and disclaimers herein. All aircraft values are listed in constant 1997 USDollars.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ Fred E. Bearden

Fred E. Bearden President
FB/JDM/jm


                                    A-2-6

                   Northwest Airlines - AISI File # A7D088B85
                                 August 15,1997

                                     Table I

--------------------------------------------------------------------------------------------
Manufacturer's Scheduled   Registration   Serial  Constant 1997 USDollars-New Current Market
       Delivery Date           Number     Number                  Value
--------------------------------------------------------------------------------------------

                  Avro RJ85, LF507-1F Engines, 93,000 lbs MTOW

--------------------------------------------------------------------------------------------
          Apr-97               N501XJ     E2208                $25,020,000
--------------------------------------------------------------------------------------------
          May-97               N502XJ     E2307                $25,260,000
--------------------------------------------------------------------------------------------
          Jun-97               N503XJ     E2310                $25,510,000
--------------------------------------------------------------------------------------------
          Jul-97               N504XJ     E2311                $25,750,000
--------------------------------------------------------------------------------------------
          Aug-97               N505XJ     E2313                $25,750,000
--------------------------------------------------------------------------------------------
          Sep 97               N506XJ     E2314                $25,750,000
--------------------------------------------------------------------------------------------
          Oct-97               N507XJ     E2316                $25,750,000
--------------------------------------------------------------------------------------------
          Nov-97               N508XJ     E2318                $25,750,000
--------------------------------------------------------------------------------------------
          Feb-98               N509XJ     E2321                $25,750,000
--------------------------------------------------------------------------------------------
          Mar-98               N510XJ     E2325                $25,750,000
--------------------------------------------------------------------------------------------
          Apr-98               N511XJ     E2326                $25,750,000
--------------------------------------------------------------------------------------------
          May-98               N512XJ     E2348                $25,750,000
--------------------------------------------------------------------------------------------


                                    A-2-7

                               BK Associates, Inc.
                             1295 Northern Boulevard
                            Manhasset, New York 11030
                       (516) 365-6272 o Fax (516) 365-6287

                                                      September 3, 1997

NORTHWEST AIRLINES, INC.
5101 Northwest Drive, Dept. A4010
St. Paul, MN 55111

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the current fair market value (FMV) as of September 1997 on each of 12 British Aerospace Avro RJ85 aircraft, which have been or will be delivered to Northwest Airlines between April 1997 and May 1998. The Aircraft are powered by Allied Signal LF507-IF engines and will be operated by Northwest Airlink Partners, Mesaba Airlines. The Aircraft are further identified in the conclusion to this letter.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of fair market value, to which BK Associates subscribes, the quoted fair market value is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

VALUE METHODOLOGY

Fair market valuations are determined based upon one of three methods: comparable recent sales, replacement cost or rate of return to investor. In this appraisal, BK used the comparable sales method, which is the most common method, in determining the half-time


                                    A-2-8

                                                             BK Associates, Inc.

Northwest Airlines, Inc.
September 3, 1997
Page 2


base value of the Aircraft. This method uses industry data to ascertain the prices realized in recent sales of comparable models. The current fair market value of the base Aircraft is based on BK's familiarity with the aircraft type, its earnings potential in commercial service, its knowledge of its capabilities and the uses to which it will be put worldwide, its knowledge of the marketing of used aircraft, and the factors affecting the fair market value of such aircraft, and on its knowledge of the asking, offered and transaction prices for similar competitive, and alternative equipment, as well as transactions and negotiations involving basically identical aircraft. These realizations, however, which reflect the market supply and demand at the time of sale, are subject to minor adjustments for other conditions existing at the time of the appraisal. In arriving at the current fair market value, BK considered the impact of many factors affecting the market for used aircraft, including the current demand for and availability of aircraft, the projected demand for lift, the suitability and operating economies of the aircraft, regulatory factors, and recent sales experience.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has inspected one Aircraft, N5O4XJ, at Teterboro, New Jersey on August 4, 1997. No other Aircraft nor maintenance records have been reviewed, but we have relied upon information supplied by you and from BK's own database. In determining the fair market value of a used aircraft, the following assumptions apply to the base aircraft:

1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.   The aircraft is in current flight operations.

5.   The aircraft is sold for cash without seller financing.


                                    A-2-9

                                                             BK Associates, Inc.

Northwest Airlines, Inc.
September 3, 1997
Page 3


6.   The aircraft is in average or better condition.

7.   There is no accident damage.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, and considering that one Aircraft was inspected, it is our opinion that the current fair market value of each Aircraft is as follows:

                       Delivery Date or
                       Expected Date         Serial        Current Fair
            Model       of Delivery          Number        Market Value
            -----       -- --------          ------        ------------
         AVRO RJ85      April 1997           E2208         $24,000,000
         AVRO RJ85       May 1997            E2307          24,000,000
         AVRO RJ85       June 1997           E2310          24,000,000
         AVRO RJ85       July 1997           E2311          24,000,000
         AVRO RJ85      August 1997          E2313          24,000,000
         AVRO RJ85     September 1997        E2314          24,000,000
         AVRO RJ85     October 1997          E2316          24,000,000
         AVRO RJ85     November 1997         E2318          24,000,000
         AVRO RJ85     February 1998         E2321          24,000,000
         AVRO RJ85      March 1998           E2325          24,000,000
         AVRO RJ85      April 1998           E2326          24,000,000
         AVRO RJ85       May 1998            E2348          24,000,000

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK


                                    A-2-10

                                                             BK Associates, Inc.

Northwest Airlines, Inc.
September 3, 1997
Page 4


Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                                     Sincerely yours,
                                                     BK ASSOCIATES, INC.


                                                     /s/ R. L. Britton
                                                     R. L. Britton
                                                     Vice President
                                                     ISTAT Certified Appraiser

RLB/kf











                                    A-2-11

MBA                      [LETTERHEAD OF MORTEN BEYER & AGNEW]

                                 August 26, 1997

Northwest Airlines, Inc.
5101 Northwest Drive
St. Paul, MN 55111-3034

Gentlemen:

      Pursuant to your request, Morten Beyer & Agnew, Inc. (MBA) has set forth its opinion regarding the value of twelve British Aerospace Avro RJ-85 aircraft being delivered new from the manufacturer to Northwest Airlines during 1997 and 1998. More specifically, our mandate is to render our opinion on this date as to the value of the aircraft on their delivery dates.

      There are several terms used to describe the "value" of an aircraft. MBA uses the definitions of various value terms as promulgated by the International Society of Transport Aircraft Trading (I STAT), a not-for-profit organization of some 500 members who have an interest in the commercial aviation industry. The membership consists of management level personnel from banks, leasing companies, airlines, appraisers, brokers, manufacturers, etc. ISTAT has also established standards for appraisal practice and a code of ethics for those members who want to be certified by the Society as appraisers. To attain certification, members must meet rigid educational and experience requirements and must successfully complete written examinations. Both Morten Beyer and Robert Minnich of MBA are ISTAT Certified Senior Appraisers.

      ISTAT defines Current Market Value (CMV) as the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale; and that the transaction will be negotiated in an open and unrestricted market on an arm's length basis,



                                    A-2-12
for cash or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. Fair Market Value is synonymous to MV and Current Fair Market Value is synonymous with CMV because the criteria typically used in those documents that use the term "fair" reflect the same criteria set forth in the above definition of Market Value.

      Base Value (BV) contains the same elements as MV except the market conditions are always assumed to be in a reasonable state of equilibrium. Base values are related to long term trends, and may or may not reflect the actual value of the aircraft in question. Base values are founded in the historical values of aircraft and are usually used for analysis of historic values or for future value projections.

      The values set forth herein are Current Market Values. CMVs are provided for each aircraft, identified by assigned manufacturer's serial numbers and FAA registration numbers, taking into account the expected month of delivery to Northwest.

      The delivery period for the aircraft that are the subject of this report terminates in May, 1998. As of the date of this report, we see no events that may cause us to revise valuations. However, unforeseen circumstances can occur with little or no warning, and, if something does occur, MBA would revise its market valuations accordingly.

      All of the aircraft included in this appraisal are new aircraft with delivery dates starting in April, 1997.

      The Current Market Values are shown in the following table. Values are stated in terms of millions of 1997 US dollars.


                                       2/A-2-13

               Registration     Serial          Delivery       Current Market
                  Number        Number           Dates              Value
                  ------        ------           -----              -----
                  501 XJ        E2208        April 29, 1997       $ 24.25
                  502 XJ        E2307        May 23, 1997           24.30
                  503 XJ        E2310        June 30, 1997          24.35
                  504 XJ        E2311        July 25, 1997          24.40
                  505 XJ        E2313        Aug.27, 1997           24.45
                  506 XJ        E2314        Sept.26, 1997          24.50
                  507 XJ        E2316        Oct.24, 1997           24.55
                  508 XJ        E2318        Nov., 1997             24.60
                  509 XJ        E2321        Feb., 1998             24.75
                  510 XJ        E2325        March, 1998            24.80
                  511 XJ        E2326        April, 1998            24.85
                  512 XJ        E2348        May, 1998              24.90

      As of this date, Current Market Values and Base Values are the same, i.e., CMV is 100 percent of BV.

      The Avro RJ-85 is one of a series of upgraded new variants of the British Aerospace 146 family. It is powered by a totally redesigned and significantly improved engine. Renamed the Allied Signal LF-507-1F, the engine is now controlled by a computer optimized system known as FADEC (Full Authority Digital Electronic Control). This system allows for consistent monitoring of engine performance in the cockpit and provides for the most efficient fuel burn. Allied Signal ensures outstanding performance and continued enhanced development of the engine through its Power-By-The-Hour program which supports Northwest and Mesaba Airlines. This program provides Northwest with a long term fixed cost maintenance program that relieves the operator of the burden of maintaining the engines. Allied Signal also provides spare engines while maintenance is being performed.


                                       3/A-2-14

      The aircraft's specifications are as follows:

                  Aircraft Data:

                  Length                                  93 ft. 8 in.

                  Height                                  28 ft. 3 in.

                  Wingspan                                86 ft. 5 in.

                  Maximum take-off weight                  93,000 lbs.

                  Maximum landing weight                   85,000 lbs.

                  Payload                                  24,857 lbs.

                  Minimum useable fuel                   3,096 US gal.

                  Range                            1,592 statute miles

                  Speed                              450 mph/Mach 0.73

                  Service ceiling                           35,000 ft.

                  Engine Data:

                  Engine manufacturer                    Allied Signal

                  Engine designation                          LF507-1F

                  Take-off thrust (static, sea level, ISA)  7,000 lbs.

                  Bypass ratio                                   5.0:1

      In the configuration which Northwest plans to offer, the RJ-85 will have 16 First Class seats four abreast at 37-inch pitch, and 53 seats five abreast at 33-inch pitch in a cabin which is substantially wider than other regional jets. It is also significantly higher from floor to ceiling than its regional jet competitors.

      The Avro RJ-85 is a niche aircraft, as was the BAe 146. It is viable in short-haul markets that are not being hotly contested with larger, longer range jets. Too often in the past the BAe 146 was operated in markets where its slower speed put it at a disadvantage, and MBA believes that trying to overcome this was at least partially responsible for the early engine problems which were experienced.

      Fortunately, it appears that Northwest will use the RJ-85 in a role which will emphasize and utilize its strong points by providing ongoing jet service beyond Northwest


                                        4/A-2-15
hubs to the smaller and medium-sized cities served by Northwest and Mesaba. This will be especially appealing to the Domestic and International high-yield Business and First Class passengers for whom Northwest must compete with other major carriers.

      In addition to its strengths of low noise levels and Short Take Off and Landing (STOL) capabilities, the RJ-85 can utilize existing jetway loading bridges at the major airline gates which other Regional Jets may not be able to accomplish. It also has quick-turn capabilities at outgoing stations such as dual passenger loading doors and the lack of a need for airstairs (an asset totally unutilized to date by any operator).

      Northwest intends to operate the RJ-85 with 16 seats in First Class and 53 seats in Coach for a total of 69 available seats, in a more spacious interior than would be available in other types of Regional Jets. The RJ-85 is expected to be used as a replacement for Northwest's small DC-9-10 models, and also to stimulate growth in mid-sized markets which cannot yet support 100-seat jets but are too large to be served effectively with 35-seat turboprops.

      The RJ series has found a home with some large and small operators around the world, including subsidiaries of Lufthansa, British Airways, Sabena and Swissair, and also with Northwest's Regional partner Mesaba Airlines. Overall some 46 operators have either -146s, RJs or both in their fleets.

      While the BAe 146 series and the RJ's popularity up until now has been primarily outside the United States, it seems probable to MBA that Northwest's large order of the aircraft will enhance significantly the RJ's marketability in the United States and North America - just as Northwest's large order for the Airbus A320 paved the way for orders by other carriers.

      The manufacturer has offered very strong support packages, including dispatch reliability guarantees and convenient spare parts availability and training programs on attractive terms to expand its participation in the US Regional Jet market. The manufacturer's sustained effort to support its product over the long-term is likely to attract other purchasers of the RJ-85 in this period of high demand for Regional Jet aircraft, and thereby broaden the market for secondary sales in the future.

                                        5/A-2-16

      This report has been prepared for the exclusive use of Northwest Airlines, Inc. and shall not be provided to other parties by MBA without the express consent of Northwest.

      MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion, as of the date of this report, of the values set forth herein. MBA further certifies that it does not have, and does not expect to have, any financial interest in the subject or similar aircraft.

      This report represents MBA's opinion as to the subject aircraft, and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Northwest or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                          Sincerely,


                                         /s/ Morten S. Beyer

                                         Morten S. Beyer
                                         Chairman & CEO
                                         ISTAT Certified Senior Appraiser


                                 6/A-2-17

                         APPENDIX III--EQUIPMENT NOTES
                          PRINCIPAL PAYMENT SCHEDULE*

                  PASS-THROUGH TRUST 1997-1-A EQUIPMENT NOTES

  REGULAR
DISTRIBUTION
   DATES       N501XJ     N502XJ     N503XJ     N504XJ     N505XJ     N506XJ     N507XJ     N508XJ     N509XJ     N510XJ
------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Jan. 2,
  1998......          0          0          0          0          0          0          0          0          0          0
July 2,
  1998......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  1999......          0          0          0          0          0          0    129,219    108,791    237,727    230,347
July 2,
  1999......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2000......          0          0          0          0          0          0    316,695    317,340    319,275    319,920
July 2,
  2000......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2001......          0          0          0          0          0          0    316,695    317,340    319,275    319,920
July 2,
  2001......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2002......          0          0          0          0          0          0    316,695    317,340    319,275    319,920
July 2,
  2002......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2003......    314,438    314,438    314,438    314,438    314,438    314,438    316,695    317,340    319,275    319,920
July 2,
  2003......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2004......          0          0          0          0          0          0    316,695    317,340    319,275    319,920
July 2,
  2004......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2005......          0          0          0          0          0          0    316,695    317,340    319,275    319,920
July 2,
  2005......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2006......          0          0          0          0          0          0    316,695    317,340    319,275    319,920
July 2,
  2006......    314,438    314,438    314,438    314,438    314,438    314,438          0          0          0          0
Jan. 2,
  2007......    314,438    314,438    314,438    314,438    314,438    314,438    316,695    317,340    319,275    319,920
July 2,
  2007......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2008......    419,250    419,250    419,250    419,250    419,250    419,250    316,695    317,340    319,275    319,920
July 2,
  2008......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2009......    419,250    419,250    419,250    419,250    419,250    419,250    422,260    423,120    425,700    426,560
July 2,
  2009......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2010......    419,250    419,250    419,250    419,250    419,250    419,250    422,260    423,120    425,700    426,560
July 2,
  2010......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2011......    419,250    419,250    419,250    419,250    419,250    419,250    422,260    423,120    425,700    426,560
July 2,
  2011......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2012......  1,386,866  1,386,866  1,386,866  1,386,866  1,386,866  1,386,866    394,630    326,025    425,700    426,560
July 2,
  2012......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2013......  1,489,297  1,489,297  1,489,297  1,489,297  1,489,297  1,489,297  1,426,855  1,418,142    861,881    883,355
July 2,
  2013......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2014......  1,587,805  1,587,805  1,587,805  1,587,805  1,587,805  1,587,805  1,531,399  1,522,048  1,514,667  1,511,609
July 2,
  2014......     10,237     10,237     10,237     10,237     10,237     10,237          0          0          0          0
Jan. 2,
  2015......  1,185,670  1,185,670  1,185,670  1,185,670  1,185,670  1,185,670  1,643,604  1,633,568  1,625,646  1,622,364
July 2,
  2015......          0          0          0          0          0          0          0          0          0          0
Jan. 2,
  2016......          0          0          0          0          0          0  1,126,282  1,235,457  1,744,756  1,741,233

  REGULAR
DISTRIBUTION
   DATES       N511XJ     N512XJ
------------  ---------  ---------
Jan. 2,
  1998......          0          0
July 2,
  1998......          0          0
Jan. 2,
  1999......    218,835    191,428
July 2,
  1999......          0          0
Jan. 2,
  2000......    320,565    320,952
July 2,
  2000......          0          0
Jan. 2,
  2001......    320,565    320,952
July 2,
  2001......          0          0
Jan. 2,
  2002......    320,565    320,952
July 2,
  2002......          0          0
Jan. 2,
  2003......    157,314    288,434
July 2,
  2003......    163,251     32,518
Jan. 2,
  2004......          0          0
July 2,
  2004......    320,565    320,952
Jan. 2,
  2005......          0          0
July 2,
  2005......    320,565    320,952
Jan. 2,
  2006......          0          0
July 2,
  2006......    320,565    320,952
Jan. 2,
  2007......          0          0
July 2,
  2007......    320,565    320,952
Jan. 2,
  2008......          0          0
July 2,
  2008......    320,565    320,952
Jan. 2,
  2009......    427,420    309,977
July 2,
  2009......          0    117,959
Jan. 2,
  2010......    427,420    427,936
July 2,
  2010......          0          0
Jan. 2,
  2011......    427,420    427,936
July 2,
  2011......          0          0
Jan. 2,
  2012......          0          0
July 2,
  2012......          0          0
Jan. 2,
  2013......  1,314,653  1,327,875
July 2,
  2013......          0          0
Jan. 2,
  2014......  1,514,006  1,512,226
July 2,
  2014......          0          0
Jan. 2,
  2015......  1,624,936  1,623,026
July 2,
  2015......          0          0
Jan. 2,
  2016......  1,743,994  1,741,944

------------------------

* The final schedule of Equipment Notes Principal Payment may change from that set forth above as a result of any reoptimization negotiated with any Owner Participant.

                                     A-3-1

                  PASS-THROUGH TRUST 1997-1-B EQUIPMENT NOTES

        REGULAR
      DISTRIBUTION
         DATES             N501XJ     N502XJ     N503XJ     N504XJ     N505XJ     N506XJ     N507XJ     N508XJ     N509XJ
------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
January 2, 1998.........     61,378     61,378     61,378     61,378     61,378     61,378          0          0          0
July 2, 1998............    109,997    109,997    109,997    109,997    109,997    109,997          0          0          0
January 2, 1999.........          0          0          0          0          0          0          0          0          0
July 2, 1999............    190,125    190,125    190,125    190,125    190,125    190,125          0          0          0
January 2, 2000.........          0          0          0          0          0          0          0          0          0
July 2, 2000............    190,125    190,125    190,125    190,125    190,125    190,125          0          0          0
January 2, 2001.........    190,125    190,125    190,125    190,125    190,125    190,125          0          0          0
July 2, 2001............          0          0          0          0          0          0          0          0          0
January 2, 2002.........    286,971    286,971    286,971    286,971    286,971    286,971          0          0          0
July 2, 2002............          0          0          0          0          0          0          0          0          0
January 2, 2003.........          0          0          0          0          0          0          0          0          0
July 2, 2003............          0          0          0          0          0          0          0          0          0
January 2, 2004.........          0          0          0          0          0          0          0          0          0
July 2, 2004............          0          0          0          0          0          0          0          0          0
January 2, 2005.........     16,128     16,128     16,128     16,128     16,128     16,128          0          0     19,012
July 2, 2005............      8,150      8,150      8,150      8,150      8,150      8,150          0          0          0
January 2, 2006.........    665,996    665,996    665,996    665,996    665,996    665,996          0          0    133,650
July 2, 2006............          0          0          0          0          0          0          0          0          0
January 2, 2007.........    235,171    235,171    235,171    235,171    235,171    235,171     67,175          0    133,650
July 2, 2007............          0          0          0          0          0          0    389,232          0          0
January 2, 2008.........    247,582    247,582    247,582    247,582    247,582    247,582    391,770    770,008    534,675
July 2, 2008............          0          0          0          0          0          0          0          0          0
January 2, 2009.........    529,525    529,525    529,525    529,525    529,525    529,525    260,196    256,078    255,113
July 2, 2009............          0          0          0          0          0          0          0          0          0
January 2, 2010.........    783,286    783,286    783,286    783,286    783,286    783,286    529,842    524,378    279,680
July 2, 2010............          0          0          0          0          0          0          0          0          0
January 2, 2011.........    872,940    872,940    872,940    872,940    872,940    872,940    596,811    567,425    746,247
July 2, 2011............          0          0          0          0          0          0          0          0          0
January 2, 2012.........          0          0          0          0          0          0    934,005    994,439    887,528
July 2, 2012............          0          0          0          0          0          0          0          0          0
January 2, 2013.........          0          0          0          0          0          0          0          0    548,907
July 2, 2013............          0          0          0          0          0          0          0          0          0
January 2, 2014.........          0          0          0          0          0          0          0          0          0
July 2, 2014............          0          0          0          0          0          0          0          0          0
January 2, 2015.........          0          0          0          0          0          0          0          0          0
July 2, 2015............          0          0          0          0          0          0          0          0          0
January 2, 2016.........          0          0          0          0          0          0          0          0          0

        REGULAR
      DISTRIBUTION
         DATES             N510XJ     N511XJ     N512XJ
------------------------  ---------  ---------  ---------
January 2, 1998.........          0          0          0
July 2, 1998............          0          0          0
January 2, 1999.........          0          0          0
July 2, 1999............          0          0          0
January 2, 2000.........          0          0          0
July 2, 2000............          0          0          0
January 2, 2001.........          0          0          0
July 2, 2001............          0          0          0
January 2, 2002.........          0          0          0
July 2, 2002............          0          0          0
January 2, 2003.........          0          0          0
July 2, 2003............          0          0          0
January 2, 2004.........          0          0          0
July 2, 2004............          0          0          0
January 2, 2005.........          0          0          0
July 2, 2005............          0          0          0
January 2, 2006.........     82,090          0          0
July 2, 2006............          0     20,124          0
January 2, 2007.........    133,920          0          0
July 2, 2007............          0    134,190    124,614
January 2, 2008.........    533,946          0          0
July 2, 2008............          0    134,190    154,269
January 2, 2009.........    253,733    623,629    588,943
July 2, 2009............          0          0          0
January 2, 2010.........    275,567    304,359    341,222
July 2, 2010............          0          0          0
January 2, 2011.........    786,813    794,155    792,227
July 2, 2011............          0          0          0
January 2, 2012.........    884,057  1,313,045  1,311,526
July 2, 2012............          0          0          0
January 2, 2013.........    524,605     95,912     81,045
July 2, 2013............          0          0          0
January 2, 2014.........          0          0          0
July 2, 2014............          0          0          0
January 2, 2015.........          0          0          0
July 2, 2015............          0          0          0
January 2, 2016.........          0          0          0

                                     A-3-2

                  PASS-THROUGH TRUST 1997-1-C EQUIPMENT NOTES

        REGULAR
      DISTRIBUTION
         DATES             N501XJ     N502XJ     N503XJ     N504XJ     N505XJ     N506XJ     N507XJ     N508XJ     N509XJ
------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
January 2, 1998.........          0          0          0          0          0          0          0          0          0
July 2, 1998............          0          0          0          0          0          0          0          0          0
January 2, 1999.........          0          0          0          0          0          0    228,383    250,426     32,521
July 2, 1999............          0          0          0          0          0          0          0          0          0
January 2, 2000.........          0          0          0          0          0          0     65,185     66,258     35,927
July 2, 2000............          0          0          0          0          0          0          0          0          0
January 2, 2001.........          0          0          0          0          0          0     92,167     93,361     60,671
July 2, 2001............          0          0          0          0          0          0          0          0          0
January 2, 2002.........    472,756    472,756    472,756    472,756    472,756    472,756    121,044    122,368     87,515
July 2, 2002............    133,389    133,389    133,389    133,389    133,389    133,389          0          0          0
January 2, 2003.........    574,467    574,467    574,467    574,467    574,467    574,467    151,954    153,417    116,247
July 2, 2003............          0          0          0          0          0          0          0          0          0
January 2, 2004.........    516,565    516,565    516,565    516,565    516,565    516,565    185,040    186,651    579,622
July 2, 2004............          0          0          0          0          0          0          0          0    565,747
January 2, 2005.........    234,073    234,073    234,073    234,073    234,073    234,073    220,456    222,226    254,427
July 2, 2005............          0          0          0          0          0          0    570,094          0          0
January 2, 2006.........          0          0          0          0          0          0    329,677    769,992    180,669
July 2, 2006............          0          0          0          0          0          0          0    103,302          0
January 2, 2007.........          0          0          0          0          0          0          0          0     66,655
July 2, 2007............          0          0          0          0          0          0          0          0          0
January 2, 2008.........          0          0          0          0          0          0          0          0          0
July 2, 2008............          0          0          0          0          0          0          0          0          0
January 2, 2009.........          0          0          0          0          0          0          0          0          0
July 2, 2009............          0          0          0          0          0          0          0          0          0
January 2, 2010.........          0          0          0          0          0          0          0          0          0
July 2, 2010............          0          0          0          0          0          0          0          0          0
January 2, 2011.........          0          0          0          0          0          0          0          0          0
July 2, 2011............          0          0          0          0          0          0          0          0          0
January 2, 2012.........          0          0          0          0          0          0          0          0          0
July 2, 2012............          0          0          0          0          0          0          0          0          0
January 2, 2013.........          0          0          0          0          0          0          0          0          0
July 2, 2013............          0          0          0          0          0          0          0          0          0
January 2, 2014.........          0          0          0          0          0          0          0          0          0
July 2, 2014............          0          0          0          0          0          0          0          0          0
January 2, 2015.........          0          0          0          0          0          0          0          0          0
July 2, 2015............          0          0          0          0          0          0          0          0          0
January 2, 2016.........          0          0          0          0          0          0          0          0          0

        REGULAR
      DISTRIBUTION
         DATES             N510XJ     N511XJ     N512XJ
------------------------  ---------  ---------  ---------
January 2, 1998.........          0          0          0
July 2, 1998............          0          0          0
January 2, 1999.........     14,815      9,247     10,432
July 2, 1999............          0          0          0
January 2, 2000.........     34,053     37,717     36,630
July 2, 2000............          0          0          0
January 2, 2001.........     58,572     62,418     61,134
July 2, 2001............          0          0          0
January 2, 2002.........     85,314     89,477     88,131
July 2, 2002............          0          0          0
January 2, 2003.........    113,937    281,689    149,543
July 2, 2003............          0          0          0
January 2, 2004.........    520,311    311,563    437,345
July 2, 2004............    618,196          0          0
January 2, 2005.........    270,472    906,870    897,796
July 2, 2005............          0          0          0
January 2, 2006.........    229,018    277,314    300,067
July 2, 2006............          0          0          0
January 2, 2007.........     39,313     11,707      9,424
July 2, 2007............          0          0          0
January 2, 2008.........          0          0          0
July 2, 2008............          0          0          0
January 2, 2009.........          0          0          0
July 2, 2009............          0          0          0
January 2, 2010.........          0          0          0
July 2, 2010............          0          0          0
January 2, 2011.........          0          0          0
July 2, 2011............          0          0          0
January 2, 2012.........          0          0          0
July 2, 2012............          0          0          0
January 2, 2013.........          0          0          0
July 2, 2013............          0          0          0
January 2, 2014.........          0          0          0
July 2, 2014............          0          0          0
January 2, 2015.........          0          0          0
July 2, 2015............          0          0          0
January 2, 2016.........          0          0          0

                                     A-3-3

PROSPECTUS

                                  $500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

     APPLICABLE UNDERLYING PAYMENTS FULLY AND UNCONDITIONALLY GUARANTEED BY

                         NORTHWEST AIRLINES CORPORATION

    Up to $500,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Northwest Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to one or more Pass Through Trust Agreements (each, a "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") relating to such Trust to be entered into among Northwest Airlines, Inc. ("Northwest"), Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company") and the trustee named therein (the "Trustee"), as trustee under each Trust. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to Northwest pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or (b) with recourse to Northwest (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Northwest. NWA Corp. will fully and unconditionally guarantee (the "Parent Guaranty") to the holders from time to time of Certificates (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable.

    The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates shall be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.

    With respect to one or more Aircraft, Equipment Notes may be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each series of Certificates, the Trustee will purchase one or more Equipment Notes issued with respect to one or more Aircraft such that all of the Equipment Notes held in the related Trust will have identical ranking and identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust), and such that the latest maturity date for such Equipment Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. The Equipment Notes issued with respect to any Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the Lease relating thereto, including the right to receive rentals payable in respect of such Leased Aircraft by Northwest. Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes.

    The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

                  THE DATE OF THIS PROSPECTUS IS JULY 2, 1997.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest together have filed with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-3 (together with all amendments and exhibits, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web Site (http.//www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    Separate financial statements of Northwest are not being provided because all of the Certificates being issued by Northwest under this Prospectus will be supported by full and unconditional guarantees by NWA Corp. and, therefore, such financial statements are not deemed material.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of NWA Corp., which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

        (a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

        (b) NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Secretary's Office, NWA

Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034, telephone number (612) 726-2111.

                                  THE COMPANY

    Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1994 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of its domestic hubs at Detroit, Minneapolis/St. Paul and Memphis, an extensive Pacific route system with hubs at Tokyo and Osaka, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates a hub through Amsterdam.

    Northwest operates substantial domestic and international route networks. As of December 31, 1996, directly served more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 52 million enplanements and flew over 68 billion RPMs in 1996.

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                       GENERAL OUTLINE OF TRUST STRUCTURE

    In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into among the Trustee, NWA Corp. and Northwest in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase one or more Equipment Notes such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

    Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to facilitate (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by Northwest, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, and (b) the financing or refinancing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Northwest in respect of the Owned Aircraft as described in the applicable Prospectus Supplement. The proceeds from the sale of Certificates in respect of such Owned or Leased Aircraft is not expected to exceed 80% of the appraised value of such Owned or Leased Aircraft at the time of financing or refinancing. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased

Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or (b) Owned Aircraft Notes issued by Northwest to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft. Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of Certificates -- Special Distribution Upon Unavailability of Aircraft."

    The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Northwest pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Northwest.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

FOR THE THREE MONTHS                           FOR THE
  ENDED MARCH 31,                      YEAR ENDED DECEMBER 31,
--------------------  ---------------------------------------------------------
  1997       1996       1996       1995       1994        1993         1992
---------  ---------  ---------  ---------  ---------     -----        -----
  1.85       1.67          2.74       1.90       1.88         (a)          (a)

    (a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993 and $1,513.5 million for the year ended December 31, 1992. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, and $792.7 million for the year ended December 31, 1992, earnings did not cover fixed charges by $27.2 million and $720.8 million for the two periods, respectively.

                        DESCRIPTION OF THE CERTIFICATES

    In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into among Northwest, NWA Corp. and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this

Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, Trust Agreement, Participation Agreement, Refunding Agreement, Intercreditor Agreement and Revolving Credit Agreement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the Commission.

    The Certificates offered pursuant to this Prospectus will be limited to $500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Trust which may be issued in a denomination of less than $1,000.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Trust and, if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

    Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement.

    Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued by the same Owner Trustee; (6) a description of the related Aircraft, including whether such Aircraft is a Leased Aircraft or an Owned Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Participation Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Northwest to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any other special terms pertaining to such Certificates.

    If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    GENERAL

    If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "-- Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised Northwest that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

    SAME-DAY SETTLEMENT AND PAYMENT

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the Loan Trustee under any Lease or any Owned Aircraft Indentures will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any Certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

    DEFINITIVE CERTIFICATES

    Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Northwest advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Northwest is unable to locate a qualified successor, (ii) Northwest, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement. Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Northwest and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

    Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment

Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "SCHEDULED PAYMENTS," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "REGULAR DISTRIBUTION DATES"). See "Description of the Equipment Notes -- General." Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

    Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("SPECIAL PAYMENTS") will be distributed on the date determined pursuant to the applicable Prospectus Supplement (a "SPECIAL DISTRIBUTION DATE") except that, unless otherwise specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement (each, a "LIQUIDITY FACILITY"), provided for the benefit of the Certificateholders shall be distributed on such Regular Distribution Date. The Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date.

POOL FACTORS

    Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

        (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

        (ii) the amount of such distribution allocable to interest; and

       (iii) the Pool Balance and the Pool Factor for such Trust.

So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

    In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

    At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

    Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Prospectus Supplement will specify the events of default under the Basic Agreement (an "EVENT OF DEFAULT") and the Related Indentures (an "INDENTURE DEFAULT"). The Indenture Defaults will include events of default under the related Leases (a "LEASE EVENT OF DEFAULT"). With respect to any Equipment Notes which are supported by a Liquidity Facility the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "-- Cross-Subordination Issues," a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

    The ability of the applicable Owner Trustee or Owner Participant under the Related Indenture to cure Indenture Defaults, including Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment will not cure an Indenture Default related to such failure by Northwest.

    The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes issued under the applicable Indenture or issued under any Related Indentures. Such Prospectus Supplement will also set forth (i) the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes and, if applicable, Equipment Notes issued under any other Related Indenture. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under Related Indentures to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the Class of Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

    The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or shall sell for cash to any person all or part of such Equipment Notes. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "SPECIAL PAYMENTS ACCOUNT") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the Related Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

    Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

    The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

    The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

    The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and thereby annul any direction given with respect thereto. The Prospectus Supplement for a series of Certificates will also specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default with respect to the Equipment Notes held in such Trust and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Indenture Default (with respect to the Owned Aircraft Notes) or Lease Event of Default (with respect to the Leased Aircraft Notes) shall have occurred and be continuing; and (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

    The Basic Agreement contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Northwest or NWA Corp., (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, (vii) to add, eliminate or change any provisions under such Basic Agreement that will not adversely affect the Certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding Trust to become taxable as an "association" within the meaning of Treasury Regulation
Section 301.7701-2 or a "publicly traded partnership" within the meaning of
Section 7704 of the Code taxable as a corporation and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

    The Basic Agreement also contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (e) cause the Trust to become taxable as an "association" within the meaning of Treasury Regulation
Section 301.7701-2 or a "publicly traded partnership" within the meaning of
Section 7704 of the Code taxable as a corporation.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

    The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes or any Liquidity Facility).

CROSS-SUBORDINATION ISSUES

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate Class of Equipment Notes issued under a Related Indenture may, under circumstances described in the related Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under all Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indentures or (iii) direct the exercise of remedial actions under any Related Indentures.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, NWA Corp. and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

    In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Trustee will hold the proceeds from the sale of such Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested at the direction and risk of, and for the account of, Northwest in certain specified investments, which may include: (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation, provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and
(v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in
(i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Equipment Notes, or (y) if no date has been scheduled for the purchase of such Equipment Notes, the next business day, or (z) if Northwest has given notice that such Equipment Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to Northwest periodically, and Northwest will be responsible for any losses.

    On the next Regular Distribution Date specified in the applicable Prospectus Supplement, Northwest will pay to the Trustee an amount equal to the interest that would have accrued on any Equipment Notes purchased after the date of the issuance of such Certificates from the date of the issuance of such Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Trustee.

SPECIAL DISTRIBUTION UPON UNAVAILABILITY OF AIRCRAFT

    To the extent that, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Northwest will pay to the Trustee on such date an amount equal to such interest.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable. The Parent Guaranty will be enforceable without any need first to enforce any Owned Aircraft Note or Lease against Northwest. The Parent Guaranty will be an unsecured obligation of NWA Corp.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee for each series of Certificates will be identified in the Prospectus Supplement. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Indenture Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

    The Trustee may resign with respect to any or all of the Trusts at any time, in which event Northwest will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Northwest may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

    The Basic Agreement provides that Northwest will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    All Equipment Notes will be issued under a separate Indenture either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Northwest and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Northwest pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Northwest or, in the case of Equipment Notes issued as described in clause (b), owned by Northwest.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Northwest or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Northwest pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of such Leased Aircraft Notes when and as due and payable.

    The rental obligations of Northwest under each Lease and the obligations of Northwest under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

    If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

    The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Northwest under such Lease or Leases and
(iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Northwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Northwest pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    The Owned Aircraft Notes will be secured by (i) a mortgage granted to the related Loan Trustee of all of Northwest's right, title and interest in and to such Owned Aircraft and (ii) an assignment to such Loan Trustee of certain of Northwest's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Owned Aircraft Indenture, Northwest will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The Prospectus Supplement will specify the required insurance coverage with respect to the Aircraft.

    Northwest will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958 (the "Federal Aviation Act"), and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Federal Aviation Act. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "CONVENTION") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Although Northwest has no current intention to do so, Northwest will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Loan Trustee shall have received an opinion of Northwest's counsel that, among other things, confirms the perfected status of the lien of the Related Indenture and, in the case of Leased

Aircraft, confirms the validity and enforceability of the related Lease in such jurisdiction, in each case subject, in certain cases, to certain filings, recordations or other actions. Each Aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Northwest (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the Related Indenture. The net amount of any loss resulting from any such investments will be paid by Northwest.

    Section 1110 of the Bankruptcy Code provides that, in reorganization cases under Chapter 11 of the Bankruptcy Code, the right of a lessor with respect to, and of the holder of a security interest in, aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of any such aircraft first placed in service on or prior to October 22, 1994) leased to or subject to a security interest granted by a citizen of the United States (as defined in the Federal Aviation Act) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to the Federal Aviation Act for such aircraft (a certificate which Northwest presently possesses) to take possession of such aircraft in compliance with the provisions of the lease or security agreement is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision generally enjoins the taking of any action against a debtor by a creditor, (b) the provision of the Bankruptcy Code allowing the trustee or debtor-in-possession to use, sell or lease property of the estate and (c) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor or secured party to take possession of an aircraft in compliance with the provisions of the lease or security agreement in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee or debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease (including any Lease) or demanding a renegotiation of such lease as a condition to not rejecting such lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

    In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, Northwest shall have received an opinion from its counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Loan Trustee, upon foreclosure of the Owner Trustee's interest in such Lease as assignee of such Owner Trustee's rights under such Lease pursuant to the Related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the Related Indenture or (ii) with respect to any Owned Aircraft, the related Loan Trustee under the Related Indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the Related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

    Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased by the related Owner Trustee to Northwest for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Northwest in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the Related Indenture to the Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Northwest's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Northwest.

    With respect to the Leased Aircraft Notes, except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Northwest. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the Related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

    With respect to the Leased Aircraft Notes, except as otherwise provided in the Related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

    Northwest's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Northwest under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY NORTHWEST

    Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Northwest of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Northwest may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture should, immediately following such assumption, be entitled to the benefits of
Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

    Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same Owner Trustee and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Cadwalader, Wickersham & Taft such discussion is accurate in all material respects of the matters discussed herein. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. PERSONS") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Certificates.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to Northwest, in the case of each Series of Certificates, each Trust will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "CODE") and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Trust with respect to a Series are subordinated with respect to other Trusts of the same Series (such Trusts being the "SUBORDINATED TRUSTS" and the related Certificates being the "SUBORDINATED CERTIFICATES") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "SHORTFALL AMOUNTS") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "SUBORDINATED CERTIFICATEHOLDERS") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

    The Equipment Notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include such OID in gross income in advance of the receipt or accrual of the stated interest on such Equipment Notes. The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not DE MINIMIS must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

MARKET DISCOUNT

    Generally, the term "market discount" means the excess of the remaining principal amount of a Certificate over the holder's tax basis in such Certificate immediately after its acquisition, subject to a DE MINIMIS exception.

    A holder who acquires a Certificate at a market discount will be required to treat any gain realized on the disposition of such Certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that such holder held such Certificate. Further, a disposition of a Certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Certificate had been sold for its fair market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations (such as the Equipment Notes) with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A holder of a Certificate acquired at a market discount may elect under
Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such Certificate and the deferral of interest deductions on indebtedness related to such Certificate would not apply.

    The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No such regulations have been issued or proposed. It is impossible to anticipate what effect, if any, such regulations could have on the Certificateholders.

AMORTIZABLE BOND PREMIUM

    A U.S. Certificateholder should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a U.S. Certificateholder who holds a Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its Certificate. In the case of installment obligations (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

    Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the Equipment Notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; PROVIDED, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "PLAN") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

    The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Northwest does not intend to apply for listing of the Certificates on a national securities exchange. Northwest also may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by Northwest in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Certificates may be offered and sold through agents designated by Northwest from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Northwest to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Certificates may be solicited directly by Northwest and sales thereof may be made by Northwest directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Northwest, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Northwest for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp. and its subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

    The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranty will be passed upon for Northwest by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement, Simpson Thacher & Bartlett will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                    EXPERTS

    The consolidated financial statements and schedule of Northwest Airlines Corporation, appearing or incorporated by reference in Northwest Airlines Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

    No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Northwest Airlines Corporation, Northwest Airlines, Inc. or any Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Northwest Airlines Corporation or Northwest Airlines, Inc. since such date.

                               ------------------

                               TABLE OF CONTENTS

                                                    Page
                                                 -----------
             Prospectus Supplement

Summary of Terms...............................          S-5
Risk Factors...................................         S-26
The Company....................................         S-32
Use of Proceeds................................         S-35
Description of the Certificates................         S-35
Description of the Liquidity Facilities........         S-50
Description of the Intercreditor Agreement.....         S-54
Description of the Aircraft and the
  Appraisals...................................         S-57
Description of the Equipment Notes.............         S-58
Certain United States Federal Income Tax
  Consequences.................................         S-80
Certain Massachusetts and Connecticut Taxes....         S-82
ERISA Considerations...........................         S-82
Underwriting...................................         S-85
Notice to Canadian Residents...................         S-86
Legal Matters..................................         S-87
Experts........................................         S-87
Index of Certain Defined Terms.................   Appendix I
Summary of Aircraft Appraisal..................  Appendix II
                                                    Appendix
Equipment Notes Principal Payment Schedule.....          III

                  Prospectus

Available Information..........................            2
Incorporation of Certain Documents by
  Reference....................................            2
The Company....................................            3
General Outline of Trust Structure.............            3
Use of Proceeds................................            3
Ratio of Earnings to Fixed Charges.............            4
Description of the Certificates................            4
Description of the Equipment Notes.............           17
United States Federal Income Tax
  Consequences.................................           22
ERISA Considerations...........................           26
Plan of Distribution...........................           26
Legal Opinions.................................           27
Experts........................................           28

    Until December 15, 1997 all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                  $195,809,000

                                     [LOGO]

                               Northwest Airlines
                           Pass Through Certificates
                                 Series 1997-1

                             PROSPECTUS SUPPLEMENT

                           Credit Suisse First Boston
                                Lehman Brothers
                           Morgan Stanley Dean Witter

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